PROSPECTUS SUPPLEMENT
(To Prospectus dated September 21, 2006)

                                 $1,341,471,000

                Mortgage Pass-Through Certificates, Series 2006-2
              Morgan Stanley IXIS Real Estate Capital Trust 2006-2
                                 Issuing Entity

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                      Morgan Stanley Mortgage Capital Inc.
                                     Sponsor

                          IXIS Real Estate Capital Inc.
                                     Sponsor

                          Saxon Mortgage Services, Inc.
                                    Servicer

                       Countrywide Home Loans Servicing LP
                                    Servicer

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:

                                   Original
                                    Class
                                 Certificate    Pass-Through
                   Class           Balance          Rate
                   -----------   ------------   ------------
                   Class A-fpt   $350,000,000     Variable
                   Class A-1     $283,340,000     Variable
                   Class A-2     $ 80,280,000     Variable
                   Class A-3     $231,470,000     Variable
                   Class A-4     $136,540,000     Variable
                   Class M-1     $ 55,433,000     Variable
                   Class M-2     $ 47,811,000     Variable
                   Class M-3     $ 29,795,000     Variable
                   Class M-4     $ 26,331,000     Variable
                   Class M-5     $ 23,559,000     Variable
                   Class M-6     $ 22,866,000     Variable
                   Class B-1     $ 21,480,000     Variable
                   Class B-2     $ 12,472,000     Variable
                   Class B-3     $ 20,094,000     Variable

--------------------------------------------------------------------------------
You should read the section entitled "Risk Factors" starting on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.
--------------------------------------------------------------------------------

Assets of the Issuing Entity --

o The issuing entity is a trust whose assets consist primarily of fixed- and adjustable-rate, first-lien and second-lien mortgage loans secured by residential real properties.

The certificates --

o The certificates represent beneficial interests in the assets of the issuing entity, as described in this prospectus supplement; and

o The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this prospectus supplement under "Summary--Pass-Through Rates."

Credit enhancement --

o Subordination as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions Among Certificates,"

o Overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions," and

o Excess interest as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions."

Interest Rate Support --

o An interest rate swap agreement and an interest rate cap agreement with IXIS Financial Products Inc., as interest rate swap provider and interest rate cap provider, respectively, for the benefit of the certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement" and "--Interest Rate Cap Agreement."

   THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association. Each class of certificates will receive monthly distributions of interest, principal or both, commencing on December 26, 2006. The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately $1,337,446,587 before the deduction of expenses payable by the depositor, estimated to be approximately $800,000. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System, on or about November 28, 2006.

MORGAN STANLEY

                                                   IXIS SECURITIES NORTH AMERICA

November 21, 2006

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS....................S-3
EUROPEAN ECONOMIC AREA.....................................................S-4
UNITED KINGDOM.............................................................S-4
NOTICE TO UNITED KINGDOM INVESTORS.........................................S-4
SUMMARY....................................................................S-5
RISK FACTORS..............................................................S-13
THE MORTGAGE LOAN POOL....................................................S-25
  General.................................................................S-25
  Prepayment Premiums.....................................................S-26
  Adjustable-Rate Mortgage Loans..........................................S-26
  The Index...............................................................S-27
  Underwriting Guidelines.................................................S-27
  The Mortgage Loans......................................................S-44
  Credit Scores...........................................................S-45
THE SPONSORS..............................................................S-46
  Morgan Stanley Mortgage Capital Inc.....................................S-46
  IXIS Real Estate Capital Inc. and The IXIS Group........................S-47
STATIC POOL INFORMATION...................................................S-50
THE DEPOSITOR.............................................................S-50
THE ISSUING ENTITY........................................................S-51
THE SERVICERS.............................................................S-51
  General.................................................................S-51
  Saxon Mortgage Services, Inc............................................S-51
THE TRUSTEE...............................................................S-54
INTEREST RATE SWAP PROVIDER AND INTEREST RATE CAP PROVIDER................S-56
DESCRIPTION OF THE CERTIFICATES...........................................S-57
  General.................................................................S-57
  Book-Entry Registration.................................................S-58
  Definitive Certificates.................................................S-61
  Assignment of the Mortgage Loans........................................S-61
  Delivery of Mortgage Loan Documents.....................................S-62
  Representations and Warranties Relating to the Mortgage Loans...........S-63
  Payments on the Mortgage Loans..........................................S-66
  Distributions...........................................................S-68
  Administration Fees.....................................................S-68
  Priority of Distributions Among Certificates............................S-68
  Distributions of Interest and Principal.................................S-69
  Allocation of Principal Payments to Class A Certificates................S-73
  Swap Account............................................................S-73
  Calculation of One-Month LIBOR..........................................S-75
  Excess Reserve Fund Account.............................................S-75
  Interest Rate Swap Agreement............................................S-76
  Interest Rate Cap Agreement.............................................S-78
  Overcollateralization Provisions........................................S-79
  Reports to Certificateholders...........................................S-80
THE POOLING AND SERVICING AGREEMENT.......................................S-81
  General.................................................................S-81
  Subservicers............................................................S-82
  Servicing and Trustee Fees and Other Compensation and Payment of
    Expenses..............................................................S-82
  P&I Advances and Servicing Advances.....................................S-82
  Prepayment Interest Shortfalls..........................................S-83
  Servicer Reports........................................................S-84
  Collection and Other Servicing Procedures...............................S-84
  Hazard Insurance........................................................S-85
  Realization Upon Defaulted Mortgage Loans...............................S-86
  Optional Purchase of Delinquent Mortgage Loans..........................S-86
  Removal and Resignation of a Servicer...................................S-86
  Eligibility Requirements for Trustee; Resignation and Removal of
    Trustee...............................................................S-88
  Termination; Optional Clean-up Call.....................................S-88
  Certain Matters Regarding the Depositor, the Servicers and the
    Trustee...............................................................S-89
  Amendment...............................................................S-90
PREPAYMENT AND YIELD CONSIDERATIONS.......................................S-91
  Structuring Assumptions.................................................S-91
  Defaults...............................................................S-101
  Prepayment Considerations and Risks....................................S-101
  Overcollateralization Provisions.......................................S-102
  Subordinated Certificates..............................................S-103
  Effect on Yields Due to Rapid Prepayments..............................S-103
  Weighted Average Lives of the Offered Certificates.....................S-104
  Decrement Tables.......................................................S-104
  Hypothetical Available Funds and Supplemental Interest Rate Cap
    Table................................................................S-112
  Final Scheduled Distribution Date......................................S-118
FEDERAL INCOME TAX CONSIDERATIONS........................................S-118
  General................................................................S-118
  Taxation of Regular Interests..........................................S-118
  Status of the Offered Certificates.....................................S-119
  The Basis Risk Contract Component......................................S-119
  Withholding and Backup Withholding.....................................S-121
STATE AND LOCAL TAXES....................................................S-121
ERISA CONSIDERATIONS.....................................................S-121
LEGAL INVESTMENT.........................................................S-123
PLAN OF DISTRIBUTION.....................................................S-124
LEGAL MATTERS............................................................S-124
REPORTS TO CERTIFICATEHOLDERS............................................S-124
RATINGS..................................................................S-125
GLOSSARY.................................................................S-126
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS.......I-1
ANNEX II -INTEREST RATE SWAP SCHEDULE.....................................II-1
ANNEX III -INTEREST RATE CAP SCHEDULE....................................III-1
ANNEX IV - MORTGAGE LOAN TABLES...........................................IV-1

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Mortgage Pass-Through Certificates, Series 2006-2 in any state or other jurisdiction where the offer is not permitted.

   For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

   We cannot sell the certificates to you unless you have been given the opportunity to receive both this prospectus supplement and the accompanying prospectus.

   We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

   Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which are included at the end of this prospectus supplement under the heading "Glossary."

   In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to Morgan Stanley ABS Capital I Inc.

   All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

   Morgan Stanley ABS Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             EUROPEAN ECONOMIC AREA

   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriters have represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

      (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000; and (3) an annual net turnover of more than
   (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

   For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

   Each underwriter has represented and agreed that:

      (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

      (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

   The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

   Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

   This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

The Transaction Parties

   Sponsors.

   o Morgan Stanley Mortgage Capital Inc., a New York corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   o IXIS Real Estate Capital Inc., a New York corporation with its principal executive offices at 9 West 57th Street, 36th Floor, New York, New York 10019, telephone number (212) 891-6298.

   Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   Issuing Entity. Morgan Stanley IXIS Real Estate Capital Trust 2006-2.

   Trustee. Deutsche Bank National Trust Company, a national banking association with its corporate trust office at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS06I2, telephone number (714) 247-6000.

   Servicers.

   o Saxon Mortgage Services, Inc., a Texas corporation with its principal executive at 4708 Mercantile Drive, Forth Worth, Texas, 76137, telephone number (817) 665-7200.

   o Countrywide Home Loans Servicing LP, a Texas limited partnership with its principal executive office at 7105 Corporate Drive, Plano, Texas 75024, telephone number (972) 526-6285.

   Original Loan Sellers.

   The originators that have originated or acquired 10% or more of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date.

   o First NLC Financial Services, LLC, a Florida limited liability company with its principal executive office at 700 West Hillsboro, Building 1, Deerfield Beach, Florida 33441, telephone number (954) 420-0060. First NLC Financial Services, LLC is a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc.

   o Master Financial, Inc., a California corporation with its principal executive office at 505 City Parkway #800, Orange, California 92868, telephone number (714) 456-1000.

   o Accredited Home Lenders, Inc., a California corporation with its principal executive office at 15090 Avenue of Science, San Diego, California 92128, telephone number (858) 676-2100.

   o Wilmington Finance Inc., a Delaware corporation with its principal executive office at 401 Plymouth Road, Suite 400, Plymouth Meeting, Pennsylvania 19462, telephone number is (800) 937-6130.

   Interest Rate Swap Provider and Interest Rate Cap Provider. IXIS Financial Products Inc., a Delaware corporation with its principal executive office at 9 West 57th Street, 36th Floor, New York, New York 10019, telephone number (212) 891-6298.

   The following diagram illustrates the various parties involved in the transaction and their functions.

----------------------------------------
         Original Loan Sellers
----------------------------------------
             |
             |    Loans
             v
----------------------------------------
             Morgan Stanley
         Mortgage Capital Inc.,
     IXIS Real Estate Capital Inc.
               (Sponsors)
----------------------------------------
             |
             |    Loans
             v
----------------------------------------       ---------------------------------
   Morgan Stanley ABS Capital I Inc.                   Deutsche Bank
               (Depositor)                 |---    National Trust Company
                                           |             (Trustee)
----------------------------------------   |   ---------------------------------
             |                             |
             |                             |   ---------------------------------
             |                             |---Saxon Mortgage Services, Inc.
             |    Loans                    |             (Servicer)
             |                             |   ---------------------------------
             v                             |
----------------------------------------   |   ---------------------------------
    Morgan Stanley IXIS Real Estate        |       Countrywide Home Loans
          Capital Trust 2006-2          -- |---          Servicing LP
            (Issuing Entity)               |             (Servicer)
----------------------------------------   |   ---------------------------------
                                           |
                                           |   ---------------------------------
                                           |    IXIS Financial Products Inc.
                                           |--- (Interest Rate Swap Provider
                                               and Interest Rate Cap Provider)
                                               ---------------------------------

The Offered Certificates

   The Morgan Stanley IXIS Real Estate Capital Trust 2006-2 will issue the Mortgage Pass-Through Certificates, Series 2006-2. Fourteen classes of the certificates - the Class A-fpt, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates - are being offered to you by this prospectus supplement. The offered certificates represent interests in the mortgage loans.

The Other Certificates

   The trust will also issue three other classes of certificates - the Class X, Class P and Class R certificates - which will not be offered under this prospectus supplement.

   The Class X certificates will have an initial aggregate principal balance of approximately $44,349,442, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates will initially represent an interest of approximately 3.20% of the aggregate scheduled principal balance of the mortgage loans in the trust.

   The Class P certificates will not have an aggregate principal balance and will not be entitled to distributions in respect of principal or interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

   The certificates will represent undivided interests in the assets of the trust, which will consist primarily of the mortgage loans.

Structural Overview

   The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates.

Accrued        |   Class A-1*                     Class A-fpt*      ^     Losses
certificate    |   Class A-2*                                       |
interest,      |                 Class A-3*                         |
then           |                 Class A-4*                         |
principal      |                 Class M-1                          |
               |                 Class M-2                          |
               |                 Class M-3                          |
               |                 Class M-4                          |
               |                 Class M-5                          |
               |                 Class M-6                          |
               |                 Class B-1                          |
               |                 Class B-2                          |
               |                 Class B-3                          |
               v                 Class X                            |

-----

* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

Closing Date

   On or about November 28, 2006.

Cut-off Date

   November 1, 2006.

Distribution Date

   Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in December 2006, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

   The final scheduled distribution date is the distribution date occurring in November 2036. See "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

Record Date

   The record date for the offered certificates will be the business day preceding the related distribution date, unless the offered certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

   The Class A-fpt certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.0700% (0.1400% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as defined in the "Glossary" in this prospectus supplement.

   The Class A-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.0500% (0.1000% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class A-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.1100% (0.2200% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class A-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.1500% (0.3000% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class A-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.2200% (0.4400% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.2900% (0.4350% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3000% (0.4500% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3200% (0.4800% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.3800% (0.5700% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.4000% (0.6000% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.4600% (0.6900% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 0.8000% (1.2000% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 1.3000% (1.9500% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus 2.1500% (3.2250% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap.

   Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

Interest Accrual Period

   The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities

   Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicers and the trustee) to the classes of certificates in the following order of priority:

   (a) to an account for payment to the interest rate swap provider of certain amounts payable to the interest rate swap provider;

   (b) from the portion of available funds allocable to interest payments on the mortgage loans, (i) first, to the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based upon their respective entitlements to those amounts, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, their accrued certificate interest for the related interest accrual period;

   (c) (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement) (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

   (2) on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (each as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, in each case, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero;

   (d) any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the "Glossary" in this prospectus supplement) for that distribution date, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carryforward amounts with respect to the offered certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective class certificate balances and then based on their respective basis risk carryforward amounts, and (iv) fourth, to the interest rate swap provider (on account of a default by the interest rate swap provider) or the Class P, Class X or Class R certificates, any remaining amounts.

   Principal distributions on the Class A certificates will generally be made from principal payments on the mortgage loans, and such distributions will be paid first, concurrently on a pro rata basis (based on (i) the class certificate balance of the Class A-fpt certificates, on the one hand, and (ii) the aggregate class certificate balance of the Class A-1 and Class A-2 certificates, on the other hand) to (a) the Class A-fpt certificates until their class certificate balance has been reduced to zero, and (b) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective class certificate balances have been reduced to zero and second, sequentially, to the Class A-3 and Class A-4 certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 certificates are required to be distributed pro rata among those classes, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

   "Stepdown Date" is defined in the "Glossary" included in this prospectus supplement and generally means the later to occur of (i) the earlier to occur of
(a) the distribution date in December 2009 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 43.90% of the aggregate stated principal balance of the mortgage loans for that distribution date.

   "Trigger Event" is defined in the "Glossary" included in this prospectus supplement and generally means either a "cumulative loss trigger event" or a "delinquency loss trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary" included in this prospectus supplement. A "delinquency loss trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Loss Trigger Event" included in the "Glossary."

   In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates - Swap Account" in this prospectus supplement.

Credit Enhancement

   The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

   o the use of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to restore the required level of overcollateralization;

   o the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and

   o the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Interest Rate Swap Agreement

   On the closing date, the trust will enter into an interest rate swap agreement with IXIS Financial Products Inc., the interest rate swap provider, whose payment obligations are guaranteed by IXIS Corporate & Investment Bank, a societe anonyme. For further information regarding the interest rate swap provider and its guarantor, see "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   Under the interest rate swap agreement, on or before each distribution date commencing with the distribution date in October 2007 and ending with the distribution date in September 2012, the trust will pay to the interest rate swap provider a fixed payment at a rate of 4.8645% per annum, determined on a "30/360" basis, and the interest rate swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any distribution date during such period, amounts otherwise available for payments on the certificates will be applied on or prior to such distribution date to make a net payment to the interest rate swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution date during such period, the interest rate swap provider will make a net payment to the trust on or prior to such distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Swap Account" in this prospectus supplement. The interest rate swap agreement is scheduled to terminate following the distribution date in September 2012.

   For further information regarding the interest rate swap agreement, see "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Interest Rate Cap Agreement

   The offered certificates will have the benefit of an interest rate cap agreement provided by IXIS Financial Products Inc., the cap provider, whose payment obligations are guaranteed by IXIS Corporate & Investment Bank, a societe anonyme, to cover certain shortfalls in interest that may result from the pass-through rates on the offered certificates being limited by the cap on those pass-through rates. All obligations of the trust under the interest rate cap agreement will be paid on or prior to the closing date. For further information regarding the interest rate cap agreement, see "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

The Mortgage Loans

   The mortgage loans to be included in the trust will be primarily fixed- and adjustable-rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsors from the original loan sellers.

   On the closing date, the sponsors will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately $1,385,820,442. Approximately 17.25% of the mortgage loans are fixed-rate and approximately 82.75% of the mortgage loans are adjustable-rate. Approximately 95.45% of the mortgage loans are first-lien mortgage loans, and approximately 4.55% of the mortgage loans are second-lien mortgage loans.

   The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from October 1, 2006 through the cut-off date.

   The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 348 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates:................... 5.850% to 14.040%
Weighted average interest rate:............ 8.431%
Range of gross margins of adjustable rate
mortgage loans:............................ 2.100% to  9.999%
Weighted average gross margin of
adjustable rate mortgage loans:............ 6.146%
Range of minimum interest rates of
adjustable rate mortgage loans:............ 2.250% to 12.490%
Weighted average minimum interest rate of
adjustable rate mortgage loans:............ 8.289%
Range of maximum interest rates of
adjustable rate mortgage loans:............ 10.750% to 19.490%
Weighted average maximum interest rate of
adjustable rate mortgage loans:............ 15.083%
Range of principal balances:............... $11,500 to $1,098,297
Average principal balance:................. $205,155
Range of combined original loan-to-value
ratios:.................................... 13.04% to 100.00%
Weighted average combined original
loan-to-value ratio:....................... 82.12%
Weighted average next adjustment date of
adjustable-rate mortgage loans:............ October 2008

   Additional information about the characteristics of the mortgage loans is described under "The Mortgage Loan Pool" in this prospectus supplement.

   After an initial fixed-rate period, the interest rate on all of the adjustable-rate mortgage loans will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   For the adjustable-rate mortgage loans, the first adjustment date will occur only after initial periods of approximately two years, three years or five years, as more fully described under "The Mortgage Loan Pool" in this prospectus supplement. For additional information regarding the mortgage loans, see "The Mortgage Loan Pool" in this prospectus supplement.

Servicing of the Mortgage Loans

   Saxon Mortgage Services, Inc. will act as servicer with respect to approximately 86.82% of the mortgage loans. Countrywide Home Loans Servicing LP will act as servicer with respect to approximately 13.18% of the mortgage loans. Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

Optional Termination of the Trust

   Subject to the satisfaction of the conditions described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement, Saxon Mortgage Services, Inc. and Countrywide Home Loans Servicing LP, individually or together, may, at its or their option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and a termination of the trust.

Advances

   Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans serviced by it, unless the applicable servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The trustee acting as successor servicer will advance its own funds to make advances if the applicable servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

Denominations

   The offered certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

Servicing and Trustee Fees

   Each servicer is entitled with respect to each mortgage loan serviced by it to a monthly servicing fee, which will be retained by the applicable servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for each servicer will be an amount equal to interest at one twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan serviced by that servicer.

   The trustee is entitled with respect to each mortgage loan to a monthly trustee fee, which will be remitted to the trustee monthly by the applicable servicer from amounts on deposit in the related collection account. The trustee fee will be an amount equal to one twelfth of a rate not greater than 0.02% on the aggregate stated principal balance of the mortgage loans for that distribution date.

Optional Purchase of Delinquent Mortgage Loans

   The applicable servicer (or its assignee) has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more delinquent as described in this prospectus supplement under "The Pooling and Servicing Agreement--Optional Purchase of Delinquent Mortgage Loans."

Required Repurchases or Substitutions of Mortgage Loans

   Each of the original loan sellers made or will make certain representations and warranties relating to the mortgage loans sold by it. In addition to the representations and warranties made by the original loan sellers, with respect to certain mortgage loans, IXIS Real Estate Capital Inc. will make certain representations and warranties.

   In the event of a breach of a representation or warranty with respect to a mortgage loan by an original loan seller, IXIS Real Estate Capital Inc. or the original loan seller will be obligated to cure, substitute or repurchase such mortgage loan as further described in this prospectus supplement under "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" and "--Delivery of Mortgage Loan Documents."

ERISA Considerations

   Subject to the conditions described under "ERISA Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or
Section 4975 of the Internal Revenue Code. Prior to termination of a separate trust account which holds any proceeds from the interest rate swap agreement, a benefit plan which meets the requirements of an investor-based class exemption may purchase the offered certificates.

   In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

   Cadwalader, Wickersham & Taft LLP is acting as tax counsel to Morgan Stanley ABS Capital I Inc. and is of the opinion that:

   o portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and

   o the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

   None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings

   In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.:

                   Class             S&P          Moody's
                   -----------   ------------   ------------
                   A-fpt             AAA            Aaa
                   A-1               AAA            Aaa
                   A-2               AAA            Aaa
                   A-3               AAA            Aaa
                   A-4               AAA            Aaa
                   M-1               AA+            Aa1
                   M-2                AA            Aa2
                   M-3               AA-            Aa3
                   M-4                A+             A1
                   M-5                A              A2
                   M-6                A-             A3
                   B-1               BBB+           Baa1
                   B-2               BBB            Baa2
                   B-3               BBB-           Baa3

   A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreement.

                                  RISK FACTORS

   In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is November 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from October 1, 2006 through the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

   The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased use of new mortgage loan products by borrowers may increase the risk of delinquencies and defaults.

   In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

   There is a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

   Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

   The mortgage loans are also subject to federal laws, including:

   o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

   o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

   o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

   Violations of certain provisions of these federal, state and local laws may limit the ability of each servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

   Each original loan seller has represented or will represent that each mortgage loan sold by it is in compliance with applicable federal, state and local laws and regulations. In addition, each original loan seller has also represented or will represent that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, the related original loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

   Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

   In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

                   California      Florida        Illinois
                   -----------   ------------   ------------
                     33.40%         15.55%         6.43%

   Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

   In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. It is not possible to predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

   o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

   o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

   o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

   o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

   o Approximately 79.58% mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

   o Each of the original loan sellers may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

   o Saxon Mortgage Services, Inc. and Countrywide Home Loans Servicing LP, individually or together, may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 5% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

   o As a result of the absorption of realized losses on the mortgage loans by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

   o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

   o The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in December 2009. On and after such date, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. After taking into account certain payments by the trust pursuant to the interest rate swap agreement, the weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

   o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

   o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

   o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, the servicers will not advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

   o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses, even if you own Class A certificates.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

   The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates. Interest on the mortgage loans, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to restore overcollateralization to the required level determined as provided in the pooling and servicing agreement. It is not possible to assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

   o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

   o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

   o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

   o All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 77.91% of the adjustable-rate mortgage loans will not occur until two years after the date of origination, the first adjustment of the interest rates for approximately 21.13% of the adjustable-rate mortgage loans will not occur until three years after the date of origination and the first adjustment of the interest rates for approximately 0.96% of the adjustable-rate mortgage loans will not occur until five years after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the offered certificates cannot exceed the weighted average interest rate of the mortgage loans in the pool, reduced for net payments to the interest rate swap provider, less certain fees and expenses payable by the trust.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

   o Investors in the offered certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect their certificates from losses.

Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the offered certificates.

   The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the interest rate swap provider and net of certain fees and expenses of the trust.

   A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

   o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR loan index. All of the adjustable-rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the previous Risk Factor, the adjustable-rate mortgage loans will not have the first adjustment to their interest rates until two years, three years or five years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

   o The six-month LIBOR loan index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

   o The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

   o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

   o If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans (reduced by certain fees and expenses of the trust and net payments to the interest rate swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. In addition, these shortfalls may be recovered from net payments, if any, from the interest rate swap provider. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreement. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

   Any net payment payable to the interest rate swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans causes the aggregate scheduled principal balance of the mortgage loans in the pool to be less than the amount on which payments due under the interest rate swap agreement are calculated, the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap provider would increase. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

   In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

   Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the interest rate swap provider unless the floating payment owed by the interest rate swap provider for a distribution date exceeds the fixed payment owed to the interest rate swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 4.8645% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

   See "Description of the Certificates--Distributions of Interest and Principal," "--Swap Account" and "--Interest Rate Swap Agreement" in this prospectus supplement.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

   When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to that servicer.

   If the applicable servicer fails to make such payments or the shortfall exceeds the servicing fee payable to that servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from any servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Additional risks associated with the Class M and Class B Certificates.

   The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least December 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

   In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

   The applicable servicer (or its assignee) has the option to purchase mortgage loans that become 90 days or more delinquent. Any such purchase would have the same effect on the holders of certificates as a prepayment of the mortgage loans. Such servicer may exercise such option on its own behalf or on behalf of another party who might benefit from the removal of such delinquent mortgage loans. The removal of any delinquent mortgage loan by a servicer pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency loss trigger event, which determines the required level of overcollateralization. Therefore, depending on the circumstances, the exercise of this purchase option may adversely affect the market value of your certificates.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

   Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this prospectus supplement are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

   Approximately 4.55% of the mortgage loans are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

   An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

   Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 40.80% of the mortgage loans had loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100% at origination. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

   Approximately 18.46% of the mortgage loans have an initial interest-only period of up to ten years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

   After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, or overcollateralization, will be allocated to the offered certificates in reverse order of seniority.

   Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

   Approximately 45.40% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

   o  the level of available interest rates at the time of sale or refinancing;

   o  the borrower's equity in the related mortgaged property;

   o  the financial condition of the mortgagor;

   o  tax laws;

   o  prevailing general economic conditions; and

   o  the availability of credit for single family real properties generally.

Original loan sellers or IXIS Real Estate Capital Inc. may not be able to repurchase defective mortgage loans.

   Each of the original loan sellers and IXIS Real Estate Capital Inc. has made or will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   If any original loan seller or IXIS Real Estate Capital Inc. fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, the applicable original loan seller or IXIS Real Estate Capital Inc., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that the applicable original loan seller or IXIS Real Estate Capital Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of the applicable original loan seller or IXIS Real Estate Capital Inc., as applicable, to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The interest rate swap agreement and the interest rate cap agreement are subject to counterparty risk.

   The assets of the trust include an interest rate swap agreement and an interest rate cap agreement that will require the interest rate swap provider or the interest rate cap provider, as applicable, to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate swap agreement or the interest rate cap agreement, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the interest rate swap provider or the interest rate cap provider, as applicable.

The credit rating of the interest rate swap provider could affect the rating of the offered certificates.

   The ratings on the offered certificates are dependent in part upon the credit ratings of IXIS Corporate & Investment Bank, a societe anonyme, as guarantor of the interest rate swap provider's obligations under the interest rate swap agreement. If a credit rating of the guarantor of the interest rate swap provider is qualified, reduced or withdrawn and a substitute interest rate swap provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

Bankruptcy of the depositor or a sponsor may delay or reduce collections on loans.

   The depositor and the sponsors for the certificates may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsors for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsors if the transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the trust are treated as true sales, rather than pledges, of the mortgage loans.

   The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsors or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the trust and not as part of the bankruptcy estate of the depositor or sponsors. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

   However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsors secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

External events may increase the risk of loss on the mortgage loans.

   In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the original loan sellers, the depositor, the underwriters, the trustee, the sponsors, the servicers or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the trust only.

   The certificates will not represent an interest in or obligation of the depositor, the servicers, the sponsors, the underwriters, the original loan sellers, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicers, the sponsors, the underwriters, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including, to the extent set forth in this prospectus supplement, the interest rate swap agreement and the interest rate cap agreement for the benefit of the offered certificates) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicers, the sponsors, the underwriters, the original loan sellers, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your investment may not be liquid.

   The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

   The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

   None of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

   You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

   Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The servicing fee may be insufficient to engage replacement servicers.

   To the extent that this prospectus supplement indicates that the fee payable to the servicers is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract replacement servicers to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

The offered certificates may not be suitable investments.

   The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their tax, accounting, legal and financial advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

   The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is November 1, 2006. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from October 1, 2006 through the cut-off date. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

General

   The trust will primarily consist of approximately 6,755 conventional, subprime, adjustable- and fixed-rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $1,385,820,442. The mortgage loans in the trust were acquired by either Morgan Stanley Mortgage Capital Inc. (one of the sponsors, and an affiliate of the depositor) or IXIS Real Estate Capital Inc. (one of the sponsors, and an affiliate of the interest rate swap provider and the interest rate cap provider) from First NLC Financial Services, LLC, Accredited Home Lenders, Inc., Master Financial, Inc., Wilmington Finance Inc., NC Capital Corporation, Rose Mortgage, Inc., Encore Credit Corp., Lenders Direct Capital Corp., First Horizon Home Loan Corporation, Lime Financial Services, Ltd., First Bank Mortgage, Inc., Quick Loan Funding Inc., Funding America Mortgage Warehouse Trust, a Delaware statutory trust and a wholly owned subsidiary of Funding America, LLC, Mandalay Mortgage, LLC, FlexPoint Funding Corporation, Meritage Mortgage Corporation, Maxim Mortgage Corp., Aames Capital Corporation, ResMAE Mortgage Corporation and Countrywide Home Loans, Inc., each of whom originated or acquired the mortgage loans.

   The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines of the original loan sellers. See "--Underwriting Guidelines" below for a summary of the underwriting guidelines for the original loan seller whose mortgage loans represent 20% or more of mortgage loans as of the cut-off date. Because, in general, such underwriting guidelines of the original loan sellers do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

   Approximately 1,969 (or approximately 17.25%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 4,786 (or approximately 82.75%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on all of the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

   Approximately 18.46% of the mortgage loans have an interest-only period of up to ten years after the date of origination.

   All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens on residential properties consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

   Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

   Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

   Approximately 40.80% of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. None of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 100%. The "loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The "combined loan-to-value ratio" of a mortgage loan at any time is the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

   47 mortgage loans with an aggregate principal balance as of the cut-off date of $9,176,307.00, which represent approximately 0.66% of the mortgage loans in the final mortgage loan pool, were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

   Approximately 54.60% of the mortgage loans are fully amortizing, and approximately 45.40% of the mortgage loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately 18.46% of the mortgage loans are interest-only for a period of time.

Prepayment Premiums

   Approximately 79.58% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

   The applicable servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if (i) such waiver relates to a default or reasonably foreseeable default and would, in the applicable servicer's reasonable judgment, maximize recoveries on the related mortgage loan, (ii) the Prepayment Premium may not be collected under applicable federal, state or local law or regulation, or (iii) the collection of the Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Adjustable-Rate Mortgage Loans

   All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date").

   The first adjustment of the interest rates for approximately 77.91% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 Adjustable Rate Mortgage Loans"), in the case of approximately 21.13% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 Adjustable Rate Mortgage Loans") or in the case of approximately 0.96% of the adjustable-rate mortgage loans, approximately five years following origination (the "5/25 Adjustable Rate Mortgage Loans").

   On each Adjustment Date for an adjustable-rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Six-Month LIBOR Loan Index and a fixed percentage amount (the "Gross Margin"), provided, that, in the substantial majority of cases, the interest rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 2.000%) specified in the related mortgage note (the "Periodic Cap") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum interest rate over the life of such mortgage loan (the "Minimum Rate"). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 1.000% to 6.000% for the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date or, with respect to the adjustable-rate, interest-only mortgage loans - which have initial periods in which payments of only interest are required to be made - following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, and Maximum Rates, the interest rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

The Index

   The index used in determining the interest rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits (the "Six-Month LIBOR Loan Index"), calculated as provided in the related mortgage note, as most recently available either as of
(1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Six-Month LIBOR Loan Index becomes unavailable or otherwise unpublished, the applicable servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Guidelines

  First NLC Financial Services, LLC

   Approximately 27.77% of the mortgage loans were originated by First NLC Financial Services, LLC ("First NLC") under the following underwriting guidelines.

   General. First NLC's underwriting guidelines are designed to evaluate a borrower's credit history, his or her capacity, willingness and ability to repay the loan and the value and adequacy of the collateral. First NLC's underwriting guidelines are established by a group composed of First NLC's Chief Credit Officers, Assistant Chief Credit Officers Senior Credit Officers and the President and Chief Operating Officer. First NLC also invites other credit officers and sales and operational managers to make contributions to these policies. The members of this group meet regularly to review proposed changes to the First NLC underwriting guidelines.

   First NLC has been originating sub prime mortgage loans since 1999. Mortgage loans are processed, underwritten and closed in one of the 7 operation centers, through the branch network. For the twelve months ending March 31, 2006, First NLC originated approximately $1.5 billion in mortgages, and in 2005 and 2004, it originated approximately $6.2 billion and $3.3 billion respectively.

   Underwriting and Personnel Teams. All underwriting is performed by internal underwriting personnel, who are a part of the underwriting and processing teams. First NLC does not delegate underwriting authority to any broker or sales staff. Underwriters review and underwrite each loan package and then either grant a conditional approval on the terms requested, provide a counteroffer approval on the best terms First NLC is willing to offer the borrower, or deny the application. Once a loan is conditionally approved, processors process the loan in accordance with the terms and conditions of the conditional approval. Before closing, each conditionally approved loan is reviewed a second time by an underwriter to determine that the conditions specified in the conditional approval have all been met.

   A senior credit officer, whom First NLC believes has the additional experience and leadership qualities necessary to make high-level credit decisions, oversees each loan origination team. The senior credit officer is responsible for managing the underwriters and processors on his or her team, as well as managing the loan pipeline and other customer service requirements. The senior credit officers report directly to an operations manager in their region. Additionally, they report to the assistant chief credit officer in their region for issues such as guideline changes, industry trends or other feedback relating to the loan origination process. First NLC's fifteen senior credit officers each have a minimum of eight years of industry experience and its 7 chief credit officers each have over thirteen years individually and a combined ninety-four years of industry experience.

   Loan Application and Documentation. Each borrower must complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and other personal information. First NLC also requires independent documentation as part of its underwriting process. As part of this process, First NLC will pull its own tri merged credit bureau from one of its approved vendors. First NLC also requires an appraisal, a title commitment, and other income-verification materials. The credit report contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Derogatory credit items are disregarded if they are included in the overall credit score. All serious derogatory credit items, such as bankruptcies or foreclosures, must be satisfactorily addressed by the applicant.

   Appraisals. Appraisals are performed by licensed, third-party, fee-based appraisers who are hired by First NLC or the broker and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. First NLC does not require its borrowers to use any particular appraiser; however, it maintains a list of appraisers whose appraisals it will not accept. An appraisal may not be more than 120 days old on the day the loan is funded.

   First NLC requires its underwriters to review all third-party appraisals against an appraisal checklist of qualitative standards, such as square footage, zoning status, comparable property information and improvements. If the underwriters are not satisfied with the accuracy of the third-party appraisal, they will request that a senior credit officer review the appraisal. In addition, First NLC employs in-house state-certified appraisers who review each third-party appraisal that the underwriters are not able to approve because of a failure to meet the qualitative standards. Staff appraisers may require a field review of the property, review additional comparable properties or order a complete second appraisal to verify the accuracy of the original appraisal. In addition to utilizing automated appraisal tools, staff appraisers may work with independent, third-party appraisers to ensure that the appraisals meet First NLC's qualitative standards.

   Exceptions and First NLC Underwriting Guidelines. First NLC may make exceptions and upgrades to its underwriting guidelines on a case-by-case basis where compensating factors exist. For example, it may determine that an applicant warrants one of the following exceptions:

   o  a debt-to-income ratio exception;

   o  a pricing exception;

   o  a loan-to-ratio exception; or

   o  an exception from certain requirements of a particular category.

   An exception may be allowed if the application reflects certain factors, including:

   o  a low loan-to-value ratio;

   o a maximum of one 30-day late payment on all mortgage loans during the last 12 months;

   o  stable employment

   o  ownership of the current residence of five or more years; or

   Accordingly and certain applicants may qualify in a more favorable risk category than would apply in the absence of such compensation factors. All exceptions and upgrades are subject to the approval of a senior officer or an assistant chief credit officer.

   Quality Control. First NLC reviews its loans for compliance with applicable legal requirements and its underwriting guidelines. First NLC's legal review staff consists of nine auditors and one supervisor, and its credit review staff consists of six analysts and one supervisor. Each loan it funds is reviewed for the accuracy of the income documentation, completeness of loan application information and appraisal conformity. Additionally, all loans are reviewed to ensure that prudent underwriting procedures have been followed and sound underwriting judgments have been made. Executed loan packages are reviewed upon return from the closing agent of accuracy and completeness. All loans are subject to a specific post-funding loan test, including high-cost tests, to verify that First NLC's originations comply with any applicable laws or regulatory requirements. Any significant findings are reported to supervisors and also to members of the First NLC's senior management team. Any corrective measures that are required are promptly initiated.

   In addition to the above referenced file review, First NLC employees a traditional independent quality control review, a random sample of 5 to 10% of its production. These loans are re-verified for accuracy of income, assets and adherence to underwriting and appraisal guidelines. Monthly findings are provided to the Operations Managers and Assistant Chief Credit Officers in each center as well as senior management. Any significant findings are quickly addressed and appropriate actions are taken.

   Verification of Income. First NLC's underwriting guidelines require verification of the borrower's income. First NLC has two primary levels of income documentation requirements, referred to as "full documentation" and "stated income documentation" programs. Under each of these programs, First NLC reviews the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant's ability to repay the loan. Under the full documentation program, applicants are required to submit income verification for the previous two calendar years as well as year-to-date information. Under the stated income documentation program, First NLC evaluates applicants based upon income as stated in the mortgage loan application. Under both programs, First NLC generally verifies by telephone employment and/or proof of business existence and income, and self-employed applicants may be required to submit a business license, verification of the source of funds, if any, required to be paid by the applicant at closing is generally required under both documentation programs in the form of a standard verification of deposit, bank statements or other acceptable documentation. First NLC verifies twelve months' mortgage payment or rental history with the related lender or landlord. First NLC also offers bank statement loans and "No-Doc" loans at a maximum LTV of 80%.

   Credit Classifications. A critical function of First NLC's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. First NLC has established seven principal classifications, from "A" to "C," with respect to the credit profile of potential borrowers, and it assigns a rating to each loan based upon these classifications. First NLC uses two sets of guidelines to assign credit grades to potential borrowers: the Score More Loan Program and the Premier Score Program.

   The Score More Loan Program is based on traditional underwriting techniques, including an analysis of a borrower's financial position, credit history and payment history. The Premier Score Program is based primarily on FICO scores but also takes into consideration other traditional credit information in determining the interest rate and maximum loan-to-value ratio for the loan. The following charts summarize First NLC's lending guidelines for first and second mortgages for the Score More Loan Program and the Premier Score Program:

                       Score More Full Documentation(1)(2)

               Maximum Mortgage
               Delinquencies Last
Credit Grade   12 Months            Property Type          Owner-Occupied              Non-Owner-Occupied
------------   ------------------   ---------------   -------------------------    -------------------------
                                                                   Maximum LTV                   Maximum LTV
                                                      Minimum      Purchase and       Minimum   Purchase and
                                                      FICO Score   Refinance(3)    FICO Score      Refinance
------------   ------------------   ---------------   ----------   ------------    ----------   ------------
A              None                 Single-family            600            100%          660             95%
                                    Condominium              600            100           660             95
                                    Townhome                 600            100           660             95
                                    Duplex                   600            100           660             95
                                    3-4 family unit          640            100           660             90
A-             One 30-day           Single-family            600            100           660             95
                                    Condominium              600            100           660             95
                                    Townhome                 600            100           660             95
                                    Duplex                   600            100           660             95
                                    3-4 family unit          660            100           660             90
B              Three 30-day         Single-family            620             95           620             80
                                    Condominium              600             95           600             80
                                    Townhome                 600             95           600             80
                                    Duplex                   600             95           600             80
                                    3-4 family unit          620             85           620             80
B-             One 60-day           Single-family            560             90           N/A            N/A
                                    Condominium              560             90           N/A            N/A
                                    Townhome                 560             90           N/A            N/A
                                    Duplex                   560             90           N/A            N/A
                                    3-4 family unit          560             80           N/A            N/A
C              One 90-day           Single-family            525             85           N/A            N/A
                                    Condominium              525             85           N/A            N/A
                                    Townhome                 525             85           N/A            N/A
                                    Duplex                   525             85           N/A            N/A
                                    3-4 family unit          500             75%          N/A            N/A

----------

(1) To qualify for a loan under the Score More Full Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior for LTV's greater than 95% - one loan; 2 years for LTV's greater than 90% - one loan and combos; greater than 1 year, 80 LTV stated.

(2) The maximum allowable debt-to-income ratio under the Score More Full Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

If the bankruptcy was discharged at least two years prior but less than three years prior, the maximum loan-to-value ratio is 95% - one loan and combos.

If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 90%.

        Score More No Income Verification and Limited Documentation(1)(2)

               Maximum Mortgage
               Delinquencies Last                          Owner-Occupied              Non-Owner-Occupied
Credit Grade   12 Months            Property Type      Purchase and Refinance       Purchase and Refinance
------------   ------------------   ---------------   -------------------------    -------------------------
                                                                   Maximum LTV                   Maximum LTV
                                                      Minimum      Purchase and       Minimum   Purchase and
                                                      FICO Score   Refinance(3)    FICO Score      Refinance
------------   ------------------   ---------------   ----------   ------------    ----------   ------------
A              None                 Single-family            640            100%          660             90%
                                    Condominium              640            100           660             90
                                    Townhome                 640            100           660             90
                                    Duplex                   640            100           660             90
                                    3-4 family unit          660             90           660             90
A-             One 30-day           Single-family            660             95           660             90
                                    Condominium              660             95           660             90
                                    Townhome                 660             95           660             90
                                    Duplex                   660             95           660             90
                                    3-4 family unit          660             90           600             90
B              Three 30-day         Single-family            600             85           580             90
                                    Condominium              600             85           600             75
                                    Townhome                 600             85           600             75
                                    Duplex                   600             85           600             75
                                    3-4 family unit          620             80           600             75
B-             One 60-day           Single-family            525             80           N/A            N/A
                                    Condominium              525             80           N/A            N/A
                                    Townhome                 525             80           N/A            N/A
                                    Duplex                   525             80           N/A            N/A
                                    3-4 family unit          525             75           N/A            N/A
C              One 90-day           Single-family            525             75           N/A            N/A
                                    Condominium              525             75           N/A            N/A
                                    Town home                525             75           N/A            N/A
                                    Duplex                   525             75           N/A            N/A

----------

(1) To qualify for a loan under the Score More No Income Verification and Limited Documentation Program, any foreclosures experienced by the applicant must have occurred no less than three years prior for LTV's greater than 95% - one loan; 2 years for LTV's greater than 90% - one loan and combos; 1 year, 80 LTV stated.

(2) The maximum allowable debt-to-income ratio under the Score More No Income Verification and Limited Documentation Program is 55%.

(3) If the applicant has a history of bankruptcy, the maximum loan-to-value ratio is reduced as follows:

If the bankruptcy was discharged at least three years prior, the maximum loan-to-value ratio is 100%.

If the bankruptcy was discharged at least two years prior but less then three years prior, the maximum loan-to-value ratio is 95%.

If the bankruptcy was discharged less than two years prior, the maximum loan-to-value ratio is 80%.

                       Premier Score Full Documentation(1)

               Maximum Mortgage                                                       Non-Owner-Occupied
               Delinquencies Last                             Owner-Occupied                   Purchase
Credit Grade   12 Months            Property Types        Purchase and Refinance           and Refinance
------------   ------------------   -------------------   ------------------------    ------------------
                                                                                                 Maximum
                                                             Maximum   Maximum LTV                   LTV
                                                          CLTV Combo   One Loan(2)           One Loan(2)
------------   ------------------   -------------------   ----------   -----------    ------------------
A              660+                 Single-family                100%          100%                   85%
                                    Condominium                  100           100                    85
                                    Town home & duplex           100           100                    85
                                    3-4 family units             100            95                    85
A-             620-659              Single-family                100           100                    85
                                    Condominium                  100           100                    85
                                    Town home & duplex           100           100                    85
                                    3-4 family units             100            95                    85
B+             600-619              Single-family                N/A           100                    85
                                    Condominium                  N/A           100                    85
                                    Town home & duplex           100           100                    85
                                    3-4 family units             N/A            95                    85
B              575-599              Single-family                N/A            95                    80
                                    Condominium                  N/A            95                    80
                                    Town home                    N/A            95                    80
                                    3-4 family units             N/A            90                    80
B-             550-574              Single-family                N/A            90                    75
                                    Condominium                  N/A            90                    75
                                    Town home & duplex           N/A            90                    75
                                    3-4 family units             N/A            85                    70
C+             525-549              Single-family                N/A            85                    70
                                    Condominium                  N/A            85                    70
                                    Town home & duplex           N/A            85                    70
                                    3-4 family units             N/A            80                    65
C              500-525              Single-family                N/A            80                   N/A
                                    Condominium                  N/A            80                   N/A
                                    Town home & duplex           N/A            80                   N/A
                                    3-4 family units             N/A            75                   N/A

----------

(1) The maximum allowable debt-to-income ratio under the Premier Score Full Documentation Program is 55%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

      Bankruptcy - Chapter 7/11.

         o LTV's greater than 95% and combos must have discharge/dismissed greater than 2 years.

         o LTV's greater than 95% and less than 95 must have discharged dismissed greater than 12 months.

         o Bankruptcies discharge greater than 12 months maximum 90% LTV scores; owner occupied single family, full doc, 12 months seasoning.

                     Premier Score No Income Verification(1)

               Maximum Mortgage                                                       Non-Owner-Occupied
               Delinquencies Last                             Owner-Occupied                   Purchase
Credit Grade   12 Months            Property Types        Purchase and Refinance           and Refinance
------------   ------------------   -------------------   ------------------------    ------------------
                                                                                                 Maximum
                                                             Maximum   Maximum LTV                   LTV
                                                          CLTV Combo   One Loan(2)           One Loan(2)
------------   ------------------   -------------------   ----------   -----------    ------------------
A              660+                 Single-family                100%           90%                   80%
                                    Condominium                  100            90                    80
                                    Town home & duplex           100            90                    80
                                    3-4 family units             100            90                    80
A-             620-659              Single-family                100            90                    80
                                    Condominium                  100            90                    80
                                    Town home & duplex           100            90                    80
                                    3-4 family units             100            90                    80
B+             600-619              Single-family                N/A            90                    75
                                    Condominium                  N/A            85                    75
                                    Town home & duplex           N/A            85                    75
                                    3-4 family units             N/A            85                    75
B              575-599              Single-family                N/A            85                    75
                                    Condominium                  N/A            85                    75
                                    Town home                    N/A            85                    75
                                    3-4 family units             N/A            85                    75
B-             550-574              Single-family                N/A            75                    75
                                    Condominium                  N/A            75                    70
                                    Town home & duplex           N/A            75                    70
                                    3-4 family units             N/A            75                    70
C+             525-549              Single-family                N/A            70                    70
                                    Condominium                  N/A            70                   N/A
                                    Town home & duplex           N/A            70                   N/A
                                    3-4 family units             N/A            70                   N/A
C              500-525              Single-family                N/A           N/A                   N/A
                                    Condominium                  N/A           N/A                   N/A
                                    Town home & duplex           N/A           N/A                   N/A
                                    3-4 family units             N/A           N/A                   N/A

----------

(1) The maximum allowable debt-to-income ratio under the Premier Score No Income Verification Program is 50%.

(2) If the applicant has a bankruptcy history, the maximum loan-to-value ratio is reduced as follows:

      Bankruptcy - Chapter 7/11.

         o LTV's greater than 95% and combos must have discharge/dismissed greater than 2 years.

         o LTV's greater than 95% and less than 95 must have discharged dismissed greater than 12 months.

         o Bankruptcies discharge greater than 12 months maximum 90% LTV scores; owner occupied single family, full doc, 12 months seasoning.

   Accredited Home Lenders, Inc.

   Accredited Home Lenders, Inc., a California corporation ("Accredited"), is an originator of mortgage loans. Accredited is wholly owned by Accredited Home Lenders Holding Co., a publicly traded company traded under the ticker symbol LEND, and has been originating mortgage loans since 1990.

   Approximately 23.00% of the mortgage loans were originated by Accredited under the following underwriting guidelines.

   General. The information set forth under the headings "--Accredited Home Lenders, Inc.--General," "--Underwriting Standards," "--Exceptions" and "--Material Legal Proceedings" in this prospectus supplement has been provided by Accredited.

   Accredited is a nationwide mortgage banking company that originates, finances, sells, securitizes and services first and subordinate lien mortgage loans secured by single-family residences, two- to four-family residences, condominium units, units in planned unit developments, townhomes and modular housing units. Accredited focuses on originating mortgage loans which do not conform to credit and other criteria established by Fannie Mae and Freddie Mac, commonly referred to as "nonconforming" and "subprime" mortgage loans.

   Accredited's mortgage loan originations are primarily wholesale, i.e., conducted through mortgage brokers. On a smaller scale, Accredited makes retail originations directly to borrowers.

   Accredited's total annual mortgage loan production has increased steadily from approximately $2.3 billion in 2001, $4.3 billion in 2002, $8.0 billion in 2003, $12.4 billion in 2004, and $16.3 billion in 2005. In 2001, Accredited originated approximately 16,000 mortgage loans secured by first liens and approximately 4,400 mortgage loans secured by second liens. In 2002, Accredited originated approximately 26,000 mortgage loans secured by first liens and approximately 8,600 mortgage loans secured by second liens. In 2003, Accredited originated approximately 48,000 mortgage loans secured by first liens and approximately 14,000 mortgage loans secured by second liens. In 2004, Accredited originated approximately 67,000 mortgage loans secured by first liens and approximately 23,000 mortgage loans secured by second liens. In 2005, Accredited originated approximately 78,000 mortgage loans secured by first liens and approximately 28,000 mortgage loans secured by second liens. As of June 30, 2006, Accredited had 2,902 employees.

   Underwriting Standards. Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. Accredited's underwriting process is intended to assess a mortgage loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed mortgage loan. All underwriting and re-underwriting is performed by Accredited's underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

   All of Accredited's prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited's underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

   Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

   A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each first priority mortgage loan and each second priority mortgage loan greater than $50,000. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's Appraisal Review Department or a qualified underwriter before the mortgage loan is closed. The appraisal may not be more than 180 days old on the day the mortgage loan is funded. A second full appraisal is required for combined mortgage loan amounts and/or property values greater than $1,000,000. For second priority mortgage loans of $50,000 or less, "drive-by" appraisals alone are acceptable. The standard appraisal may be waived in favor of an Insured Automated Value Model (AVM) with a physical inspection, provided the mortgage loan meets certain criteria. The Insured AVM is effective for the life of the mortgage loan, is transferable, and provides an unbiased opinion of the property value. The Insured AVM process includes a Property Condition Report which is a drive-by inspection that verifies the collateral is conforming. The insurance certificate provides protection that minimizes loss severity in the event of Foreclosure.

   Accredited's underwriting guidelines require verification or evaluation of the income of each applicant pursuant to Accredited's "Full Documentation," "Lite Documentation" or "Stated Income" programs. Under each of these programs, Accredited reviews the mortgage loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, and calculates debt service-to-income ratios to determine the applicant's ability to repay the mortgage loan. Under the Full Documentation program, applicants are generally required to submit the most current YTD pay stub and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, most recent two years' complete tax returns, signed YTD profit and loss statement, or bank statements. Personal bank statements are acceptable as Full Documentation, with bank statements for the preceding 24 months acceptable for "Alt2" documentation type or bank statements for the preceding 12 months acceptable for "Alt1." Under the Lite Documentation program, applicants must be self-employed and are required to submit personal bank statements covering at least the preceding six months. Under the Stated Income program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business and income, and self-employed applicants may be required to submit a business license.

   Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. On Accredited's core mortgage loan products and on some of its specialty products, twelve months' mortgage payment or rental history must be verified by the related lender or landlord.

   A critical function of Accredited's underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. Accredited has established five principal classifications, "A+" to "C," with respect to the credit profile of potential borrowers, and a rating is assigned to each mortgage loan based upon these classifications. Accredited has a sixth, generally inactive credit classification, called "C-" which may be assigned to a borrower with a current or recent foreclosure or bankruptcy and can still be used on an exception basis with approval from executive management. Accredited assigns credit grades by analyzing mortgage payment history, consumer credit history, credit score, bankruptcy history, and debt-to-income ratio.

   Each month, Accredited's internal audit and quality control department generally reviews and re-underwrites a sample of the mortgage loans originated by Accredited. The statistical sample of mortgage loans is chosen by random selection and based on the prior defect rates. In addition, targeted reviews are conducted, including but not limited to the following areas: regulatory compliance, non-performing assets, targeted and discretionary reviews, or where fraud is suspected. The quality control department re-underwrites these mortgage loans through an in-depth analysis of the following areas: application, income/employment, appraisals, credit decision, program criteria, net tangible benefits, re-verifications, and compliance. Specifically, these tests focus on verifying proper completion of borrower disclosures and other mortgage loan documentation, correct processing of all legally required documentation, and compliance with time frames imposed by applicable law. When fraud is suspected, the quality control department undertakes a comprehensive re-underwriting of not only the mortgage loan in question, but any related mortgage loans connected by broker, appraiser, or other parties to the transaction. All findings of the internal audit and quality control department are reported on a regular basis to members of senior management and the audit committee of the board of directors. The Chief Executive Officer and the Chief Operating Officer, along with the Director of Operations and others analyze the results of the monthly internal audit and quality control department audits as well as performance trends and servicing issues. Based upon this analysis, corrective actions are taken.

   In general, Accredited's LTV maximums decrease with credit quality, and, within each credit classification, the LTV maximums vary depending on the property type. LTV maximums for mortgage loans secured by owner-occupied properties are higher than for mortgage loans secured by properties that are not owner-occupied. LTV maximums for Lite Documentation and Stated Income programs are generally lower than the LTV maximums for corresponding Full Documentation programs. Our maximum debt-to-income ratios range from 50% to 55% for Full Documentation programs, and maximum 50% for Lite Documentation and Stated Income Programs.

   Accredited offers a variety of specialty programs that provide higher LTV's and CLTV's to borrowers in higher credit grades. Credit grades may be determined by the same criteria as in the core programs, but may also be determined only on the basis of mortgage credit or credit score. Specialty programs may be restricted as to property and occupancy types and documentation requirements.

   Accredited also offers Alt-A mortgage loan programs with additional income documentation types, higher qualifying minimum credit scores and higher loan amounts than the non-prime programs. The same underwriting standards as described above for non-prime programs also apply to Alt-A mortgage loans. Alt-A documentation types requiring less documentation, such as "SISA," defined as Stated Income Stated Assets, "No Ratio," and "No Doc," also receive close review and evaluation to determine whether the borrower's ability to repay the mortgage debt is reasonable. Documentation and qualifying requirements vary depending on the product selected.

   Exceptions. Accredited may allow exceptions to its underwriting guidelines in accordance with Accredited's established exception policy. Exceptions may be allowed based upon the presence of compensating factors such as a low LTV, demonstrated pride of ownership and stability of employment.

   Material Legal Proceedings. In December 2002, Accredited was served with a complaint and motion for class certification in a class action lawsuit, Wratchford et al. v. Accredited Home Lenders, Inc., brought in Madison County, Illinois under the Illinois Consumer Fraud and Deceptive Business Practices Act, the consumer protection statutes of the other states in which Accredited does business and the common law of unjust enrichment. The complaint alleges that Accredited has a practice of misrepresenting and inflating the amount of fees it pays to third parties in connection with the residential mortgage loans that it funds. The plaintiffs claim to represent a nationwide class consisting of others similarly situated, that is, those who paid Accredited to pay, or reimburse Accredited's payments of, third-party fees in connection with residential mortgage loans and never received a refund for the difference between what they paid and what was actually paid to the third party. The plaintiffs are seeking to recover damages on behalf of themselves and the class, in addition to pre-judgment interest, post-judgment interest, and any other relief the court may grant. On January 28, 2005, the court issued an order conditionally certifying (1) a class of Illinois residents with respect to the alleged violation of the Illinois Consumer Fraud and Deceptive Business Practices Act who, since November 19, 1997, paid money to Accredited for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid to Accredited and the amount Accredited paid to the third party and (2) a nationwide class of claimants with respect to an unjust enrichment cause of action included in the original complaint who, since November 19, 1997 paid money to Accredited for third-party fees in connection with residential mortgage loans and never received a refund of the difference between the amount they paid Accredited and the amount Accredited paid the third party. The court conditioned its order limiting the statutory consumer fraud act claims to claimants in the State of Illinois on the outcome of a case pending before the Illinois Supreme Court in which one of the issues is the propriety of certifying a nationwide class based on the Illinois Consumer Fraud and Deceptive Business Practices Act. That case has now been decided in a manner favorable to Accredited's position, and, in light of this ruling, Accredited intends to petition the Illinois Supreme Court for a supervisory order reversing the lower court's class certification decision, the lower court having denied Accredited's motion for reconsideration of (a) the court's order granting class certification and (b) the court's denial of Accredited's request for leave to take an interlocutory appeal of such order. There has not yet been a ruling on the merits of either the plaintiffs' individual claims or the claims of the class, and the ultimate outcome of this matter and the amount of liability, if any, that may result is not presently determinable. Accredited intends to continue to vigorously defend this matter and does not believe it will have a material adverse effect on its business.

   In January 2004, Accredited was served with a complaint, Yturralde v. Accredited Home Lenders, Inc., brought in Sacramento County, California. The named plaintiff is a former commissioned loan officer of Accredited, and the complaint alleges that Accredited violated California and federal law by misclassifying the plaintiff and other non-exempt employees as exempt employees, failing to pay the plaintiff on an hourly basis and for overtime worked, and failing to properly and accurately record and maintain payroll information. The plaintiff seeks to recover, on behalf of himself and all of our other similarly situated current and former employees, lost wages and benefits, general damages, multiple statutory penalties and interest, attorneys' fees and costs of suit, and also seeks to enjoin further violations of wage and overtime laws and retaliation against employees who complain about such violations. Accredited has been served with eleven substantially similar complaints on behalf of certain other former and current employees, which have been consolidated with the Yturralde action. Subject to court approval, the parties have agreed to a settlement with respect to the named plaintiffs and with respect to a class of current and former Accredited employees which the parties will jointly request the court to certify. The amount payable by Accredited under the settlement is not material to Accredited's financial condition.

   In June 2005, Accredited was served with a complaint, Williams et al. v. Accredited Home Lenders, Inc., brought in the United States District Court for the Northern District of Georgia. The two named plaintiffs are former commissioned loan officers of Accredited, and the complaint alleges that Accredited violated federal law by requiring the plaintiffs to work overtime without compensation. The plaintiffs seek to recover, on behalf of themselves and other similarly situated employees, the allegedly unpaid overtime, liquidated damages, attorneys' fees and costs of suit. The plaintiffs' motion to certify a collective class was denied on July 25, 2006, leaving the two named plaintiffs as the only plaintiffs in the lawsuit. On August 24, 2006, plaintiffs filed a Notice of Appeal with the Eleventh Circuit requesting that it reverse the lower court's order denying plaintiffs' motion to certify a collective class. However, the court issued an Order to Show Cause why it had subject matter jurisdiction to hear this issue, and plaintiffs subsequently dismissed their appeal. This will not preclude the filing of other non-class action lawsuits alleging similar claims on behalf of other current or former employees. The ultimate outcome of this matter and any related individual filings, and the amount of liability, if any, which may result, is not presently determinable. Accredited intends to continue to vigorously defend this matter and any related filings, and does not believe it or they will have a material adverse effect on its business.

   In September 2005, Accredited and Accredited Home Lenders Holding Company ("AHLHC") were served with a class action complaint, Phillips v. Accredited Home Lenders Holding Company, et al., brought in the United States District Court, Central District of California. The complaint alleges violations of the Fair Credit Reporting Act in connection with prescreened offers of credit made by Accredited. The plaintiff seeks to recover, on behalf of herself and similarly situated individuals, damages, pre-judgment interest, declaratory and injunctive relief, attorneys' fees, and any other relief the court may grant. On January 4, 2006, plaintiff re-filed the action in response to the court's December 9, 2005, decision granting Accredited's and AHLHC's motion to (1) dismiss with prejudice plaintiff's claim that Accredited's offer of credit failed to include the clear and conspicuous disclosures required by FCRA, (2) strike plaintiff's request for declaratory and injunctive relief, and (3) sever plaintiff's claims as to Accredited and AHLHC from those made against other defendants unaffiliated with Accredited or AHLHC. Plaintiff's remaining claim is that Accredited's offer of credit did not meet FCRA's "firm offer" requirement. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff's individual claims or the claims of the putative class. Accredited and AHLHC intend to continue to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable.

   In March 2006, Accredited was served with a class action complaint, Cabrejas
v. Accredited Home Lenders, Inc., brought in the Circuit Court for Prince George's County, Maryland. The complaint alleges that Accredited's origination of second lien loans in Maryland violated the Maryland Secondary Mortgage Loan Law and Consumer Protection Act in that fees charged on such loans exceeded 10% of the respective loan amounts. The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, disgorgement of fees, pre-judgment interest, declaratory and injunctive relief, attorneys' fees, and any other relief the court may grant. On April 13,

2006, Accredited removed the action to the United States District Court, District of Maryland. On May 15, 2006, Accredited filed a motion to dismiss plaintiffs' second cause of action alleging a violation of the Maryland Consumer Protection Act on the basis that full disclosure of the fees cannot be an unfair or deceptive trade practice. A hearing date for the motion to dismiss has not been set. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff's individual claims or the claims of the putative class, and the ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable. Accredited intends to vigorously defend this matter and does not believe it will have a material adverse effect on its business.

   In October 2006, by virtue of the merger of AHLHC and Aames Investment Corporation ("AIC"), and the related merger of certain subsidiaries of AHLHC and AIC, AHLHC and certain of its subsidiaries succeeded to the litigation interests of AIC and certain of its subsidiaries. Two of those matters, Webb, et al., v. Aames Investment Corporation, et al. (U.S. District Court, Central District of California) and Cooper, et al., v. Aames Funding Corporation (U.S. District Court, Eastern District of Wisconsin), are class action complaints which allege violations of the Fair Credit Reporting Act in connection with prescreened offers of credit and are similar in nature to the Phillips matter referenced above. The Cooper matter was transferred to the Central District of California and consolidated with the Webb matter by stipulation of counsel on September 29, 2006. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiffs' individual claims or the claims of the putative class. AHLHC and each affected subsidiary intends to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable.

   In October 2006, as a result of the merger referenced above, Accredited succeeded to the position of Aames Funding Corporation ("AFC") under a class action complaint, Miller v. Aames Funding Corporation, filed in the United States District Court, Eastern District of Texas. The complaint alleges that adjustable-rate home equity loans originated by AFC in Texas violate the Texas Constitution's requirement that such loans be scheduled to be repaid in substantially equal installments. The plaintiffs seek to recover, on behalf of themselves and similarly situated individuals, damages, declaratory and injunctive relief, attorneys' fees, and any other relief the court may grant. On September 29, 2006, the court on its own motion stayed the action, pending the resolution of class certification issues in a similar action pending before the court. A motion to certify a class has not yet been filed, and there has been no ruling on the merits of either the plaintiff's individual claims or the claims of the putative class. Accredited intends to vigorously defend this matter. If, however, a class were to be certified and were to prevail on the merits, the potential liability could have a material adverse effect on Accredited. The ultimate outcome of this matter and the amount of liability, if any, which may result is not presently determinable.

   Accredited has accrued for loss contingencies with respect to the foregoing matters to the extent it is probable that a liability has been occurred at the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. Management does not deem the amount of such accrual to be material.

   In addition, because the nature of our business involves the collection of numerous accounts, the validity of liens and compliance with various state and federal lending laws, we are subject to various legal proceedings in the ordinary course of business related to foreclosures, bankruptcies, condemnation and quiet title actions, and alleged statutory and regulatory violations. We are also subject to legal proceedings in the ordinary course of business related to employment matters. We do not believe that the resolution of these lawsuits will have a material adverse effect on our financial position or results of operations.

   Master Financial, Inc.

   Approximately 21.74% of the mortgage loans were originated by Master Financial, Inc. under the following underwriting guidelines.

   General. Master Financial, Inc. ("Master Financial"), a California corporation, formed in 1981, is a mortgage banking company headquartered in Orange, California engaged in the acquisition, origination, and servicing of residential first and second mortgages nationwide. Today, Master Financial produces products, commonly referred to as "Alt-A" or "Non Prime", for borrowers that generally do not satisfy the credit, documentation or other underwriting standards prescribed by conventional mortgage lenders. Master Financial has been originating subprime mortgage loans since 2001. As of September 30, 2006, Master Financial has originated $1,150 million of mortgage loans in 2006, and in 2005 and 2004, it originated approximately $513 million and $387 million, respectively. As of September 30, 2006, Master Financial employed approximately 250 people.

   Master Financial's underwriting guidelines are designed to ensure that underwriting risk is properly evaluated. Master Financial's underwriting guidelines assess a borrower's credit history as well as their willingness, ability and capacity to repay the loan in a timely manner. Additional emphasis is placed on determining the value and adequacy of the collateral.

   Mortgage loans are processed, underwritten and closed in two operations centers, located in Orange, California and Jacksonville, Florida.

   Master Financial is also qualified to service all types of products including but not limited to prime, non-prime, Alt-A, second trust deed and high loan-to-value loan products. Master Financial is approved to service mortgage loans for both Fannie Mae and Freddie Mac.

   Underwriting. The underwriting of a mortgage loan to be originated by Master Financial includes a review of the completed loan package, which includes the loan application, a current appraisal, a preliminary title report and a credit report. All loan applications offered to Master Financial must be approved by Master Financial in accordance with its underwriting criteria.

   All of Master Financial's loans are underwritten by their own in-house staff. Master Financial does not delegate any underwriting authority to any broker or third party, and adheres to internal standards with respect to who has the authority to approve a loan. The function of the underwriter is to qualify loans using credit, income, appraisal, title documentation and other pertinent information to determine whether a loan complies with Master Financial guidelines and all applicable federal and state compliance regulations. In the event that an exception to the underwriting guidelines is required prior to the underwriter's approval, only designated personnel, as determined by the exception needed, are authorized to make such exceptions.

   A Master Financial underwriter will, after reviewing the necessary information, either approve a loan with conditions or recommend denial (referred). In the event a loan is approved by the underwriter, with or without conditions, loan processing will begin. During loan processing, conditions will be satisfied pursuant to the requirements of underwriting.

   To ensure credit quality, an experienced Master Financial Regional Operations Manager (ROM) oversees the loan origination process for Master Financial's respective centers. ROMs average 18 years of industry experience. Under the ROM's leadership, underwriting, loan pipeline management, customer service and funding are completed. Underwriting supervisors provide additional expertise and direction to the underwriting staff and train their staff on emerging trends in production.

   Loan Application and Documentation. Each borrower must complete a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit profile, employment history and other personal information. Upon receipt of a loan submission package from a licensed mortgage broker, a data integrity specialist (DIS) enters the loan data into Master Financial's proprietary loan origination system. The DIS ensures the integrity of the data in the system regarding the seller, borrower, and property and loan information. During the loan set-up process the DIS will also request an address validation, a new credit report and a property value profile.

   Appraisals. Master Financial requires that the appraisal provided for loan submission is performed by a licensed, third-party, fee-based appraiser. The appraisal will include, among other information, an inspection of the exterior and interior of the subject property, a concise profile of the neighborhood, the site, and the improvements to support an indicated value that adequately supports the estimate of market value. Generally, appraisers determine a property's value by reference to the sale price of comparable properties recently sold, adjusted to reflect differences between the subject property and the comparable properties.

   Additional validation of the original appraiser's estimate of market value may be required based on the improvements and condition of the property or data within the appraisal report, or as required in the individual Loan Program Matrix. When additional appraisal diligence is required, the lower value of the original appraisal or secondary valuation will be used in the underwriting process. Some examples of increased diligence may include a field review, enhanced field review, desk review or a drive-by appraisal. Generally, a recertification of value is required if the loan application is submitted in excess of 90 days following the initial appraisal date.

   Exceptions and Master Financial Underwriting Guidelines. Exceptions to program guidelines will be considered by the appropriate authority level with reasonable and validated compensating factors on a case-by-case basis, and at the approval and sole discretion of Master Financial.

   When a loan does not meet program requirements, all elements of the loan may be considered to determine whether the level of risk is adequately offset by compensating factors evidenced in the loan file. Some examples of compensating factors may be verified cash reserves, length of residency, monthly residual income, length of employment and the borrower's mortgage payment history.

   Quality Control. Master Financial's quality control program is intended to monitor loan production with the overall goal of ensuring that Master Financial's standards for performance and adherence to operational guidelines are met. By systematically monitoring loan production, the quality control department can identify existing or potential underwriting and loan packaging problems. These quality assurance steps are conducted during the due diligence process. Every loan that Master Financial funds is reviewed to determine compliance with Master Financial's underwriting guidelines and federal and state regulations. This is accomplished by attention to:

   o  the accuracy of all credit and compliance information;

   o  a full collateral analysis and review of the original appraisal;

   o  employment and/or income verification; and

   o a collateral file review to ensure that the necessary documents are in place.

Master Financial's quality control process reviews the credit, income, and collateral information provided in the loan application for completeness, accuracy and authenticity. Significant findings are reported to both production and executive management.

   Documentation Levels. Master Financial's underwriting guidelines include verification of the borrower's employment and an analysis of the borrower's income as reported on the loan application. Master Financial generally verifies by telephone the applicant's employment, business or other sources of income relied on in making the loan decision.

   Master Financial's mortgage programs include several documentation types used to verify a borrower's income: Full Documentation, Lite Documentation and Stated Income Documentation. Each of these programs include a review of the borrower's source of income, calculate the amount of income from the sources indicated on the loan application or similar documentation and calculate DTI ratios to determine the borrower's ability to repay the loan.

   Generally, the Full Documentation program requires a stable, one year history of income, the Lite Documentation program requires a six-month history of stable income, and the Stated Documentation program compares the borrower's income provided on the signed application to the borrower's line of work or profession for reasonableness. In addition, although no documentation of income is necessary under the Stated Documentation program, verification of two years employment history is generally required, and the company reserves the right to request verification of income.

   Credit Classification. Within its underwriting guidelines, Master Financial has established several different credit categories under each loan program. Master Financial assigns a credit category to each applicant based on the applicant's credit history. These credit categories are used as a guideline to determine the maximum permitted LTV ratio, the maximum loan amount, the acceptable credit profile, and the allowed use of loan proceeds given the applicant's mortgage payment history, consumer credit history, liens/charge-offs/bankruptcy history, debt-to-income ratio, documentation type and other factors.

   Master Financial has two loan programs: CreditSelect and ScoreSelect. Within the programs, six credit classifications ranging from "A+" to "C" are used to further segment the programs.

   ScoreSelect is a credit score (FICO) based non-prime product. It allows qualified applicants to borrow up to 100% loan-to-value for a first lien loan. CreditSelect provides first lien financing to applicants with little or no consumer credit history, but a demonstrated ability to make mortgage or rent payments. Below are general summaries of the respective underwriting matrices used for each of the programs mentioned above.

                                  SCORE SELECT
                          (Dollar Amounts in Thousands)

                                               A+
                                             0X30*
            ------------   ------------   ------------   ------------   ------------   ------------
              75% LTV        80% LTV        85% LTV        90% LTV        95% LTV        100% LTV
---------   ------------   ------------   ------------   ------------   ------------   ------------
FICO        Full/Stated    Full/Stated    Full/Stated    Full/Stated    Full/Stated    Full/Stated
      680     $1M/$900       $1M/$800      $900/$750      $800/$650      $750/$650      $600/$500
      650     $1M/$850      $900/$800      $800/$700      $700/$600      $650/$550      $550/$450
      620    $900/$800      $850/$750      $750/$650      $700/$550      $600/$450      $500/$400
      600    $800/$700      $750/$700      $700/$600      $600/$500       $500/NA        $400/NA
      580    $700/$550      $700/$550      $650/$550      $500/$400       $400/NA        $400/NA
      550    $600/$500      $600/$450      $550/$450       $400/NA
      525    $500/$450      $500/$400      $500/$400
      500    $500/$400      $450/$400      $450/$400
                             Min FICO       Full Doc         Lite        Stated Doc
Non-Owner                      600          90%/$500       90%/$350       85%/$350

                                         A
                                       1X30*
      ------------   ------------   ------------   ------------   ------------   ------------
        75% LTV        80% LTV        85% LTV        90% LTV        95% LTV        100% LTV
---   ------------   ------------   ------------   ------------   ------------   ------------
FICO  Full/Stated    Full/Stated    Full/Stated    Full/Stated    Full/Stated    Full/Stated
680    $850/$650      $800/$650      $700/$600      $650/$550      $600/$500      $550/$450
650    $750/$600      $700/$550      $650/$550      $600/$500      $500/$450      $500/$400
620    $700/$550      $650/$500      $650/$500      $600/$500      $500/$450       $450/NA
600    $700/$550      $650/$500      $600/$500      $550/$450       $450/NA        $400/NA
580    $600/$400      $600/$400      $550/$400      $500/$400       $400/NA
550    $500/$400      $500/$400      $400/$400       $400/NA
525    $500/$400      $500/$400      $400/$400
500    $500/$400      $400/$400      $400/$400
        Min FICO       Full Doc         Lite        Stated Doc
          620          85%/$450      80%/$350          N/A

                                         A-
                                       3X30*
      ------------   ------------   ------------   ------------
        75% LTV        80% LTV        85% LTV        90% LTV
---   ------------   ------------   ------------   ------------
FICO  Full/Stated    Full/Stated    Full/Stated    Full/Stated
680    $750/$500      $700/$500       $600/NA        $550/NA
650    $700/$500      $650/$500       $600/NA        $550/NA
620    $600/$500      $600/$500       $500/NA        $500/NA
600    $600/$400      $600/$400       $500/NA        $500/NA
580    $500/$400      $500/$400       $500/NA        $500/NA
550    $500/$400      $500/$400       $500/NA        $400/NA
525    $500/$400      $500/$400
500    $500/$400      $400/$350
        Min FICO       Full Doc         Lite        Stated Doc
          620          80%/$400       80%/$350          N/A

----------

*  Mortgage credit (12 mos)

                                  CREDIT SELECT

                          (Dollar Amounts in Thousands)

Grade                                 A+                              A                             A-
-----------------------   ---------------------------    ---------------------------    ---------------------------
Mortgage Credit (12mos)              0X30                           1X30                           3X30
                                                             2X30 (Max 90% LTV)                    0X60
Full Doc                            95%/$5                         95%/$5                         90%/$4
                                    90%/$6                         90%/$5                         85%/$5
                                    80%/$6                         80%/$6                         80%/$6
Lite                                95%/$5                         95%/$4                         85%/$5
                                    90%/$5                         90%/$4                         80%/$5
                                    80%/$6                         80%/$5                         75%/$6
                                                                   75%/$6                           0
Stated                              95%/$4                         95%/$4                         80%/$5
                                    90%/$5                         90%/$4                         75%/$5
                                    80%/$5                         80%/$5                         65%/$6
                                                                   75%/$5                           0
CLTV                                100%                           100%                           100%
Debt Ratio                           50%                            50%                            50%
                                55% <= 80% LTV                 55% <= 80% LTV                 55% <= 80% LTV
Foreclosure                        >2 Years                       >2 Years                        2 Years
Max. Cash Out             $100 >80%LTV / $200<=80%LTV    $100 >80%LTV / $200<=80%LTV    $100 >80%LTV / $200<=80%LTV

Grade                            B                C+                 C
-----------------------   ---------------   ---------------   ---------------
Mortgage Credit (12mos)        1X60              1X90              2X90
                                                                   1X120
Full Doc                       85%/$             80%/$           70%/$400
                               80%/$             70%/$              00
                               70%/$                     00
Lite                           80%/$             75%/$           70%/$400
                                 0               70%/$               50
                                 0

Stated                         75%/$             70%/$           65%/$400
                                 0
                                 0

CLTV                            90%               90%               90%
Debt Ratio                      50%               50%               50%
                          55% <= 80% LTV    55% <= 80% LTV    55% <= 80% LTV
Foreclosure                  18 Months         12 Months         12 Months
Max. Cash Out                   $50               $50               $50

The Mortgage Loans

   The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the mortgage loans......     $1,385,820,442
Cut-off date principal balance of the fixed rate
  mortgage loans..........................................       $239,095,732
Cut-off date principal balance of the adjustable rate
  mortgage loans..........................................     $1,146,724,710
Interest Rates:
   Weighted Average.......................................             8.431%
   Range..................................................  5.850% to 14.040%
Weighted average stated remaining term to maturity (in
  months).................................................                348

   The scheduled principal balances of the mortgage loans range from approximately $11,500 to approximately $1,098,297. The mortgage loans had an average scheduled principal balance of approximately $205,155.

   The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately 82.12% and approximately 40.80% of the mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

   Approximately 95.45% of the mortgage loans are secured by first liens. Approximately 4.55% of the mortgage loans are secured by second liens.

   No more than approximately 0.32% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

   None of the mortgage loans has a Prepayment Premium period at origination in excess of five years.

   Each original loan seller has represented or will represent with respect to each mortgage loan sold by it that

   o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law; and

   o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single-premium credit life insurance policy.

   See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   The tables on Annex IV attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans in the aggregate. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

   Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

   The tables on Annex IV attached to this prospectus supplement set forth information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan.

                                  THE SPONSORS

Morgan Stanley Mortgage Capital Inc.

   One of the sponsors is Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC"). MSMC is an affiliate, through common parent ownership, of Morgan Stanley & Co. Incorporated, an underwriter. MSMC is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

   MSMC provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. MSMC also originates commercial mortgage loans. MSMC does not currently service loans. Instead, MSMC contracts with other entities to service the loans on its behalf.

   MSMC acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMC's conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

   Prior to acquiring any residential mortgage loans, MSMC conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MSMC's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

   The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

   As mentioned above, MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

   MSMC has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2000. The following table sets forth the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MSMC since 2000.

                                               Approximate
                                                   Initial
                                                 Principal
                                                 Amount of
                             Year               Securities
                     --------------------   --------------
                             2000           $  0.4 billion
                             2001           $  2.6 billion
                             2002           $  8.1 billion
                             2003           $ 10.9 billion
                             2004           $ 25.7 billion
                             2005           $ 22.3 billion
                             2006           $25.83 billion
                     (through October 31)

   As a sponsor, MSMC acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, MSMC works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

   On August 8, 2006, MSMC and MSMC's wholly owned subsidiary, Angle Merger Subsidiary Corporation entered into an agreement and plan of merger with Saxon Capital, Inc., the parent of Saxon Mortgage Services, Inc., one of the servicers.

IXIS Real Estate Capital Inc. and The IXIS Group

   General. One of the sponsors is IXIS Real Estate Capital Inc. ("IXIS RE"), formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is more than a 95% owned subsidiary of IXIS North America Inc., a wholly owned subsidiary of IXIS Corporate & Investment Bank ("IXIS CIB"), a fully licensed bank under French laws.

   IXIS RE is an affiliate of IXIS Financial Products Inc., the interest rate swap provider and the interest rate cap provider, and IXIS Securities North America Inc., one of the underwriters. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019, telephone number (212) 891-6152.

   IXIS RE primarily engages in originating, lending against, purchasing and securitizing commercial and residential mortgage loans. IXIS RE provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS RE also originates commercial mortgage loans. IXIS RE does not currently service loans. Instead, IXIS RE contracts with other entities to service the loans on its behalf.

   IXIS RE acquires residential mortgage loans through bulk purchases. Prior to acquiring any residential mortgage loans, IXIS RE conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. IXIS RE's review process also includes reviewing select financial information for credit and risk assessment, conducting an underwriting guideline review, and performing senior level management interviews and/or background checks.

   IXIS RE re-underwrites the residential mortgage loans it purchases. This review includes a full credit re-underwriting based on each loan seller's underwriting guidelines, a data integrity check, a compliance review including recalculation of APRs and a desktop appraisal review.

   The underwriting guideline review also entails a review of the mortgage loan origination processes and systems. In addition, such review also includes a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, and any pending significant litigation, if any.

   As mentioned above, IXIS RE currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicer rating and the credit quality of the servicing institution. A typical servicer audit would include a review of its systems and reporting capabilities, collection procedures, quality control policies, and confirmation of the servicers' ability to provide loan-level data. In addition, IXIS RE monitors servicer performance on an ongoing basis.

   IXIS RE has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2001. The following table sets forth the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by IXIS RE since 2001.

                                     Approximate Initial
                                       Principal Balance
                           Year            of Securities
                        ----------   -------------------
                           2001           $ 0.21 billion
                           2002             1.57 billion
                           2003             2.82 billion
                           2004             2.91 billion
                           2005             3.19 billion
                        2006 (YTD)          4.10 billion
                          Total           $14.80 billion

   As a sponsor, IXIS RE acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a depositor or another entity that acts in a similar capacity as a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. IXIS RE works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

   With respect to some of the securitizations organized by IXIS RE, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating.

   Relationships with Transaction Parties. IXIS RE, the interest rate swap provider, the interest rate cap provider and IXIS Securities North America Inc. (one of the underwriters) are each wholly-owned subsidiaries of IXIS Capital Markets North America, Inc. In addition, during 2005 and 2006, IXIS RE entered into a series of financing transactions with Master Financial, Inc., one of the original loan sellers. IXIS RE provides Master Financial, Inc. with a mortgage warehouse repurchase facility, a mortgage servicing advance facility and a working capital facility. IXIS RE also acquired rights to acquire a substantial majority of the voting shares of Master Financial, Inc. As a result, Master Financial, Inc. could be deemed an affiliate of IXIS RE.

   IXIS Corporate & Investment Bank. IXIS Corporate & Investment Bank is a limited liability company (societe anonyme a Directoire et Conseil de Surveillance), incorporated on March 31, 1987. Initially named CDC International, the company changed its name to CDC Marches, and subsequently to CDC IXIS Capital Markets. Its name was changed from CDC IXIS Capital Markets to IXIS Corporate & Investment Bank on November 1, 2004. Its registered office is at 47, Quai d'Austerlitz 75648 Paris Cedex 13.

   IXIS Corporate & Investment Bank originally was licensed as a finance company (societe financiere), a type of credit institution, in 1996 by the Comite des etablissements de credit et des entreprises d'investissement (the "CECEI"). In June 2004, the CECEI extended its license to enable it to conduct business as a bank. IXIS CIB now is able to provide a full range of core and ancillary banking services (except management of means of payment -"gestion des moyens de paiement") and investment services (including custodian-accountholder on own account and clearing broker - "teneur de compte conservateur pour compte propre et compensateur"). IXIS CIB is subject to French and European Union laws and regulations applicable to credit institutions and is regulated pursuant to the French Monetary and Financial Code.

   Background. Until October 1999, IXIS CIB was a wholly-owned subsidiary of Caisse des depots et consignations ("CDC"), a French public financial institution. In October 1999, CDC transferred 19.9 percent of its holdings in IXIS CIB to Caisse Nationale des Caisses d'Epargne et de Prevoyance ("CNCEP").

   In April 2000, CDC transferred the entirety of its holdings in IXIS CIB to another of its subsidiaries, CDC Finance-CDC IXIS ("CDC IXIS"), a limited liability company (societe anonyme a Directoire et Conseil de surveillance). This transfer took place as part of a broader restructuring of the CDC Group.

   In December 2001, the CDC Group and the Caisse d'Epargne Group consolidated their competitive financial activities in a joint holding company bearing the commercial name EULIA.

   Capital Structure. Pursuant to an agreement between CDC and CNCEP, on June 30, 2004, CDC transferred its interest in CDC IXIS to the Caisses d'Epargne.

   The agreement between CDC and CNCEP also provided for the purchase by CDC of the major part of CDC IXIS's proprietary portfolio and the reorganization of the CDC IXIS group into business line divisions. Consistent with this agreement, CDC IXIS transferred to CDC its portfolio of listed equity, real estate, private equity and other holdings, and, since November 1, 2004, the remaining activities of CDC IXIS have been reorganized around three major subsidiaries:

   IXIS Corporate & Investment Bank, which forms the basis of the CNCEP group's investment banking arm by taking over CDC IXIS's own banking and financing operations, back office and spreadbooks, as well as its U.S. capital market affiliates and its 38.7 percent interest in Nexgen;

   IXIS Asset Management, a holding company which encompasses CDC IXIS's asset management activities; and

   IXIS Investor Services, a new company formed as a spin-off of the custodian and fund administration activities for institutional investors previously within CDC IXIS.

   As of January 1, 2005, CDC IXIS was merged into CNCEP (resulting in the automatic dissolution of CDC IXIS pursuant to the operation of French Law), leaving each operational subsidiary under the direct ownership and management of CNCEP.

   Relationship with CDC. CDC was created in 1816 as an Etablissement public a statut legislatif special (a public entity with a specific statutory status). CDC is regulated pursuant to the French Monetary and Financial Code and is subject to the supervision of the French Parliament. CDC is a separate legal entity from the French State. In addition to the Chairman and the Chief Executive Officer, the supervisory board is composed of state representatives, including members of parliament, magistrates, a representative of the French Treasury, and the Governor of the French Central Bank. CDC carries out public service activities and also supports public development programs with its own funds.

   Relationship with CNCEP. Caisse Nationale des Caisses d'Epargne et de Prevoyance ("CNCEP") is a bank organized as a societe anonyme a directoire et conseil de surveillance (governed by a Management Board and a Supervisory Board) and is regulated pursuant to the French Commercial Code and regulations promulgated thereunder.

   CNCEP is a credit institution, licensed as a bank. It conducts, both in France and abroad, all the banking business permitted to banks with French and foreign customers and, notably, with the Caisses d'Epargne and all entities and companies contributing to the development of the Caisse d'Epargne Group.

   Business Activities of IXIS CIB. IXIS CIB's principal activity is financial intermediation, in particular, in fixed-income and equity products. Its financial intermediation activities take many forms, including acting as a primary dealer in French and certain foreign government securities, underwriting offerings of debt or equity securities, market-making in a wide range of financial instruments and providing investment banking advisory services.

   CDC developed its financial markets intermediation activity in the early 1980s. As capital markets activities in Paris grew, CDC continued to develop its core financial business, namely investing for its own account or as an agent for others under management agreements. From the mid-1980s, as part of this development, CDC began to create specialized subsidiaries for each of its financial sector businesses. In this context, CDC decided to transfer its intermediation activities in fixed-income, equity and foreign-exchange markets, as well as its financial engineering activities, to its subsidiary, IXIS CIB.

   At the beginning of 1997, it was decided to diversify the business of IXIS CIB by expanding its proprietary trading activities to encompass a portfolio of capital markets instruments. As part of its strategy to diversify its business, IXIS CIB also continued developing its international activities in addition to maintaining its position in the French domestic markets. In this context, during the course of 1998 IXIS CIB set up a network of branches in London, Frankfurt and Tokyo. A subsidiary was set up in Hong-Kong in September 2004.

   Activities of IXIS Corporate & Investment Bank. The business activities of IXIS CIB are now carried out by seven principal departments: Corporate Finance; Equity Derivatives and Arbitrage; Structured Products; Derivatives and Spreads; Money Market and Government Bonds, Complex Credit and Securitization, and Financing. Its business activities are supplemented by the Finance Department and supported by the Research Department.

   IXIS North America Group. The IXIS North America Group was part of the transfer (apport partiel d'actifs) from CDC IXIS to IXIS CIB on November 1, 2004.

   IXIS North America's more than 95 percent owned subsidiary, IXIS Capital Markets North America Inc., (previously named CDC IXIS Capital Markets North America Inc.), has established itself as a leader in the development and management of complex financial instruments. Its range of products and services includes: asset securitization, financing, balance sheet restructuring, asset-backed commercial paper conduits, cash and off-balance sheet credit products, real estate financing and loan packaging, interest rate derivative products, structured equity products, structured fund linked products and European equities sales and research.

   Groupe Caisse d'Epargne (the majority shareholder of CNCEP) and Groupe Banque Populaire (the majority shareholder of each of Banque Federale des Banques Populaires and Natexis Banques Populaires) issued a joint press release on June 6, 2006, announcing the signing of an agreement on that date which sets out the terms and conditions for the creation of a new joint subsidiary, NatIxis, to combine their corporate, investment banking and services businesses. The agreement, which is subject to regulatory approvals and to the waiver of third-party rights, provides for the transfer by CNCEP of, among other assets, its entire stake in IXIS CIB to Natexis Banques Populaires. Natexis Banques Populaires is expected to be renamed NatIxis and owned on an equal basis (approximately 34% each) by CNCEP and Banques Federale des Banques Populaires.

                             STATIC POOL INFORMATION

   Information concerning MSMC's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/subprime.html and information concerning IXIS's prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/ixis.html. On these websites, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. These prior transactions include, among other transactions, prior securitizations of the applicable sponsor of mortgage loans purchased from the original loan sellers. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the applicable sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

   In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 1585 Broadway, New York, New York 10036,
Attention: Prospectus Department, telephone number (212) 761-4000.

   The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the depositor's registration statement.

                                  THE DEPOSITOR

   The depositor is Morgan Stanley ABS Capital I Inc., a Delaware corporation. The depositor is an affiliate, through common parent ownership, of Morgan Stanley Mortgage Capital Inc. (a sponsor) and Morgan Stanley & Co. Incorporated (an underwriter), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). See "The Sponsors-- Morgan Stanley Mortgage Capital Inc." in this prospectus supplement.

   The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

   The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsors, and may also assign to the trustee certain rights of the sponsors with respect to the mortgage loans. See "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement. In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to the trust, which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

                               THE ISSUING ENTITY

   Morgan Stanley IXIS Real Estate Capital Trust 2006-2, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICERS

General

   The mortgage loans will be serviced by Saxon Mortgage Services, Inc. ("Saxon") and Countrywide Home Loans Servicing LP ("Countrywide Servicing"). Saxon will act as servicer for approximately 86.82% of the mortgage loans and Countrywide Servicing will act as servicer for approximately 13.18% of the mortgage loans.

   Saxon and Countrywide Servicing will service the mortgage loans for which they are acting as servicers pursuant to the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

   The information contained in this prospectus supplement with regard to Saxon, which will be servicer for 20% or more of the mortgage loans, has been provided by Saxon.

Saxon Mortgage Services, Inc.

   History

   One of the servicers is Saxon, a Texas corporation, and an indirect subsidiary of Saxon Capital, Inc., a publicly held mortgage REIT (NYSE: SAX). Saxon began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in May 2002. Saxon services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

   Experience and Procedures

   In 2001, Saxon began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates. Currently a substantial majority of the loans in Saxon's servicing portfolio are serviced for third parties. Of the over 75 securitizations Saxon services, 18 were issued by an affiliate of Saxon and the rest were issued by third party issuers. At this time, substantially all of Saxon's servicing portfolio consists of sub-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. Saxon's servicing platform, MortgageServ, is able to service virtually any type of mortgage loan product. Presently, Saxon has not programmed its servicing platform for any home equity line of credit products. Saxon has serviced interest-only products for two years, in 2005 started servicing mortgage loans with amortization periods of up to forty years, and in 2006 started servicing mortgage loans with amortization periods of up to fifty years.

   Saxon services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as fifteen days following the origination or purchase of a mortgage loan, Saxon attempts to establish a consistent payment relationship with the borrower. In addition, Saxon's call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower's historical payment patterns and the borrower's risk profile. Saxon's technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower's payment habit, loan risk profile, and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements, and direct mail. Saxon's website provides borrowers with access to account information and online payment alternatives

   Saxon's goal is to provide the most efficient and economical solutions to the processes Saxon manages in the servicing area. Outsourcing of appropriate servicing functions has allowed Saxon to maintain a high quality of performance and reduced costs while allowing Saxon to apply its expertise to managing the outsourced service providers. In the past, Saxon has successfully outsourced areas including tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2005, Saxon outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

   Saxon is now able to deliver online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

   Once a mortgage loan becomes thirty days delinquent, the related borrower receives a breach notice, sent between the 35th and 48th day of delinquency, allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure. The call center continues active collection campaigns and may offer the borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less.

   Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the MortgageServ system. The Loss Mitigation department continues to actively attempt to resolve the delinquency while Saxon's Foreclosure department refers the file to local counsel to begin the foreclosure process.

   The MortgageServ system is Saxon's core servicing platform. It provides all the mortgage loan level detail and interacts with all of Saxon's supplemental products such as the dialer, pay-by-phone and website activity. The MortgageServ system provides functionality that was not available with Saxon's prior systems, allowing the retirement of proprietary systems supporting Saxon's Loss Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances Saxon's efficiency.

   Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the MortgageServ system. The MortgageServ system schedules key dates throughout the foreclosure process, enhancing the outsourcer's ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

   Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to ensure the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

   Saxon services nine securitizations for which servicer events of default have occurred. Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level. Each of these securitizations was issued in or prior to 2001. Saxon has never been removed as servicer and has not failed to comply with servicing criteria in any servicing agreements. In addition to the nine securitizations above, Saxon services another three securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels. Typically, this results in a re-direction of bond principal payments to the most senior classes. Saxon has not failed to make required advances with respect to any securitizations for which it is servicer.

   Size, Composition and Growth of Servicer's Portfolio of Serviced Assets

   Currently, substantially all of Saxon's servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of Saxon's affiliate-owned and third party servicing portfolio as of the end of each indicated period.

   Servicer's Portfolio of Mortgage Loans

                         Unpaid Principal Balance as of:
                         (Dollar Amounts, in thousands)

                  September 30, 2006   December 31, 2005   December 31, 2004   December 31, 2003
---------------   ------------------   -----------------   -----------------   -----------------
Saxon Affiliate   $        6,794,992   $       6,394,873   $       5,950,965   $       4,665,770
Third Party ...           19,810,560          18,365,897          14,214,977           5,233,753
---------------   ------------------   -----------------   -----------------   -----------------
Total .........   $       26,605,552   $      24,760,770   $      20,165,942   $       9,899,523

   Saxon Rating Information

   Saxon's residential sub-prime servicing operations are currently rated as "Above Average" by S&P. Fitch has rated Saxon "RPS2+" as a primary servicer of residential Alt-A and sub-prime products. Moody's has rated Saxon "SQ2" as a primary servicer of residential sub-prime mortgage loans. Saxon is an approved Freddie Mac and Fannie Mae servicer.

   Saxon's Delinquency and Foreclosure Experience

   The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Saxon at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. A mortgage loan is considered delinquent for these purposes if the full monthly payment of principal and interest has not been paid by the next scheduled due date. Saxon's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the rates of delinquencies and foreclosures could increase. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Saxon's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. These statistics were derived by using one generally accepted method of calculating and reporting delinquency. Saxon may change its method of reporting delinquency experience to another generally accepted method. Such a change may affect these statistics.

                     Saxon Mortgage Loan Servicing Portfolio
                         Delinquencies and Foreclosures

                          (Dollar Amounts in Thousands)

                                                                                                  December 31,
                                                                                   ------------------------------------------
                                                             September 30, 2006       2005            2004           2003
                                                             ------------------    -----------    ------------    -----------
                                                                   Total              Total          Total           Total
                                                                 Servicing          Servicing      Servicing       Servicing
                                                                 Portfolio          Portfolio      Portfolio       Portfolio
----------------------------------------------------------   ------------------    -----------    ------------    -----------
                                                                                        ($ in thousands)
Total outstanding principal balance ......................
    (at period end) ......................................          $26,605,552    $24,760,770     $20,165,942     $9,899,523
Delinquency (at period end):
    30-59 days: ..........................................
        Principal balance ................................           $1,740,898     $1,442,450        $956,478       $605,980
        Delinquency percentage ...........................                 6.54%          5.83%           4.74%          6.12%
    60-89 days: ..........................................
        Principal balance ................................             $598,466       $465,173        $247,863       $138,253
        Delinquency percentage ...........................                 2.25%          1.88%           1.23%          1.40%
    90 days or more: .....................................
        Principal balance ................................             $471,033       $391,147        $172,124        $96,388
        Delinquency percentage ...........................                 1.77%          1.58%           0.85%          0.97%
Bankruptcies (1): ........................................
        Principal balance ................................             $415,796       $491,243        $279,331       $300,282
        Delinquency percentage ...........................                 1.56%          1.98%           1.39%          3.03%
Foreclosures: ............................................
        Principal balance ................................             $747,668       $595,905        $314,253       $298,658
        Delinquency percentage ...........................                 2.81%          2.41%           1.56%          3.02%
Real Estate Owned: .......................................
        Principal balance ................................             $384,793       $187,449        $107,939       $107,202
        Delinquency percentage ...........................                 1.45%          0.76%           0.54%          1.08%
Total Seriously Delinquent including real estate owned (2)                 9.48%          7.92%           5.26%          8.89%
Total Seriously Delinquent excluding real estate owned ...                 8.04%          7.16%           4.73%          7.81%

----------

(1) Bankruptcies include both non-performing and performing mortgage loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the total servicing portfolio for September 30, 2006, 2005, 2004, and 2003 are $69.8 million, $133.5 million, $47.5 million, and $43.7 million, respectively.

(2) Seriously delinquent is defined as mortgage loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

   No Material Changes to Servicer Policies and Procedures

   There have been no material changes in Saxon's servicing policies and procedures during the past three years.

   Relationships with Transaction Parties

   On August 10, 2006, Saxon Capital, Inc. filed a Form 8-K with the Securities and Exchange Commission announcing that on August 8, 2006, it had entered into an agreement and plan of merger with MSMC and MSMC's wholly owned subsidiary, Angle Merger Subsidiary Corporation.

                                   THE TRUSTEE

   Deutsche Bank National Trust Company ("DBNTC") will act as trustee. DBNTC is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent and paying agent in numerous mortgage-backed transactions since 1991. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as custodian.

   DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

   In its capacity as trustee, DBNTC will be required to perform the following duties regarding the residential mortgage-backed securities:

   o  execute and authenticate the certificates;

   o  maintain lists of certificateholders;

   o  maintain custody of the mortgage files;

   o make distributions according to the priorities set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement;

   o collect and prepare certain reports and notices to the certificateholders as set forth in the pooling and servicing agreement;

   o collect and prepare certain reports and notices to the rating agencies as set forth in the pooling and servicing agreement;

   o notify certificateholders of "servicer events of default" as defined and described under "The Pooling and Servicing Agreement--Removal and Resignation of a Servicer" in this prospectus supplement;

   o in case of a servicer event of default, file claims and enforce all rights of action pursuant to the terms of the pooling and servicing agreement;

   o amend the provisions of the pooling and servicing agreement at the request of a specified percentage of certificateholders as further described under "The Pooling and Servicing Agreement--Amendment" in this prospectus supplement; and

   o perform tax reporting duties and make REMIC elections pursuant to the pooling and servicing agreement.

   DBNTC will only be required to perform duties that are specifically set forth in the pooling and servicing agreement, interest rate swap agreement and any other agreements relating to the issuing entity to which it is a party or the certificates. In addition, DBNTC may conclusively rely on any documents furnished to it as the trustee, is not bound to make any investigation into the facts underlying such documents, is not required to expend or risk its own funds or incur any financial liability in the exercise of its rights and powers, and shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized. DBNTC is not responsible for verifying, recomputing or recalculating information given to it by a servicer. See also "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers and the Trustee" for additional limitations on the liability of DBNTC.

   DBNTC will be entitled to indemnification from (a) the original loan sellers for breaches of certain representations and warranties to the extent described under "Description of the Certificates--Representations and

Warranties Relating to the Mortgage Loans" in this prospectus supplement and (b) the trust to the extent described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers and the Trustee" in this prospectus supplement.

   DBNTC may resign or be removed as set forth in the pooling and servicing agreement. Such resignation or removal will become effective when a successor trustee accepts the appointment.

           INTEREST RATE SWAP PROVIDER AND INTEREST RATE CAP PROVIDER

   IXIS Financial Products Inc. ("IXIS FP" or the "Swap Provider" or the "Cap Provider"), a Delaware corporation, is a wholly-owned subsidiary of IXIS Capital Markets North America Inc., which is a subsidiary of IXIS Corporate & Investment Bank ("IXIS CIB"), a French bank organized as a societe anonyme. IXIS FP trades in U.S. Treasury and mortgage-backed securities, municipal bonds and other fixed-income instruments, derivatives and other structured products and participates in other financing activities in the capital markets. IXIS FP changed its name from CDC Financial Products Inc. in November 2004.

   IXIS FP has long-term debt ratings from Standard & Poor's and Moody's of AAA and Aaa, respectively, and short-term debt ratings from Standard & Poor's and Moody's of A-1+ and P-1, respectively, with respect to its obligations that are entered into on or before January 23, 2007 with a scheduled maturity date on or before January 23, 2017, based upon a guarantee of its obligations by IXIS CIB with recourse to Caisse des Depots et Consignations. As of the date of this prospectus, IXIS FP has long-term debt ratings from Standard & Poor's and Moody's of AA and Aa2, respectively, with respect to its obligations that are entered into either (i) on or before January 23, 2007 with a scheduled maturity date after January 23, 2017 or (ii) after January 23, 2007 regardless of the scheduled maturity date, based upon a guarantee of its obligations by IXIS CIB with no recourse to Caisse des Depots et Consignations. As of the date of this prospectus, IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AAA, Aaa and AAA, respectively, and short-term debt ratings from Standard & Poor's, Moody's and Fitch of A-1+, P-1 and F1+, respectively, with respect to its obligations that have recourse to Caisse des Depots et Consignations. IXIS CIB has long-term debt ratings from Standard & Poor's, Moody's and Fitch of AA, Aa2 and AA, respectively, with respect to its obligations that do not have recourse to Caisse des Depots et Consignations. These ratings reflect the respective rating agency's current assessment of the creditworthiness of the Swap Provider and the Cap Provider and may be subject to revision or withdrawal at any time by the applicable rating agency. IXIS CIB changed its name from CDC IXIS Capital Markets in November 2004.

   IXIS CIB is a subsidiary of NatIxis, which is owned equally (45.5%) by Caisse Nationale des Caisses d'Epargne et de Prevoyance ("CNCEP") and Banque Federale des Banques Populaires, each of which is a French bank organized as a societe anonyme a directoire et conseil de surveillance. NatIxis acquired its interest in IXIS CIB from CNCEP on November 17, 2006.

   Caisse des Depots et Consignations is a special national legislative public entity of the Republic of France which operates under the supervision of an independent supervisory board composed of representatives of the French Parliament, magistrates, the director of the French Treasury and the Governor of Banque de France, the French central bank.

   IXIS Capital Markets North America Inc. will provide without charge a copy of the most recent publicly available annual report of IXIS Capital Markets North America Inc., IXIS CIB, NatIxis and Caisse des Depots et Consignations. Written requests should be directed to David L. Askren, Corporate Secretary, IXIS Capital Markets North America Inc., 9 West 57th Street, New York, New York 10019; telephone (212) 891 6152.

   IXIS FP has not participated in the preparation of this offering document and has not reviewed and is not responsible for any information contained in this prospectus supplement, other than the information contained in the immediately preceding five paragraphs.

   The Swap Provider, the Cap Provider and IXIS RE are affiliates and the interest rate swap agreement and the interest rate cap agreement will contain arm's-length terms. The Swap Provider is also an affiliate of IXIS

Securities North America Inc. See "The Sponsors--IXIS RE and the IXIS Group--Relationships with Transaction Parties" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

   On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen classes, the Class A-fpt, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-fpt, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "Offered Certificates," will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

   The trust fund will consist of:

   o the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

   o such assets as from time to time are identified as REO property and related collections and proceeds;

   o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement;

   o  an interest rate swap agreement; and

   o  an interest rate cap agreement.


   The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

   Voting rights will be allocated among holders of the Offered Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will be held by the sponsors or one of their affiliates.

   The Offered Certificates represent interests in all of the mortgage loans.

   The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates and the Class X Certificates.

Accrued        |   Class A-1*                     Class A-fpt*      ^     Losses
certificate    |   Class A-2*                                       |
interest,      |                 Class A-3*                         |
then           |                 Class A-4*                         |
principal      |                 Class M-1                          |
               |                 Class M-2                          |
               |                 Class M-3                          |
               |                 Class M-4                          |
               |                 Class M-5                          |
               |                 Class M-6                          |
               |                 Class B-1                          |
               |                 Class B-2                          |
               |                 Class B-3                          |
               v                 Class X                            |

----------

* Interest and principal distributions will be allocated among the Class A certificates as further described in this prospectus supplement. Losses will not be allocated to the Class A certificates until the final distribution date.

Book-Entry Registration

   The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

   The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

   Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

   Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

   Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

   Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Monthly and annual reports on the trust made available by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

   DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

   None of the trust, the depositor, the servicers or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers of such interests.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

   See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

   The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

   Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

   Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates its office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

   Pursuant to mortgage loan purchase and warranties agreements, the original loan sellers sold the mortgage loans, without recourse, to one of the sponsors, and the applicable sponsor will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on or prior to that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date (or, if the due date for a mortgage loan is other than on the first day of the month, after the due date immediately preceding the cut-off date). However, the applicable sponsor will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date (or, if the due date for a mortgage loan is other than on the first day of the month, after the due date immediately preceding the cut-off date).

   The applicable sponsor will convey to the depositor, pursuant to assignment and recognition agreements (each, an "Assignment Agreement"), and the depositor will convey to the trust, pursuant to the pooling and servicing agreement, certain rights of the applicable sponsor with respect to each mortgage loan under the applicable mortgage loan purchase and warranties agreement between the applicable original loan seller (other than First NLC with respect to loans sold by it to MSMC) and the applicable sponsor (with respect to each such original loan seller and collectively with the applicable Assignment Agreement, the "Original Seller Agreements").

Delivery of Mortgage Loan Documents

   In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the trustee on or before the closing date the following documents with respect to each mortgage loan, which constitute the mortgage file:

            (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

            (b) the original of any guaranty executed in connection with the mortgage note;

            (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

            (d) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
      (e) below;

            (e) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

            (f) originals or certified copies of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

            (g) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder, preliminary report or commitment for title certified to be true and complete by the title insurance company; and

            (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

   Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to it, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date or, with respect to any Substitute Mortgage Loan delivered to the trustee within thirty days after the receipt of the mortgage file by the trustee, and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

   o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

   o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

   o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

   o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

   If the trustee during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans attached to the pooling and servicing agreement, the trustee is required to promptly so notify the applicable original loan seller, the applicable servicer and the depositor in writing. The applicable original loan seller will be required to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within the time frame set forth in the applicable mortgage loan purchase and warranties agreement, any original loan seller has not caused the defect to be remedied, the applicable original loan seller will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, if permitted under the terms of the applicable mortgage loan purchase and warranties agreement, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of the applicable original loan seller to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

  Pursuant to the pooling and servicing agreement, First NLC will make certain representations and warranties with respect to each mortgage loan sold by it to MSMC as of the closing date (or an earlier date specified in the pooling and servicing agreement, which may be the date on which the servicing of the mortgage loan was transferred, the cut-off date or the date on which MSMC purchased the mortgage loan from the applicable original loan seller). Pursuant to the Original Seller Agreements, each applicable original loan seller will make or has made certain representations and warranties with respect to each mortgage loan transferred by it as of the date on which the applicable sponsor purchased the mortgage loan from the applicable original loan seller or the date on which the servicing of the mortgage loan was transferred. These representations and warranties include, among other things:

            (1) Except with respect to the Delinquent mortgage loans described under "The Mortgage Loan Pool--General" in this prospectus supplement, no payment required under the mortgage loan is more than 30 days Delinquent, nor has any payment under the mortgage loan been more than 30 days Delinquent, exclusive of any period of grace, at any time since the origination of the mortgage loan;

            (2) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, to the best of the applicable original loan seller's knowledge, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

            (4) The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable (subject to bankruptcy, equitable principles and laws affecting creditor rights generally), in whole or in part;

            (5) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured against loss by fire and hazards of extended coverage;

            (6) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure applicable to the mortgage loan (including, without limitation, any provisions relating to Prepayment Premiums) have been complied with;

            (7) The mortgage has not been satisfied, cancelled, subordinated (except to a senior mortgage in the case of a second lien loan) or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, except as approved by a title insurer, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (8) The mortgage is a valid and subsisting first-lien or second-lien on the mortgaged property. The lien of the mortgage is subject only to:

                  (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

                  (ii) the lien of current real property taxes and assessments not yet due and payable;

                  (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                  (iv) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

            (9) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Premiums), subject to bankruptcy, equitable principles and laws affecting creditor rights generally. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, misrepresentation or similar occurrence or, to the applicable original loan seller's knowledge, error, omission or negligence with respect to a mortgage loan has taken place on the part of any other person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

            (10) Each first-lien mortgage loan and all second-lien mortgage loans with a principal balance in excess of $100,000 is covered by an American Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance and each such title insurance policy is issued by a title insurer that is qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan (or to the extent a mortgage note provides for negative amortization, the maximum amount of negative amortization in accordance with the mortgage), subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation (8) above;

            (11) Except as described in representation (1) above with respect to certain Delinquent mortgage loans, other than payments due but not yet 30 or more days Delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration;

            (12) The mortgage contains customary and enforceable provisions subject to bankruptcy, equitable principles and laws affecting creditor rights that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including,
      (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (13) To the applicable original loan seller's best knowledge, the mortgaged property is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (14) To the applicable original loan seller's best knowledge, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

            (15) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser;

            (16) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

            (17) No mortgage loan originated on or after August 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

   Pursuant to the pooling and servicing agreement and the Original Seller Agreements, upon the discovery by any servicer, the depositor, a sponsor, the applicable original loan seller or the trustee that any of the representations and warranties contained in the pooling and servicing agreement or the Original Seller Agreements have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement and the Original Seller Agreements within a specific period of time after the earlier to occur of the applicable original loan seller's discovery or IXIS RE's, as applicable, or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the applicable original loan seller or IXIS RE's, as applicable, will be required to:

   o  promptly cure such breach in all material respects,

   o if substitution is permitted pursuant to the terms of the applicable mortgage loan purchase and warranties agreement, and the substitution occurs prior to the second anniversary of the closing date, remove each

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      mortgage loan which has given rise to the requirement for action by the applicable original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the applicable servicer with respect to the related distribution date the amount of such shortfall plus all accrued and unpaid interest on the replaced mortgage loans and all related unreimbursed servicing advances (a "Substitution Adjustment Amount"), or

   o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of repurchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicers or other expenses of the applicable servicer or trustee relating to the mortgage loan in breach.

   Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement and the Original Seller Agreements, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or the applicable Original Seller Agreements or (ii) of a breach of the representations and warranties listed as numbers (16) or (17) in the second preceding full paragraph, the applicable original loan seller will be required to repurchase the related mortgage loan at the purchase price within the time frame set forth in the pooling and servicing agreement or the applicable Original Seller Agreements. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

   The Original Seller Agreements require the related original loan seller to repurchase any mortgage loan where the borrower fails to make its first payment, or first or second payment, as applicable, after the applicable date on which the original loan seller sold the mortgage loan. It is possible that a borrower with respect to a mortgage loan transferred to the trust might have failed to make its first payment, or first or second payment after the applicable original sale date. In that circumstance, the trustee will be obligated to direct the applicable original loan seller to repurchase such mortgage loans from the trust at the repurchase price described in the second preceding paragraph.

   In addition, the original loan sellers are obligated to indemnify the depositor, any of its affiliates, the servicers, the trustee, and the trust, for any third-party claims arising out of a breach by the applicable original loan seller of representations or warranties regarding the mortgage loans. The obligations of the applicable original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicers, the trustee, the depositor and any of its affiliates.

Payments on the Mortgage Loans

   The pooling and servicing agreement provides that each servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits each servicer to direct any depository institution maintaining its collection account to invest the funds in its collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

   Each servicer is obligated to deposit or cause to be deposited in its collection account, within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

   o all payments on account of principal, including prepayments of principal on the mortgage loans;

   o all payments on account of interest, net of the servicing fee, on the mortgage loans;

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   o  all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

   o all other amounts required to be deposited in its collection account pursuant to the pooling and servicing agreement; and

   o any amounts required to be deposited in connection with net losses realized on investments of funds in its collection account.

   The servicers are not permitted to commingle funds in the collection account with any other funds or assets.

   The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicers will be required to deposit or cause to be deposited the funds required to be remitted by the servicers on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

   The funds required to be remitted by each servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

   o all collections of scheduled principal and interest on the mortgage loans received by the applicable servicer on or prior to the related Determination Date;

   o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the applicable servicer during the related Prepayment Period;

   o all P&I Advances made by the applicable servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

   o any other amounts required to be placed in its collection account by the applicable servicer pursuant to the pooling and servicing agreement;

      but excluding the following:

      (a) for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

      (b) amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

      (c) for that Servicer Remittance Date, the aggregate servicing fee;

      (d) all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

      (e) all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

      (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

      (g) certain other amounts which are reimbursable to the depositor or the applicable servicer, as provided in the pooling and servicing agreement; and

      (h) all collections of principal and interest not required to be remitted on that Servicer Remittance Date.

   The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the applicable collection account on or prior to each Servicer Remittance Date.

Distributions

   Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in December 2006, to the persons in whose names the certificates are registered on the related Record Date.

   Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, for those purposes.

Administration Fees

   As described under the definition of "Available Funds" included in the "Glossary" in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and trustee fee payable on each mortgage loan. On each distribution date, the servicers and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and trustee fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the applicable servicing fee rate or trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the servicing fees and the trustee fee.

                  Fee             Per Annum Fee Rate
                  -------------   ---------------------------
                  Servicing Fee   0.50%
                  Trustee Fee     less than or equal to 0.02%

   In addition to the servicing fee and the trustee fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers or the trustee, as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the Depositor, the Servicers and the Trustee" in this prospectus supplement and "The Agreements--Matters Regarding the Master Servicer and the Depositor" in the prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicers or the trustee, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates

  As more fully described in this prospectus supplement, distributions on the certificates and payments to the Swap Account will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates and the Swap Provider generally in the following order of priority:

            (i) to make certain payments to the Swap Account for the benefit of the Swap Provider, as further described below under "--Distributions of Interest and Principal";

            (ii) to current interest on each class of certificates and previously unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

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

            (iii) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal";

            (iv) to unpaid interest and Unpaid Realized Loss Amounts on the Subordinated Certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal"; and

            (v) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amounts on the Offered Certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the Swap Provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal."

Distributions of Interest and Principal

   For any distribution date, the "Pass-Through Rate" for each class of Offered Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

   The fixed margin for each class of Offered Certificates is as follows: Class A-fpt, 0.0700%; Class A-1, 0.0500%; Class A-2, 0.1100%; Class A-3, 0.1500%;
Class A-4, 0.2200%; Class M-1, 0.2900%; Class M-2, 0.3000%; Class M-3, 0.3200%;
Class M-4, 0.3800%; Class M-5, 0.4000%; Class M-6, 0.4600%; Class B-1, 0.8000%;
Class B-2, 1.3000%; and Class B-3, 2.1500%. On the distribution date immediately following the distribution date on which a servicer has the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter, the fixed margin for each class of Offered Certificates will increase to the following: Class A-fpt, 0.1400%; Class A-1, 0.1000%; Class A-2, 0.2200%; Class A-3, 0.3000%; Class A-4, 0.4400%; Class
M-1, 0.4350%; Class M-2, 0.4500%; Class M-3, 0.4800%; Class M-4, 0.5700%; Class
M-5, 0.6000%; Class M-6, 0.6900%; Class B-1, 1.2000%; Class B-2, 1.9500%; and
Class B-3, 3.2250%.

   The "WAC Cap" for any distribution date is the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

   The "Swap Payment Rate" for any distribution date is a fraction (expressed as a percentage), the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Provider for such distribution date and the denominator of which is the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12.

   On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

   On each distribution date, the trustee will be required to make the distributions and transfers specified below from the Available Funds then on deposit in the distribution account in the following order of priority:

      (i) to the holders of each class of Offered Certificates and to the Swap Account in the following order of priority:

            (a) to the Swap Account, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment owed to the Swap Provider, but not including any Defaulted Swap Termination Payment owed to the Swap Provider, if any;

            (b) from the Interest Remittance Amount, to the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 certificates, the Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates allocated pro rata (based upon their respective entitlements to those amounts);

            (c) from any remaining Interest Remittance Amount, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

            (d) from any remaining Interest Remittance Amount, to the Class M-2 certificates, the Accrued Certificate Interest for that class;

            (e) from any remaining Interest Remittance Amount, to the Class M-3 certificates, the Accrued Certificate Interest for that class;

            (f) from any remaining Interest Remittance Amount, to the Class M-4 certificates, the Accrued Certificate Interest for that class;

            (g) from any remaining Interest Remittance Amount, to the Class M-5 certificates, the Accrued Certificate Interest for that class;

            (h) from any remaining Interest Remittance Amount, to the Class M-6 certificates, the Accrued Certificate Interest for that class;

            (i) from any remaining Interest Remittance Amount, to the Class B-1 certificates, the Accrued Certificate Interest for that class;

            (j) from any remaining Interest Remittance Amount, to the Class B-2 certificates, the Accrued Certificate Interest for that class; and

            (k) from any remaining Interest Remittance Amount, to the Class B-3 certificates, the Accrued Certificate Interest for that class;

      (ii) (A) on each distribution date before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

            (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

            (b) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal in an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

            (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

            (b) to the Class M-1 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (c) to the Class M-2 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the

      Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (d) to the Class M-3 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (e) to the Class M-4 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (f) to the Class M-5 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (g) to the Class M-6 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (h) to the Class B-1 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above and to the Class M-6 certificateholders in clause (ii)(B)(g) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

            (i) to the Class B-2 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above and to the Class B-1 certificateholders in clause (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

            (j) to the Class B-3 certificates, the lesser of (x) the excess of
      (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above, to the Class B-1 certificateholders in clause (ii)(B)(h) above and to the Class B-2 certificateholders in clause (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

      (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

            (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;

            (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

            (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;

            (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

            (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;

            (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

            (g) to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;

            (h) to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;

            (i) to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;

            (j) to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;

            (k) to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;

            (l) to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount for that class;

            (m) to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;

            (n) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

            (o) to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;

            (p) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

            (q) to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;

            (r) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

            (s) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

            (t) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates for that distribution date, allocated (a) first, between those classes of certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (u) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account), an amount equal to any remaining unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates to the Offered Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, among those classes of certificates pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

            (v) to the Swap Account, the amount of any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider;

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            (w) to the holders of the Class X certificates, any remaining amount of Available Funds, including any amount remaining in the Excess Reserve Account on such distribution date (including any remaining Interest Rate Cap Payments on deposit in such account); and

            (x) to the holders of the Class R certificates, any remaining amount.

   On each distribution date, prior to the distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

   If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under "--Swap Account" below, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

   On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicers (as further described in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement) will be allocated first to reduce the amount of interest otherwise distributable on the Class X certificates, and thereafter to reduce the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

   Any principal distributions allocated to the Class A certificates are required to be allocated first, concurrently on a pro rata basis (based on (i) the Class Certificate Balance of the Class A-fpt certificates, on the one hand, and (ii) the aggregate Class Certificate Balance of the Class A-1 and Class A-2 certificates, on the other hand) to (a) the Class A-fpt certificates until their Class Certificate Balance has been reduced to zero and (b) sequentially, to the Class A-1 and Class A-2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero, and second, sequentially, to the Class A-3 and Class A-4 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata among the classes of Class A certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

Swap Account

  On or prior to any distribution date during which the interest rate swap agreement is in effect, Swap Termination Payments (including, without limitation, the lesser of (i) any payments received by the trust as a result

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of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a "Replacement Swap Provider Payment"), and (ii) any Swap Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the "Senior Defaulted Swap Termination Payment")), Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Swap Account") established by the trustee as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

      (a) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that distribution date;

      (b) to the Swap Provider, any Swap Termination Payment, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other Defaulted Swap Termination Payment, for that distribution date;

      (c) to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the sixth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

      (d) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) in the sixth full paragraph of "--Distributions of Interest and Principal" above, to the extent unpaid from Available Funds;

      (e) to the Offered Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in clause (ii)(A) or clause
   (ii)(B), as applicable, in the sixth full paragraph of "--Distributions of Interest and Principal" above, but only to the extent necessary to restore the Subordinated Amount to the Specified Subordinated Amount as a result of prior or current Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

      (f) to the Class A certificates, to pay any Basis Risk CarryForward Amounts pro rata, based on their Class Certificate Balances for such distribution date, up to the Swap Payment Allocation for each class of Class A certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

      (g) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Basis Risk CarryForward Amounts, up to the Swap Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

      (h) to the Offered Certificates, any remaining unpaid Basis Risk CarryForward Amount, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

      (i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

      (j) to the Swap Provider, any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date; and

      (k) to the holders of the Class X certificates, any remaining amounts.

   Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, the trustee shall use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the depositor with a successor Swap Provider (or its guarantor) meeting the ratings requirements set forth in the interest rate swap agreement being terminated on the same remaining terms as those in the interest rate swap agreement

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being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the trust receives a Swap Termination Payment, and a successor Swap Provider (or its guarantor) cannot be obtained, then the trustee will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent distribution date (so long as funds are available in such reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final distribution date.

   In the event that the trust enters into a replacement interest rate swap agreement following the occurrence of an additional termination event resulting from a ratings downgrade of the Swap Provider (or its guarantor), and the trust is entitled to receive a payment from a replacement Swap Provider (or its guarantor), the trustee will direct the replacement Swap Provider (or its guarantor) to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment will be made from the Swap Account to the Swap Provider (or its guarantor) immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment will be paid to the Swap Provider (or its guarantor) immediately upon receipt of such Replacement Swap Provider Payment, regardless of whether the date of receipt is a distribution date. The Swap Provider (or its guarantor) will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicer, the trustee, the responsible party or any other person.

   The "Swap Payment Allocation" for any class of certificates and any distribution date is that class's pro rata share of the Net Swap Receipts, if any, for that distribution date, based on the Class Certificate Balances of the classes of certificates.

   The Swap Account will not be an asset of any REMIC. The Swap Account will terminate upon the payment of funds from the Swap Account on the distribution date following the termination of, and satisfaction of all obligations under, the interest rate swap agreement.

Calculation of One-Month LIBOR

   On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

Excess Reserve Fund Account

   The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates and Interest Rate Cap Payments or payable from the Swap Account.

   If on any distribution date, the Pass-Through Rate for any class of Offered Certificates is based upon the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest to which that class of certificates would otherwise have been entitled on that distribution date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of Accrued Certificate Interest that class of certificates received on that distribution date, based on the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the WAC Cap) is the "Basis Risk CarryForward Amount" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be allocated on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including any Interest Rate Cap Payment (for the benefit of the Offered Certificates), with respect to that distribution date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk CarryForward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

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   Pursuant to the pooling and servicing agreement, an account (referred to as the "Excess Reserve Fund Account") will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk CarryForward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in "--Swap Account" above.

Interest Rate Swap Agreement

   On the closing date, the trust will enter into an interest rate swap agreement with IXIS Financial Products Inc., as Swap Provider. Under the interest rate swap agreement, on or before each distribution date commencing with the distribution date in October 2007 and ending with the distribution date in September 2012, the trust will pay to the Swap Provider fixed payments at a rate of 4.8645% per annum, determined on a "30/360" basis, and the Swap Provider will pay to the trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an "actual/360" basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any distribution date during such period, amounts otherwise available to certificateholders will be applied on or prior to such distribution date to make a net payment to the Swap Provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any distribution date during such period, the Swap Provider will owe a net payment to the trust on or prior to such distribution date (each, a "Net Swap Receipt").

   All payments due to the Swap Provider under the interest rate swap agreement shall be paid from Available Funds plus any Senior Defaulted Swap Termination Payment then on deposit in the distribution account on each applicable distribution date in accordance with the priority of payments described under "--Swap Account" above. Any Swap Termination Payment (including a Senior Defaulted Swap Termination Payment but not including a Defaulted Swap Termination Payment) due to the Swap Provider shall be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment (other than a Senior Defaulted Swap Termination Payment) owed by the trust to the Swap Provider shall be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the servicers and the trustee (which payments are to be deposited in the Swap Account), and the trust shall pay from the Swap Account to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt; provided that the amount of any remaining Swap Termination Payment payable to the Swap Provider being replaced will be paid on the subsequent distribution date in accordance with the priority of payments described under "--Swap Account" above.

   A "Swap Termination Payment" is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

   The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

   o  failure to pay,

   o  bankruptcy and insolvency events, and

   o a merger by either party to the interest rate swap agreement without an assumption of its obligations under the interest rate swap agreement.

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   Early termination events under the interest rate swap agreement include, among other things:

   o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

   o a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

   o a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

   o upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

   o upon the exercise of the optional termination of the trust by a servicer as described under "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call," and

   o the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

   "Defaulted Swap Termination Payment" means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or an additional termination event or a tax event upon merger under that agreement with respect to which the Swap Provider is the sole affected party.

   In addition to the termination events specified above, it shall be an additional termination event under the interest rate swap agreement (such event, a "Downgrade Terminating Event") if, (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

            (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

            (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex shall be a credit support document for the Swap Provider pursuant to the interest rate swap agreement;

            (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement shall be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

            (4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider (or its guarantor) shall take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

   It shall also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P or Fitch or Moody's withdrawn, has a rating of less than "BBB-" or "A-3", if

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applicable, by S&P, has a rating of less than "BBB-" or "F2", if applicable, by
Fitch (if rated by Fitch), or has a rating of less than "A3" or "P-2", or if the Swap Provider (or its guarantor) does not have a short-term debt rating by Moody's, less than "A3", if applicable, by Moody's, and within the time period specified in the interest rate swap agreement, the Swap Provider (or its guarantor), while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating (or in the case of Moody's, the ratings set forth above), subject to satisfaction of the Rating Agency Condition by Fitch and S&P and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap Counterparty Rating (or in the case of Moody's, the ratings set forth above), subject to satisfaction of the Rating Agency Condition by Fitch and S&P (a "Substitution Event"), provided that in the case of a Substitution Event resulting from a Moody's downgrade, so long as the Swap Provider is collateralizing its exposure to the trust, it shall only be an additional termination event upon receipt by the trust of a firm offer from a replacement counterparty to the Swap Provider.

   If the trust is unable to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

   On or after the closing date and so long as the Rating Agency Condition has been satisfied (or in the case of Moody's, prior written notice has been provided) and the status of the related portion of the trust as a grantor trust is not adversely affected, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

   Upon the request of the depositor, the Swap Provider may, at its option, but is not required to, (i) provide any financial information required by Regulation AB (17 CFR 229.1122) with respect to the Swap Provider or any guarantor of the Swap Provider if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause
(i) of this sentence with respect to itself (and which has the Required Swap Counterparty Rating and to which the assignment would satisfy the Rating Agency Condition (or with respect to Moody's, prior written notice has been given).

   The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in September 2012 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

   The sponsors' estimate of maximum probable exposure under the interest rate swap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Interest Rate Cap Agreement

   The Offered Certificates will have the benefit of an interest rate cap agreement (the "Interest Rate Cap Agreement") provided by IXIS Financial Products Inc., as cap provider. All obligations of the trust under the Interest Rate Cap Agreement will be paid on or prior to the closing date.

   The Interest Rate Cap Agreement will have an initial notional amount of $133,523,799.62. In connection with the first 10 distribution dates, the cap provider will be obligated under the Interest Rate Cap Agreement to pay to the trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the then current One-Month LIBOR rate (as defined in the Interest Rate Cap Agreement), over a cap strike rate of 7.500% per annum and (b) the product of the notional amount and the related multiplier set forth on the schedule attached as Annex III to this prospectus supplement for that distribution date, determined on an "actual/360" basis (the "Interest Rate Cap Payment"). The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in September 2007.

   The specified notional amount and related multiplier for the Interest Rate Cap Agreement are set forth on Annex III to this prospectus supplement.

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   Amounts, if any, payable under the Interest Rate Cap Agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the Offered Certificates if the pass-through rates on any of the Offered Certificates are limited for any of the first 10 distribution dates due to the caps on their pass-through rates described in this prospectus supplement.

   The Interest Rate Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreement.

   The sponsors' estimate of maximum probable exposure under the interest rate cap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

   The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

   The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payment not required to be distributed to holders of the Offered Certificates or paid to the Swap Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts or Basis Risk CarryForward Amounts, Unpaid Interest Amounts or Unpaid Realized Loss Amounts.

   With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated Amount" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Specified Subordinated Amount" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. On or after the Stepdown Date, the Specified Subordinated Amount may decrease, subject to an overcollateralization floor and certain triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down." Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

   In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Offered Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment owed to the Swap Provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "Excess Subordinated Amount". If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment to the Swap Provider) in an amount equal to the lesser of
(x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Net Monthly Excess Cash Flow" is the amount of Available Funds remaining on a distribution date after the amount necessary to make all payments of interest and principal to the Offered Certificates and amounts required to be paid to the Swap Provider, on that distribution date (other than Defaulted Swap Termination Payments).

Reports to Certificateholders

   On each distribution date the trustee will make available via its internet website (as noted below) to each holder of an Offered Certificate a distribution report, based on information provided to the trustee by the servicers and the swap provider, containing the following:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

   o the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such distribution date and the amount of all Basis Risk CarryForward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

   o if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

   o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;

   o the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;

   o the amount of the expenses and fees paid to or retained by the applicable servicer and paid to or retained by the trustee with respect to such distribution date;

   o the Pass-Through Rate for each such class of certificates with respect to such distribution date;

   o the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicers (and the trustee as successor servicer and any other successor servicer, if applicable), as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

   o  the number and aggregate outstanding principal balances of mortgage loans
      (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

   o with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

   o the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

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   o  whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

   o the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);

   o in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

   o the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts, or Basis Risk CarryForward Amounts;

   o  the Subordinated Amount and Specified Subordinated Amount;

   o  Prepayment Premiums collected by the servicers;

   o the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

   o  the amount distributed on the Class X certificates;

   o  the amount of any Subsequent Recoveries for such distribution date;

   o  the Record Date for such distribution date; and

   o updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

   The trustee will provide the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. As a condition to access the trustee's internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

   The trustee will also be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

                       THE POOLING AND SERVICING AGREEMENT

General

   The pooling and servicing agreement will be entered into among the depositor, Saxon, Countrywide Servicing, the trustee, First NLC and IXIS RE. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

   Pursuant to the pooling and servicing agreement, each servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with

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customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement.

Subservicers

   Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until a specified period after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the applicable servicer, for any reason, is no longer a servicer (including termination due to a servicer event of default).

   Each servicer will remain obligated and primarily liable to the trustee for the servicing and administering of the mortgage loans without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering the mortgage loans. The applicable servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

   As compensation for their activities as servicers, each servicer will be entitled, with respect to each mortgage loan serviced by it, to the servicing fee, which will be retained by that servicer or payable monthly from amounts on deposit in the applicable collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate for each mortgage loan serviced by the applicable servicer multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period (or the cut-off date, in the case of the first distribution date). See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, non-sufficient fund fees or similar items related to the mortgage loans serviced by such servicer. Each servicer will also be entitled to withdraw from the applicable collection account any net interest or other income earned on deposits in the applicable collection account. In addition, the servicers will be entitled to retain any Prepayment Interest Excesses related to the mortgage loans serviced by it for any distribution date to the extent Prepayment Interest Excesses are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by the applicable servicer during the period from the 16th day through the last day of the month prior to that distribution date (or the entire prior calendar month, in the case of the first distribution date). See "--Prepayment Interest Shortfalls" below. Each servicer will be responsible for any losses relating to the investment of funds in its collection account. Each servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

   As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled to the trustee fee, which will be remitted to the trustee monthly by the applicable servicer from amounts on deposit in the related collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each applicable mortgage loan on the Stated Principal Balance of such mortgage loan as of the close of business on the date immediately preceding the related Due Period.

P&I Advances and Servicing Advances

   P&I Advances. Each servicer (including the trustee as successor servicer or any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services (other than with respect to the principal portion of any balloon payments), subject to its determination in its good faith business judgment that such advance would be recoverable. The servicers will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of a final, non-appealable adjudication by a court of competent jurisdiction in a

                                      S-82
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bankruptcy proceeding or as a result of the application of the Relief Act. Such
P&I Advances by a servicer are reimbursable to that servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, that servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

   Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans it services subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

   o the preservation, restoration, inspection and protection of the mortgaged property,

   o  enforcement or judicial proceedings, including foreclosures, and

   o certain other customary amounts described in the pooling and servicing agreement.

   These servicing advances by a servicer are reimbursable to the related servicer subject to certain conditions and restrictions. In the event that, notwithstanding a servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the related servicer will be entitled to reimbursement for that advance from the trust fund.

   Recovery of Advances. Each servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans serviced by it that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the related servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer may be reimbursed for such advance from its collection account.

   None of the servicers will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the applicable servicer (as stated in an officer's certificate of the related servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

   In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the applicable servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the applicable servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the voluntary principal prepayments in full and thirty days' interest on the related mortgage loans, but only to the extent of the servicing fee payable to that servicer for that distribution date ("Compensating Interest"). The amount of those shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against the amount of interest received on mortgage loans serviced by that servicer that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period ("Prepayment Interest Excesses").

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Servicer Reports

   On a date preceding the applicable distribution date, each servicer is required to deliver to the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee. Each servicer is required to deliver to the trustee in March of each year, starting in 2007, an officer's certificate stating that:

   o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

   o to the best of such officer's knowledge, based on such review, the servicer has fulfilled in all material respects all of its obligations under the pooling and servicing agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure, including the steps being taken by the servicer to remedy such failure.

   In addition, in March of each year, starting in 2007, each servicer and the trustee will be required to deliver an assessment of compliance with applicable servicing criteria that contains the following:

   o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

   o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

   o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

   o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

   Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver an attestation report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

   Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, each servicer may
(i) waive any late payment charge or, if applicable, any penalty interest or
(ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

   Each servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures may result in, among other things, (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure,
(iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than

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the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Final Scheduled Distribution Date for any Offered Certificate.

   Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

   If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless the applicable servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the applicable servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

   Any fee collected by any servicer for entering into an assumption agreement will be retained by that servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which a servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

Hazard Insurance

   Each servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan serviced by it a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with that servicer's normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in its collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to that servicer by a borrower. The pooling and servicing agreement provides that a servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans serviced by it. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in its collection account the sums which would have been deposited in the collection account but for such clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

   The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's

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liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

   The applicable servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans serviced by it as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the applicable servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that the applicable servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the applicable servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the applicable servicer.

   With respect to any second-lien mortgage loan for which the related first-lien mortgage loan is not included in the mortgage loan pool, if, after such mortgage loan becomes 180 days Delinquent, the related servicer determines that a significant net recovery is not possible through foreclosure, the mortgage loan may be charged off and the mortgage loan will be treated as a liquidated mortgage loan, giving rise to a Realized Loss.

Optional Purchase of Delinquent Mortgage Loans

   The applicable servicer (or its assignee) has the option, but is not obligated, to purchase from the trust any mortgage loan that is 90 days or more Delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances related to the mortgage loan.

Removal and Resignation of a Servicer

   The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a "servicer event of default":

      (a) any failure by a servicer to remit to the trustee any payment required to be made by such servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to such servicer by the depositor or trustee or to such servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

      (b) any failure on the part of a servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of such servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 60 days (or a shorter period applicable to certain provisions in the pooling and servicing agreement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied, is given to such servicer by the depositor or trustee, or to such servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of such servicer; or

      (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of

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   assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against a servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 days; or

      (d) a servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such servicer or of or relating to all or substantially all of such servicer's property; or

      (e) a servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

      (f) any breach of a representation and warranty of a servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to a servicer by the trustee or the depositor, or to a servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

      (g) with respect to Saxon, any withdrawal or downgrade of two or more levels of the servicer's servicer rating by any rating agency that results in a downgrade, qualification or withdrawal of the rating assigned to any class of the certificates by any rating agency.

   Except in the limited circumstances permitted under the pooling and servicing agreement a servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that a servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by such servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

   Upon removal or resignation of a servicer in accordance with the pooling and servicing agreement, the trustee will be the successor servicer to such servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as such successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

   Any successor to each applicable servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

   Each servicer and any successor servicer will be required to be a Fannie Mae-approved or Freddie Mac-approved seller/servicer.

   The trustee, as successor servicer, and any other successor servicer is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the applicable collection account) as the related servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

   Notwithstanding any termination of the activities of a servicer under the pooling and servicing agreement, such servicer will be entitled to receive from the trust fund, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

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   In the event that a servicer is terminated for a servicer event of default, such terminated servicer will be obligated to transfer servicing of the mortgage loans it is servicing, provide notices to the borrowers of such mortgage loans, arrange for and transfer the servicing files to a successor servicer, pay all of such servicers own out-of-pocket costs and expenses at its own expense and pay all costs and expenses of all other parties to the pooling and servicing agreement relating to the transfer of the related servicing files to a successor servicer (excluding set-up costs and other administrative expenses of the successor servicer). In the event a servicer is terminated in any other cases, the successor servicer will be obligated to pay for such costs and expenses but such servicer will not be entitled to reimbursement for such amounts from the trust fund.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

   The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

   The trustee may at any time resign as trustee by giving written notice of resignation, to the depositor, each servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the related eligibility requirements of the trustee. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

   If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or any servicer may remove the trustee and appoint a successor trustee.

   The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

   Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

   Saxon and Countrywide Servicing, individually or together, may, at its or their option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable servicer or servicers at its or their expense plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (iii) any Swap Termination Payment owed to the Swap Provider. Such a purchase of the mortgage loans and REO properties would result in the payment on that distribution date of the final distribution on the Offered Certificates. Notwithstanding the foregoing, pursuant to the pooling and servicing agreement Saxon or Countrywide Servicing, individually or together, will be permitted to exercise the option to purchase the mortgage loans only if one of the following conditions is met:

(i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on any class of debt securities then outstanding that is rated by one or more rating agencies and backed by the Class X and Class P certificates ("Net Interest Margin Securities"), or (ii) (A) prior to that purchase, Saxon or Countrywide Servicing, individually or together, remits to the trustee an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

   The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

   The pooling and servicing agreement requires each servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify
(a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and
(d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

   In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the applicable servicer or its designee the mortgage loan files.

   Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to each servicer, the depositor, the trustee and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and
(ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

   In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicers and the Trustee

   The pooling and servicing agreement provides that none of the depositor, the servicers, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicers or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, a servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

   The depositor, the servicers, the trustee and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or
(ii) incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement, the swap agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, any servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

   None of the depositor, any servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, each servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, any servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicers and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

   The pooling and servicing agreement may be amended from time to time by the parties to that agreement, without notice to, or consent of, the holders of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicers, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

   The pooling and servicing agreement may be amended from time to time by the parties to that agreement, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will
(i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

   In addition to the foregoing, any amendment to the pooling and servicing agreement will require the prior written consent of the Swap Provider if such amendment could reasonably be expected to materially and adversely affect the rights or interests of the Swap Provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

   The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and approximately an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

   Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

   Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

   o  the closing date for the Offered Certificates occurs on November 28, 2006;

   o distributions on the certificates are made on the 25th day of each month, commencing in December 2006, in accordance with the priorities described in this prospectus supplement;

   o the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

   o  prepayments include 30 days' interest on the related mortgage loan;

   o "dual amortization" loans (i.e. those loans that amortize over a 40-year period for their first 10 years, and then for the next 20 years fully amortize based on a 20-year amortization schedule) amortize over a 30-year period;

   o the optional termination is not exercised (except with respect to the weighted average life to call);

   o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

   o with respect to each adjustable-rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Six-Month LIBOR Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) Six-Month LIBOR Loan Index remains constant at 5.38% and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

   o  One-Month LIBOR remains constant at 5.39%;

   o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

   o  no Swap Termination Payments are paid or received by the trust;

   o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

   o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

   o the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this prospectus supplement;

   o the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

   o interest accrues on each class of Offered Certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

   o the assumed mortgage loans have the approximate initial characteristics described below:

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
ARM    6MonthLIBOR                   0            66,115,805.36            8.734         0.520                 480
ARM    6MonthLIBOR                   0            17,022,820.03            7.897         0.520                 480
ARM    6MonthLIBOR                   0             2,481,960.26            8.403         0.520                 480
ARM    6MonthLIBOR                   0            30,524,663.83            8.481         0.520                 480
ARM    6MonthLIBOR                   0             1,321,805.91            8.249         0.520                 480
ARM    6MonthLIBOR                   0            24,613,904.17            8.594         0.520                 480
ARM    6MonthLIBOR                   0           175,200,447.88            8.319         0.520                 480
ARM    6MonthLIBOR                   0             2,608,048.69            8.155         0.520                 479
ARM    6MonthLIBOR                   0             1,395,987.25            8.974         0.520                 480
ARM    6MonthLIBOR                   0            10,842,667.32            8.405         0.520                 480
ARM    6MonthLIBOR                   0            10,534,665.12            8.375         0.520                 480
ARM    6MonthLIBOR                   0               419,471.44            7.713         0.520                 480
ARM    6MonthLIBOR                   0               219,747.38            6.999         0.520                 480
ARM    6MonthLIBOR                   0             1,655,956.36            8.506         0.520                 480
ARM    6MonthLIBOR                   0               133,798.34            8.450         0.520                 480
ARM    6MonthLIBOR                   0               946,216.20            8.414         0.520                 479
ARM    6MonthLIBOR                   0            11,447,735.35            8.675         0.520                 480
ARM    6MonthLIBOR                   0               703,345.63            8.111         0.520                 480
ARM    6MonthLIBOR                   0             1,959,378.32            8.577         0.520                 480
ARM    6MonthLIBOR                   0               361,169.34            9.581         0.520                 480
ARM    6MonthLIBOR                   0               203,868.56            8.999         0.520                 480
ARM    6MonthLIBOR                   0               220,825.43            9.299         0.520                 480
ARM    6MonthLIBOR                   0               550,344.76            8.975         0.520                 480
ARM    6MonthLIBOR                   0               800,693.65            8.085         0.520                 480
ARM    6MonthLIBOR                   0             1,781,213.86            7.822         0.520                 480
ARM    6MonthLIBOR                   0             5,431,108.01            8.215         0.520                 480
ARM    6MonthLIBOR                   0               260,804.84            9.500         0.520                 480
ARM    6MonthLIBOR                   0                87,831.48            9.450         0.520                 474
ARM    6MonthLIBOR                   0             1,627,615.68            7.834         0.520                 480
ARM    6MonthLIBOR                   0             2,435,805.00            8.294         0.520                 479
ARM    6MonthLIBOR                   0               170,840.90            8.750         0.520                 480
ARM    6MonthLIBOR                   0               564,397.68            8.466         0.520                 480
ARM    6MonthLIBOR                   0               444,278.62            8.040         0.520                 480
ARM    6MonthLIBOR                   0                99,822.03            8.990         0.520                 478
ARM    6MonthLIBOR                   0             1,028,125.54            7.458         0.520                 480
ARM    6MonthLIBOR                   0                86,872.36            8.599         0.520                 480
ARM    6MonthLIBOR                   0            18,164,739.95            8.166         0.520                 480
ARM    6MonthLIBOR                   0             7,347,001.56            8.279         0.520                 478
ARM    6MonthLIBOR                   0            20,271,609.96            8.024         0.520                 600
ARM    6MonthLIBOR                   0             2,250,613.39            8.198         0.520                 600
ARM    6MonthLIBOR                   0               279,780.50            8.340         0.520                 480
ARM    6MonthLIBOR                   0            10,898,441.32            8.404         0.520                 599
ARM    6MonthLIBOR                   0               748,685.21            7.303         0.520                 480
ARM    6MonthLIBOR                   0             1,601,999.33            8.320         0.520                 480
ARM    6MonthLIBOR                   0             6,095,868.27            8.410         0.520                 600
ARM    6MonthLIBOR                   0               179,835.07            7.800         0.520                 480
ARM    6MonthLIBOR                   0             1,340,579.61            7.664         0.520                 600
ARM    6MonthLIBOR                   0             7,627,917.04            7.475         0.520                 599
ARM    6MonthLIBOR                   0            16,862,642.51            7.860         0.520                 599
ARM    6MonthLIBOR                   0             3,306,086.43            7.699         0.520                 599
ARM    6MonthLIBOR                   0             4,184,206.00            8.104         0.520                 600
ARM    6MonthLIBOR                   0             2,670,293.93            8.966         0.520                 600
ARM    6MonthLIBOR                   0             2,313,052.81            8.472         0.520                 480
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
ARM                  476                356          5.897                     20                    6              8.734
ARM                  476                356          4.921                     20                    6              7.897
ARM                  476                356          5.961                     32                    6              8.403
ARM                  476                356          6.006                     32                    6              8.481
ARM                  475                355          5.360                     19                    6              8.249
ARM                  476                356          6.259                     20                    6              8.594
ARM                  476                356          6.251                     20                    6              8.319
ARM                  475                356          5.666                     20                    6              8.155
ARM                  475                355          5.974                     19                    6              8.974
ARM                  476                356          6.372                     20                    6              8.405
ARM                  476                356          6.181                     20                    6              8.435
ARM                  476                356          4.713                     56                    6              7.713
ARM                  477                357          3.990                     33                    6              6.999
ARM                  475                355          5.832                     19                    6              8.506
ARM                  477                357          5.450                     21                    6              8.450
ARM                  475                356          5.414                     20                    6              8.414
ARM                  477                357          6.461                     33                    6              8.675
ARM                  477                357          4.793                     57                    6              8.111
ARM                  475                355          5.165                     19                    6              8.577
ARM                  475                355          6.581                     31                    6              9.581
ARM                  477                357          5.999                     33                    6              8.999
ARM                  476                356          5.799                     32                    6              9.299
ARM                  476                356          6.397                     32                    6              8.975
ARM                  475                355          5.085                     31                    6              8.085
ARM                  475                355          3.663                     19                    6              7.822
ARM                  476                356          6.059                     20                    6              8.215
ARM                  477                357          6.500                     21                    6              9.500
ARM                  470                356          6.450                     56                    6              9.450
ARM                  477                357          5.779                     33                    6              7.834
ARM                  475                356          5.785                     32                    6              8.294
ARM                  476                356          5.250                     32                    6              8.750
ARM                  475                355          5.466                     19                    6              8.466
ARM                  476                356          5.320                     20                    6              8.040
ARM                  472                354          5.990                     30                    6              8.990
ARM                  475                355          4.801                     19                    6              7.458
ARM                  474                354          5.599                     30                    6              8.599
ARM                  476                356          6.581                     20                    6              8.166
ARM                  475                357          6.839                     33                    6              8.279
ARM                  597                357          6.081                     21                    6              8.024
ARM                  597                357          6.786                     33                    6              8.198
ARM                  477                357          7.500                     33                    6              8.340
ARM                  597                358          6.506                     34                    6              8.404
ARM                  477                357          6.200                     33                    6              7.303
ARM                  477                357          6.317                     33                    6              8.320
ARM                  597                357          6.084                     21                    6              8.410
ARM                  477                357          7.500                     33                    6              7.800
ARM                  597                357          5.941                     33                    6              7.664
ARM                  596                357          5.773                     33                    6              7.475
ARM                  596                357          6.012                     21                    6              7.860
ARM                  596                357          6.320                     21                    6              7.699
ARM                  598                358          7.182                     22                    6              8.104
ARM                  598                358          7.361                     34                    6              8.966
ARM                  478                358          7.358                     22                    6              8.472

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
ARM                15.641              2.192           1.346
ARM                14.802              1.548           1.452
ARM                15.183              2.065           1.390
ARM                15.367              1.889           1.433
ARM                15.249              1.500           1.500
ARM                15.522              2.741           1.164
ARM                15.269              2.763           1.185
ARM                14.721              1.919           1.317
ARM                15.974              1.500           1.500
ARM                15.380              2.558           1.316
ARM                14.899              2.338           1.117
ARM                14.713              1.500           1.500
ARM                13.999              1.500           1.500
ARM                15.506              1.500           1.500
ARM                15.450              1.500           1.500
ARM                15.414              1.500           1.500
ARM                15.461              2.697           1.371
ARM                15.111              1.500           1.500
ARM                15.577              1.500           1.500
ARM                16.581              1.500           1.500
ARM                15.999              1.500           1.500
ARM                16.299              1.500           1.500
ARM                15.684              1.700           1.300
ARM                15.085              1.500           1.500
ARM                14.822              1.736           1.421
ARM                14.402              2.099           1.047
ARM                16.500              1.500           1.500
ARM                16.450              1.500           1.500
ARM                13.888              1.973           1.027
ARM                15.294              2.470           1.213
ARM                15.750              1.500           1.500
ARM                15.466              1.500           1.500
ARM                14.759              1.640           1.360
ARM                15.990              1.500           1.500
ARM                14.458              1.643           1.500
ARM                15.599              1.500           1.500
ARM                14.564              2.407           1.199
ARM                14.983              2.591           1.352
ARM                14.103              2.079           1.040
ARM                14.735              2.537           1.268
ARM                15.340              3.000           1.500
ARM                15.088              2.654           1.327
ARM                14.020              2.717           1.359
ARM                14.386              2.066           1.033
ARM                14.515              2.105           1.052
ARM                14.800              3.000           1.500
ARM                13.870              2.205           1.103
ARM                13.661              2.185           1.093
ARM                13.970              2.110           1.055
ARM                14.105              2.406           1.203
ARM                15.104              3.000           1.500
ARM                15.966              3.000           1.500
ARM                15.419              2.948           1.474

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
ARM    6MonthLIBOR                   0             1,416,496.96            8.657         0.520                 480
ARM    6MonthLIBOR                   0               196,912.57            6.490         0.520                 600
ARM    6MonthLIBOR                   0             5,215,860.09            7.747         0.520                 600
ARM    6MonthLIBOR                   0             1,742,638.51            7.934         0.520                 600
ARM    6MonthLIBOR                   0               143,974.04            8.880         0.520                 600
ARM    6MonthLIBOR                   0             7,321,636.54            8.279         0.520                 599
ARM    6MonthLIBOR                   0               310,963.92            8.125         0.520                 595
ARM    6MonthLIBOR                   0               728,542.96            7.450         0.520                 600
ARM    6MonthLIBOR                   0               634,124.31            7.793         0.520                 480
ARM    6MonthLIBOR                   0               386,683.87            7.875         0.520                 540
ARM    6MonthLIBOR                   0             1,852,383.63            8.862         0.520                 600
ARM    6MonthLIBOR                   0             1,104,958.18            7.394         0.520                 480
ARM    6MonthLIBOR                   0               834,457.56            8.571         0.520                 540
ARM    6MonthLIBOR                   0               371,781.65            8.790         0.520                 540
ARM    6MonthLIBOR                   0               115,086.35            8.550         0.520                 480
ARM    6MonthLIBOR                   0               667,982.08            9.004         0.520                 600
ARM    6MonthLIBOR                   0               167,684.68            7.150         0.520                 538
ARM    6MonthLIBOR                   0             2,126,031.92            7.424         0.520                 480
ARM    6MonthLIBOR                   0               260,850.07            7.990         0.520                 540
ARM    6MonthLIBOR                   0             5,422,497.56            7.418         0.520                 600
ARM    6MonthLIBOR                   0             1,830,904.58            7.617         0.520                 600
ARM    6MonthLIBOR                   0               306,229.66            6.990         0.520                 600
ARM    6MonthLIBOR                   0               269,829.20            7.700         0.520                 540
ARM    6MonthLIBOR                   0               294,417.55            8.800         0.520                 600
ARM    6MonthLIBOR                   0               394,002.25            8.093         0.520                 540
ARM    6MonthLIBOR                   0               672,665.43            8.216         0.520                 598
ARM    6MonthLIBOR                   0               267,897.57            7.990         0.520                 600
ARM    6MonthLIBOR                   0               220,407.70            7.750         0.520                 600
ARM    6MonthLIBOR                   0               229,399.70            8.800         0.520                 540
ARM    6MonthLIBOR                   0               233,969.45            7.950         0.520                 480
ARM    6MonthLIBOR                   0               856,194.33            7.732         0.520                 480
ARM    6MonthLIBOR                   0               164,904.80            7.100         0.520                 480
ARM    6MonthLIBOR                   0               787,543.43            8.036         0.520                 480
ARM    6MonthLIBOR                   0               886,884.69            7.379         0.520                 480
ARM    6MonthLIBOR                   0             1,072,041.94            8.515         0.520                 480
ARM    6MonthLIBOR                   0               378,884.55            8.889         0.520                 480
ARM    6MonthLIBOR                   0               128,594.84            6.950         0.520                 480
ARM    6MonthLIBOR                   0               609,053.78            7.739         0.520                 480
ARM    6MonthLIBOR                   0               149,858.39            8.700         0.520                 480
ARM    6MonthLIBOR                   0               263,721.05            7.300         0.520                 480
ARM    6MonthLIBOR                   0               517,162.07            8.222         0.520                 480
ARM    6MonthLIBOR                   0               258,740.65            8.499         0.520                 480
ARM    6MonthLIBOR                   0               343,452.37            6.875         0.520                 480
ARM    6MonthLIBOR                   0               220,416.70            9.425         0.520                 480
ARM    6MonthLIBOR                   0               224,901.35            8.925         0.520                 480
ARM    6MonthLIBOR                  60            18,039,960.70            7.543         0.520                 360
ARM    6MonthLIBOR                   0             7,335,282.39            8.348         0.520                 360
ARM    6MonthLIBOR                  60           114,508,713.71            7.729         0.520                 360
ARM    6MonthLIBOR                   0            25,322,443.32            8.502         0.520                 360
ARM    6MonthLIBOR                   0            69,882,243.72            8.922         0.520                 360
ARM    6MonthLIBOR                   0            88,825,024.03            8.483         0.520                 360
ARM    6MonthLIBOR                   0               202,347.55           10.032         0.520                 360
ARM    6MonthLIBOR                  60            13,623,462.89            8.027         0.520                 360
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
ARM                  478                358          7.442                     34                    6              8.657
ARM                  598                358          6.240                     58                    6              6.490
ARM                  597                357          5.917                     21                    6              7.747
ARM                  597                357          6.104                     33                    6              7.934
ARM                  598                358          7.500                     22                    6              8.880
ARM                  596                357          6.288                     21                    6              8.279
ARM                  594                359          7.500                     59                    6              8.125
ARM                  596                356          5.450                     32                    6              7.450
ARM                  476                356          5.793                     32                    6              7.793
ARM                  536                356          5.875                     32                    6              7.875
ARM                  597                357          6.862                     21                    6              8.862
ARM                  476                356          5.394                     20                    6              7.394
ARM                  536                356          6.571                     20                    6              8.571
ARM                  536                356          6.790                     56                    6              8.790
ARM                  476                356          5.050                     32                    6              8.550
ARM                  596                356          7.004                     20                    6              9.004
ARM                  534                356          5.150                     20                    6              7.150
ARM                  477                357          5.424                     21                    6              7.424
ARM                  537                357          5.990                     33                    6              7.990
ARM                  597                357          5.418                     21                    6              7.418
ARM                  597                357          5.617                     33                    6              7.617
ARM                  597                357          4.990                     21                    6              6.990
ARM                  537                357          5.700                     21                    6              7.700
ARM                  597                357          6.800                     33                    6              8.800
ARM                  537                357          6.093                     21                    6              8.093
ARM                  595                357          6.216                     21                    6              8.216
ARM                  597                357          5.990                     33                    6              7.990
ARM                  597                357          5.750                     21                    6              7.750
ARM                  537                357          5.800                     21                    6              8.800
ARM                  477                357          5.950                     33                    6              7.950
ARM                  474                354          5.196                     18                    6              7.732
ARM                  469                349          3.400                     13                    6              7.100
ARM                  474                354          5.728                     18                    6              8.036
ARM                  474                354          5.629                     18                    6              7.379
ARM                  476                356          6.274                     20                    6              8.515
ARM                  476                356          6.110                     20                    6              8.889
ARM                  476                356          5.950                     20                    6              6.950
ARM                  477                357          6.084                     21                    6              7.739
ARM                  476                356          7.050                     20                    6              8.700
ARM                  477                357          2.300                     21                    6              7.300
ARM                  474                354          5.222                     30                    6              8.222
ARM                  476                356          5.499                     20                    6              8.499
ARM                  476                356          3.875                     56                    6              6.875
ARM                  478                358          6.050                     34                    6              9.425
ARM                  478                358          6.500                     58                    6              8.925
ARM                  356                356          5.605                     32                    6              7.543
ARM                  356                356          5.451                     20                    6              8.348
ARM                  356                356          6.042                     20                    6              7.729
ARM                  356                356          5.919                     32                    6              8.446
ARM                  356                356          6.002                     20                    6              8.848
ARM                  356                356          6.331                     20                    6              8.479
ARM                  356                356          6.881                     20                    6             10.032
ARM                  356                356          6.048                     20                    6              8.027

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
ARM                15.657              3.000           1.500
ARM                13.490              3.000           1.500
ARM                13.901              2.154           1.077
ARM                14.134              2.200           1.100
ARM                15.880              3.000           1.500
ARM                14.301              2.021           1.011
ARM                15.125              3.000           1.500
ARM                13.450              2.000           1.000
ARM                13.793              2.000           1.000
ARM                13.875              2.000           1.000
ARM                14.862              2.000           1.000
ARM                13.394              2.000           1.000
ARM                14.571              2.000           1.000
ARM                14.790              2.000           1.000
ARM                14.550              2.000           1.000
ARM                15.004              2.000           1.000
ARM                13.150              2.000           1.000
ARM                13.424              2.000           1.000
ARM                13.990              2.000           1.000
ARM                13.418              2.000           1.000
ARM                13.617              2.000           1.000
ARM                12.990              2.000           1.000
ARM                13.700              2.000           1.000
ARM                14.800              2.000           1.000
ARM                14.093              2.000           1.000
ARM                14.216              2.000           1.000
ARM                13.990              2.000           1.000
ARM                13.750              2.000           1.000
ARM                14.800              2.000           1.000
ARM                13.950              2.000           1.000
ARM                14.732              1.500           1.500
ARM                14.100              1.500           1.500
ARM                15.036              1.500           1.500
ARM                13.379              3.000           1.000
ARM                14.949              3.000           1.044
ARM                15.889              3.000           1.000
ARM                13.950              3.000           1.000
ARM                14.739              2.000           1.500
ARM                15.700              2.000           1.500
ARM                14.300              1.500           1.500
ARM                15.222              1.500           1.500
ARM                15.499              1.500           1.500
ARM                13.875              1.500           1.500
ARM                16.425              3.000           1.000
ARM                15.925              3.000           1.000
ARM                14.268              2.232           1.338
ARM                15.207              1.810           1.430
ARM                14.542              2.608           1.195
ARM                15.454              1.844           1.475
ARM                15.786              2.140           1.378
ARM                15.319              2.705           1.178
ARM                17.032              1.500           1.500
ARM                14.788              2.540           1.190

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
ARM    6MonthLIBOR                   0               375,728.49           10.023         0.520                 360
ARM    6MonthLIBOR                   0               147,637.07            8.555         0.520                 360
ARM    6MonthLIBOR                  60               749,296.60            7.526         0.520                 360
ARM    6MonthLIBOR                   0             8,301,012.32            8.747         0.520                 360
ARM    6MonthLIBOR                  60             3,957,887.01            7.792         0.520                 360
ARM    6MonthLIBOR                   0               347,156.86            8.265         0.520                 360
ARM    6MonthLIBOR                  60               360,000.00            8.990         0.520                 360
ARM    6MonthLIBOR                   0             2,037,700.89            8.717         0.520                 360
ARM    6MonthLIBOR                   0               899,108.80            9.169         0.520                 358
ARM    6MonthLIBOR                   0             6,406,065.89            9.336         0.520                 360
ARM    6MonthLIBOR                  60               157,500.00            8.629         0.520                 360
ARM    6MonthLIBOR                  60             5,861,481.78            7.499         0.520                 360
ARM    6MonthLIBOR                   0             2,683,325.41            9.272         0.520                 359
ARM    6MonthLIBOR                  60            24,908,744.00            8.437         0.520                 360
ARM    6MonthLIBOR                   0             1,784,284.05            8.165         0.520                 360
ARM    6MonthLIBOR                   0             1,009,530.07            7.606         0.520                 360
ARM    6MonthLIBOR                   0            15,036,162.85            8.421         0.520                 360
ARM    6MonthLIBOR                   0               512,833.47            7.856         0.520                 360
ARM    6MonthLIBOR                   0             3,312,242.47            9.071         0.520                 360
ARM    6MonthLIBOR                   0               449,084.33            9.046         0.520                 360
ARM    6MonthLIBOR                   0               362,574.83            9.106         0.520                 360
ARM    6MonthLIBOR                   0            19,006,371.52            8.437         0.520                 360
ARM    6MonthLIBOR                  60             1,543,746.00            7.508         0.520                 360
ARM    6MonthLIBOR                   0               139,703.09            7.755         0.520                 360
ARM    6MonthLIBOR                   0             3,779,128.29            8.667         0.520                 360
ARM    6MonthLIBOR                 120             1,260,000.00            7.375         0.520                 360
ARM    6MonthLIBOR                 120               428,000.00            7.307         0.520                 360
ARM    6MonthLIBOR                   0               344,238.15            8.313         0.520                 360
ARM    6MonthLIBOR                   0               332,862.11            7.990         0.520                 360
ARM    6MonthLIBOR                  60               866,400.00            7.335         0.520                 360
ARM    6MonthLIBOR                   0            41,446,607.09            8.813         0.520                 360
ARM    6MonthLIBOR                   0             1,552,847.15            9.344         0.520                 360
ARM    6MonthLIBOR                   0             2,565,470.93            8.899         0.520                 360
ARM    6MonthLIBOR                 120               240,720.00            7.625         0.520                 360
ARM    6MonthLIBOR                 120               919,120.00            6.875         0.520                 360
ARM    6MonthLIBOR                   0               299,209.49            8.125         0.520                 360
ARM    6MonthLIBOR                   0               394,197.95            7.990         0.520                 360
ARM    6MonthLIBOR                  60               968,000.00            7.170         0.520                 360
ARM    6MonthLIBOR                  60               570,297.29            7.802         0.520                 360
ARM    6MonthLIBOR                   0             9,942,463.62            8.843         0.520                 360
ARM    6MonthLIBOR                  60               654,200.00            8.183         0.520                 360
ARM    6MonthLIBOR                  60             2,094,300.00            8.487         0.520                 360
ARM    6MonthLIBOR                   0               148,375.77            7.875         0.520                 360
ARM    6MonthLIBOR                  60               288,880.17            6.990         0.520                 360
ARM    6MonthLIBOR                 120               140,000.00            6.875         0.520                 360
ARM    6MonthLIBOR                   0               113,248.38            9.999         0.520                 360
ARM    6MonthLIBOR                   0               463,997.80            8.323         0.520                 360
ARM    6MonthLIBOR                   0               283,413.41            9.748         0.520                 360
ARM    6MonthLIBOR                   0            23,840,701.02            8.336         0.520                 360
ARM    6MonthLIBOR                   0               754,741.02            8.566         0.520                 360
ARM    6MonthLIBOR                  60             5,575,733.34            7.429         0.520                 360
ARM    6MonthLIBOR                   0               668,400.74            9.182         0.520                 360
ARM    6MonthLIBOR                 120               143,600.00            6.999         0.520                 360
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
ARM                  354                354          7.361                     30                    6             10.023
ARM                  356                356          5.055                     20                    6              8.555
ARM                  356                356          4.269                     56                    6              7.526
ARM                  356                356          6.376                     20                    6              8.747
ARM                  357                357          6.569                     33                    6              7.792
ARM                  356                356          4.687                     56                    6              6.660
ARM                  356                356          5.990                     32                    6              8.990
ARM                  357                357          6.807                     33                    6              8.717
ARM                  355                355          7.007                     33                    6              9.169
ARM                  356                356          7.031                     32                    6              9.336
ARM                  356                356          5.629                     20                    6              8.629
ARM                  356                356          5.247                     20                    6              7.499
ARM                  354                354          6.126                     19                    6              9.272
ARM                  356                356          6.089                     20                    6              8.437
ARM                  355                355          3.857                     19                    6              8.165
ARM                  356                356          4.057                     20                    6              7.606
ARM                  356                356          5.900                     20                    6              8.345
ARM                  357                357          2.644                     33                    6              3.807
ARM                  357                357          6.941                     33                    6              8.871
ARM                  356                356          5.845                     56                    6              9.046
ARM                  355                355          6.135                     19                    6              9.106
ARM                  356                356          7.028                     32                    6              8.437
ARM                  356                356          5.299                     32                    6              7.508
ARM                  357                357          4.755                     21                    6              7.755
ARM                  356                356          6.191                     20                    6              8.667
ARM                  357                357          2.250                     21                    6              2.250
ARM                  357                357          3.000                     33                    6              3.000
ARM                  357                357          6.182                     33                    6              8.313
ARM                  355                355          4.990                     19                    6              7.990
ARM                  356                356          5.559                     56                    6              7.335
ARM                  357                357          6.752                     33                    6              8.813
ARM                  356                356          6.843                     20                    6              9.344
ARM                  354                354          6.134                     18                    6              8.899
ARM                  357                357          3.000                     33                    6              3.000
ARM                  357                357          3.000                     57                    6              3.000
ARM                  356                356          5.125                     20                    6              8.125
ARM                  357                357          4.990                     21                    6              7.990
ARM                  356                356          4.055                     56                    6              7.170
ARM                  356                356          4.560                     20                    6              7.802
ARM                  357                357          6.832                     21                    6              8.843
ARM                  357                357          5.183                     21                    6              8.183
ARM                  356                356          5.953                     20                    6              8.487
ARM                  354                354          2.800                     30                    6              7.875
ARM                  356                356          3.990                     20                    6              6.990
ARM                  357                357          3.000                     57                    6              3.000
ARM                  357                357          6.999                     21                    6              9.999
ARM                  355                355          5.323                     19                    6              8.323
ARM                  356                356          6.438                     32                    6              9.748
ARM                  356                356          6.774                     20                    6              8.336
ARM                  355                355          5.566                     19                    6              8.566
ARM                  356                356          6.082                     20                    6              7.429
ARM                  355                355          6.573                     19                    6              9.182
ARM                  357                357          2.250                     33                    6              2.250

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
ARM                17.023              1.500           1.500
ARM                15.555              1.500           1.500
ARM                14.526              1.500           1.500
ARM                15.318              2.352           1.210
ARM                14.617              2.850           1.413
ARM                14.478              3.896           1.543
ARM                15.990              1.500           1.500
ARM                15.564              2.523           1.423
ARM                16.169              2.451           1.500
ARM                16.234              2.480           1.449
ARM                15.629              1.500           1.500
ARM                14.095              1.870           1.298
ARM                16.247              1.609           1.464
ARM                15.221              2.523           1.224
ARM                15.165              1.500           1.500
ARM                14.606              1.500           1.500
ARM                15.183              2.395           1.275
ARM                14.088              4.954           1.884
ARM                15.943              2.718           1.473
ARM                16.046              1.500           1.500
ARM                16.106              1.617           1.500
ARM                15.324              2.796           1.444
ARM                14.022              1.958           1.257
ARM                14.755              1.500           1.500
ARM                15.373              2.331           1.243
ARM                13.375              6.000           2.000
ARM                13.307              6.000           2.000
ARM                15.313              1.500           1.500
ARM                14.990              1.500           1.500
ARM                13.782              1.777           1.223
ARM                15.761              2.870           1.472
ARM                15.996              1.882           1.301
ARM                15.899              1.500           1.500
ARM                13.625              6.000           2.000
ARM                12.875              6.000           2.000
ARM                15.125              1.500           1.500
ARM                14.990              1.500           1.500
ARM                14.170              1.500           1.500
ARM                14.802              1.500           1.500
ARM                15.475              2.642           1.309
ARM                15.183              1.500           1.500
ARM                15.487              2.395           1.202
ARM                14.875              1.500           1.500
ARM                13.990              1.500           1.500
ARM                12.875              6.000           2.000
ARM                16.999              1.500           1.500
ARM                15.323              1.500           1.500
ARM                16.748              1.500           1.500
ARM                15.025              2.626           1.344
ARM                15.566              1.500           1.500
ARM                14.350              2.858           1.332
ARM                16.182              1.666           1.445
ARM                12.999              6.000           2.000

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
ARM    6MonthLIBOR                  60               475,455.03            8.344         0.520                 360
ARM    6MonthLIBOR                   0               102,949.80            8.550         0.520                 360
ARM    6MonthLIBOR                  60             1,273,070.00            7.530         0.520                 360
ARM    6MonthLIBOR                  60             4,367,970.55            7.539         0.520                 360
ARM    6MonthLIBOR                  60               230,000.00            8.199         0.520                 360
ARM    6MonthLIBOR                   0               533,897.49            8.402         0.520                 360
ARM    6MonthLIBOR                   0             1,298,995.64            7.574         0.520                 360
ARM    6MonthLIBOR                  60               787,399.99            7.444         0.520                 360
ARM    6MonthLIBOR                   0                90,942.50            9.999         0.520                 360
ARM    6MonthLIBOR                   0             1,510,812.26            7.993         0.520                 359
ARM    6MonthLIBOR                   0               666,355.55            9.363         0.520                 360
ARM    6MonthLIBOR                   0             9,393,481.94            8.778         0.520                 360
ARM    6MonthLIBOR                  60               303,499.97            8.320         0.520                 360
ARM    6MonthLIBOR                   0             1,409,438.27            9.478         0.520                 360
ARM    6MonthLIBOR                  60             9,513,616.71            7.966         0.520                 360
ARM    6MonthLIBOR                  60             3,695,317.20            7.560         0.520                 360
ARM    6MonthLIBOR                  60               232,000.00            7.850         0.520                 360
ARM    6MonthLIBOR                  60             1,614,649.96            7.800         0.520                 360
ARM    6MonthLIBOR                   0               751,346.83            8.255         0.520                 360
ARM    6MonthLIBOR                  60             1,431,449.00            7.480         0.520                 360
ARM    6MonthLIBOR                   0             1,403,411.67            8.807         0.520                 360
ARM    6MonthLIBOR                  84               330,000.00            8.140         0.520                 360
ARM    6MonthLIBOR                   0             6,665,510.19            9.080         0.520                 360
ARM    6MonthLIBOR                  60             3,393,200.00            8.134         0.520                 360
ARM    6MonthLIBOR                   0               209,682.46            9.625         0.520                 360
ARM    6MonthLIBOR                  60               701,800.00            7.100         0.520                 360
ARM    6MonthLIBOR                  60               923,300.00            8.647         0.520                 360
ARM    6MonthLIBOR                   0               170,662.26            8.990         0.520                 360
ARM    6MonthLIBOR                   0               232,738.61            7.143         0.520                 359
ARM    6MonthLIBOR                  60             5,440,472.69            7.384         0.520                 360
ARM    6MonthLIBOR                  60               243,920.00            6.875         0.520                 360
ARM    6MonthLIBOR                  60             1,275,300.00            7.057         0.520                 360
ARM    6MonthLIBOR                  60             2,271,220.00            7.413         0.520                 360
ARM    6MonthLIBOR                   0               338,585.33            9.241         0.520                 360
ARM    6MonthLIBOR                   0               338,875.42            7.000         0.520                 360
ARM    6MonthLIBOR                   0               170,663.11            9.550         0.520                 360
ARM    6MonthLIBOR                   0               721,121.88            7.640         0.520                 360
ARM    6MonthLIBOR                  60               865,600.00            7.363         0.520                 360
ARM    6MonthLIBOR                  60               105,600.00            7.350         0.520                 360
ARM    6MonthLIBOR                   0               305,004.04            6.990         0.520                 358
ARM    6MonthLIBOR                   0                83,299.53            7.050         0.520                 360
ARM    6MonthLIBOR                   0               333,386.23            9.016         0.520                 359
ARM    6MonthLIBOR                   0               122,840.50            9.025         0.520                 360
ARM    6MonthLIBOR                  60               248,000.00            7.990         0.520                 360
ARM    6MonthLIBOR                  24               258,249.92            8.000         0.520                 360
ARM    6MonthLIBOR                  60               175,919.63            6.850         0.520                 360
ARM    6MonthLIBOR                   0               140,222.46            7.990         0.520                 360
ARM    6MonthLIBOR                  60               149,600.00            8.625         0.520                 360
ARM    6MonthLIBOR                  60               467,500.00            7.500         0.520                 360
ARM    6MonthLIBOR                   0             1,076,838.62            8.060         0.520                 360
ARM    6MonthLIBOR                   0                60,623.62            9.676         0.520                 360
ARM    6MonthLIBOR                  60               720,000.00            7.500         0.520                 360
ARM    6MonthLIBOR                   0             1,812,861.91            9.239         0.520                 360
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
ARM                  356                356          4.844                     20                    6              8.344
ARM                  356                356          5.550                     20                    6              8.550
ARM                  356                356          5.724                     32                    6              7.530
ARM                  356                356          5.856                     20                    6              7.539
ARM                  354                354          5.199                     30                    6              8.199
ARM                  357                357          5.984                     33                    6              8.402
ARM                  358                358          5.935                     58                    6              7.125
ARM                  355                355          4.444                     19                    6              7.444
ARM                  354                354          6.999                     18                    6              9.999
ARM                  354                354          5.455                     19                    6              7.993
ARM                  355                355          7.175                     31                    6              9.363
ARM                  358                358          7.077                     22                    6              8.778
ARM                  355                355          6.350                     19                    6              8.320
ARM                  357                357          6.763                     33                    6              9.478
ARM                  356                356          6.572                     20                    6              7.966
ARM                  356                356          5.908                     32                    6              7.560
ARM                  357                357          7.100                     33                    6              7.850
ARM                  356                356          6.148                     32                    6              7.800
ARM                  358                358          7.123                     34                    6              8.255
ARM                  355                355          6.395                     19                    6              7.480
ARM                  356                356          6.441                     20                    6              8.807
ARM                  357                357          7.500                     57                    6              8.140
ARM                  358                358          7.347                     34                    6              9.080
ARM                  358                358          7.127                     22                    6              8.134
ARM                  358                358          7.500                     22                    6              9.625
ARM                  358                358          6.920                     34                    6              7.100
ARM                  357                357          6.647                     33                    6              8.647
ARM                  358                358          7.500                     22                    6              8.990
ARM                  355                355          5.143                     20                    6              7.143
ARM                  356                356          5.370                     20                    6              7.384
ARM                  355                355          4.875                     19                    6              6.875
ARM                  356                356          5.057                     32                    6              7.057
ARM                  356                356          5.413                     20                    6              7.413
ARM                  356                356          7.241                     20                    6              9.241
ARM                  356                356          5.000                     32                    6              7.000
ARM                  356                356          7.550                     32                    6              9.550
ARM                  357                357          5.640                     21                    6              7.640
ARM                  357                357          5.363                     21                    6              7.363
ARM                  357                357          5.350                     33                    6              7.350
ARM                  348                348          5.250                     14                    6              6.990
ARM                  350                350          3.550                     14                    6              7.050
ARM                  352                352          5.703                     17                    6              9.016
ARM                  354                354          7.500                     30                    6              9.025
ARM                  355                355          6.740                     19                    6              7.990
ARM                  355                355          5.990                     19                    6              8.000
ARM                  353                353          6.600                     17                    6              6.850
ARM                  354                354          7.500                     18                    6              7.990
ARM                  354                354          7.500                     18                    6              8.625
ARM                  355                355          5.250                     55                    6              7.500
ARM                  356                356          5.658                     56                    6              8.060
ARM                  354                354          7.000                     18                    6              9.676
ARM                  354                354          5.750                     18                    6              7.500
ARM                  356                356          6.398                     20                    6              9.239

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
ARM                15.344              1.500           1.500
ARM                15.550              1.500           1.500
ARM                14.246              2.239           1.358
ARM                13.733              2.425           1.071
ARM                15.199              1.500           1.500
ARM                14.821              1.791           1.209
ARM                14.479              3.026           1.246
ARM                14.444              1.500           1.500
ARM                16.999              1.500           1.500
ARM                14.686              2.078           1.326
ARM                16.363              2.196           1.322
ARM                15.682              2.857           1.452
ARM                15.320              1.500           1.500
ARM                16.478              3.000           1.500
ARM                14.522              2.528           1.278
ARM                13.934              2.267           1.187
ARM                14.850              3.000           1.500
ARM                14.120              2.321           1.160
ARM                15.255              3.000           1.500
ARM                14.125              2.827           1.323
ARM                15.807              2.650           1.307
ARM                15.140              3.000           1.500
ARM                16.080              3.000           1.500
ARM                15.134              3.000           1.500
ARM                16.625              3.000           1.500
ARM                14.100              3.000           1.500
ARM                15.100              2.453           1.227
ARM                15.990              3.000           1.500
ARM                13.143              2.000           1.000
ARM                13.537              2.006           1.056
ARM                12.875              2.000           1.000
ARM                13.057              2.000           1.000
ARM                13.413              2.000           1.000
ARM                15.241              2.000           1.000
ARM                13.000              2.000           1.000
ARM                15.550              2.000           1.000
ARM                13.640              2.000           1.000
ARM                13.363              2.000           1.000
ARM                13.350              2.000           1.000
ARM                13.990              3.000           2.000
ARM                14.050              1.500           1.500
ARM                15.016              3.000           1.000
ARM                16.025              3.000           1.500
ARM                13.990              3.000           1.000
ARM                13.000              2.000           1.000
ARM                13.850              3.000           1.500
ARM                14.990              3.000           1.500
ARM                15.625              3.000           1.500
ARM                14.500              3.000           1.000
ARM                15.060              3.000           1.192
ARM                15.676              3.000           1.000
ARM                13.500              3.000           1.000
ARM                15.945              2.779           1.100

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
ARM    6MonthLIBOR                  36               438,882.06            7.450         0.520                 360
ARM    6MonthLIBOR                   0             2,069,861.29            8.263         0.520                 360
ARM    6MonthLIBOR                  60               623,300.00            7.609         0.520                 360
ARM    6MonthLIBOR                  60               218,000.00            8.775         0.520                 360
ARM    6MonthLIBOR                   0               382,366.27            8.848         0.520                 360
ARM    6MonthLIBOR                  24               416,000.00            6.650         0.520                 360
ARM    6MonthLIBOR                   0             1,215,490.68            9.102         0.520                 359
ARM    6MonthLIBOR                   0             1,983,823.56            7.920         0.520                 360
ARM    6MonthLIBOR                   0                28,408.27           10.595         0.520                 358
ARM    6MonthLIBOR                  60               158,550.00            7.700         0.520                 360
ARM    6MonthLIBOR                   0               614,389.76            8.604         0.520                 360
ARM    6MonthLIBOR                  60               686,120.00            7.508         0.520                 360
ARM    6MonthLIBOR                  60               412,400.00            7.733         0.520                 360
ARM    6MonthLIBOR                   0               213,496.92            8.700         0.520                 360
ARM    6MonthLIBOR                   0                34,894.56            8.600         0.520                 358
ARM    6MonthLIBOR                  60               300,000.00            6.959         0.520                 360
ARM    6MonthLIBOR                   0               231,487.26            8.999         0.520                 360
ARM    6MonthLIBOR                  60               190,000.00            7.500         0.520                 360
ARM    6MonthLIBOR                  60               195,500.00            7.625         0.520                 360
ARM    6MonthLIBOR                  60               207,999.99            6.950         0.520                 360
ARM    6MonthLIBOR                  60               446,250.00            7.600         0.520                 360
FRM        N/A                       0             2,575,125.70            8.196         0.520                 479
FRM        N/A                       0            20,488,377.54           11.349         0.520                 360
FRM        N/A                       0            10,561,710.13           11.435         0.520                 360
FRM        N/A                       0                35,931.74            9.990         0.520                 360
FRM        N/A                       0               250,655.50            7.399         0.520                 480
FRM        N/A                       0             3,346,156.12            7.521         0.520                 480
FRM        N/A                       0                76,880.79           10.797         0.520                 360
FRM        N/A                       0             2,650,276.67           11.225         0.520                 360
FRM        N/A                       0            11,096,645.29            7.589         0.520                 480
FRM        N/A                       0            11,305,142.99           11.731         0.520                 360
FRM        N/A                       0               875,445.44           11.244         0.520                 360
FRM        N/A                       0               996,918.77           11.878         0.520                 360
FRM        N/A                       0               184,722.86            8.650         0.520                 480
FRM        N/A                       0               323,240.67           11.991         0.520                 360
FRM        N/A                       0               483,723.23           11.789         0.520                 360
FRM        N/A                       0               495,980.54            7.498         0.520                 480
FRM        N/A                       0               148,452.00            9.750         0.520                 360
FRM        N/A                       0             1,163,246.88            8.741         0.520                 480
FRM        N/A                       0               219,769.60            8.058         0.520                 480
FRM        N/A                       0             1,386,457.59            8.085         0.520                 480
FRM        N/A                       0               125,138.13            7.650         0.520                 475
FRM        N/A                       0               168,390.88            8.990         0.520                 480
FRM        N/A                       0             4,016,849.28            9.204         0.520                 480
FRM        N/A                       0               399,105.67            7.125         0.520                 480
FRM        N/A                       0             5,179,034.50            7.695         0.520                 480
FRM        N/A                       0               902,892.12            8.197         0.520                 479
FRM        N/A                       0               854,664.37            8.374         0.520                 480
FRM        N/A                       0             2,790,684.16           11.734         0.520                 359
FRM        N/A                       0               672,182.54           11.564         0.520                 360
FRM        N/A                       0             1,304,028.56            9.447         0.520                 599
FRM        N/A                       0             1,188,478.39            8.049         0.520                 600
FRM        N/A                       0             2,832,574.50            8.283         0.520                 600
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
ARM                  355                355          6.750                     31                    6              7.450
ARM                  356                356          6.070                     20                    6              8.263
ARM                  355                355          5.976                     19                    6              7.609
ARM                  355                355          5.950                     55                    6              8.775
ARM                  356                356          6.264                     20                    6              8.848
ARM                  355                355          5.950                     19                    6              6.650
ARM                  355                355          6.102                     20                    6              9.102
ARM                  356                356          4.512                     20                    6              7.920
ARM                  352                352          7.095                     30                    6             10.595
ARM                  356                356          4.700                     56                    6              7.700
ARM                  355                355          5.457                     31                    6              8.604
ARM                  356                356          2.362                     20                    6              7.508
ARM                  355                355          5.567                     31                    6              7.733
ARM                  356                356          5.700                     20                    6              8.700
ARM                  355                355          5.100                     57                    6              8.600
ARM                  356                356          3.959                     56                    6              6.959
ARM                  356                356          5.999                     20                    6              8.999
ARM                  356                356          4.500                     20                    6              7.500
ARM                  356                356          4.625                     20                    6              7.625
ARM                  354                354          4.542                     18                    6              6.950
ARM                  358                358          6.500                     34                    6              7.600
FRM                  475                356            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  474                354            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  471                356            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  474                354            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  476                357            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  356                177            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  597                358            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
ARM                14.450              3.000           1.500
ARM                15.263              3.000           1.000
ARM                14.609              3.000           1.000
ARM                15.775              3.000           1.000
ARM                15.848              2.000           1.500
ARM                13.650              1.500           1.500
ARM                16.102              1.500           1.500
ARM                14.920              1.500           1.500
ARM                17.595              1.500           1.500
ARM                14.700              1.500           1.500
ARM                15.604              1.500           1.500
ARM                14.508              1.500           1.500
ARM                14.733              1.500           1.500
ARM                15.700              1.500           1.500
ARM                15.600              1.500           1.500
ARM                13.959              1.500           1.500
ARM                15.999              1.500           1.500
ARM                14.500              1.500           1.500
ARM                14.625              1.500           1.500
ARM                12.950              3.000           1.000
ARM                14.600              3.000           1.000
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
FRM        N/A                       0                94,482.08            8.750         0.520                 600
FRM        N/A                       0             1,672,730.00           12.311         0.520                 360
FRM        N/A                       0                20,997.14            9.590         0.520                 600
FRM        N/A                       0               448,453.38            8.381         0.520                 600
FRM        N/A                       0                82,974.37            7.740         0.520                 480
FRM        N/A                       0               957,711.63            7.755         0.520                 600
FRM        N/A                       0             2,547,286.11           11.588         0.520                 360
FRM        N/A                       0               908,936.45            9.275         0.520                 597
FRM        N/A                       0             1,260,572.89           11.614         0.520                 360
FRM        N/A                       0               422,488.64            8.795         0.520                 540
FRM        N/A                       0               562,163.70            7.990         0.520                 548
FRM        N/A                       0               215,891.72            9.250         0.520                 540
FRM        N/A                       0               703,124.13            7.005         0.520                 480
FRM        N/A                       0             1,152,090.67            7.184         0.520                 600
FRM        N/A                       0               383,058.57            8.111         0.520                 600
FRM        N/A                       0               150,171.83            8.050         0.520                 480
FRM        N/A                       0               130,943.98           11.372         0.520                 358
FRM        N/A                       0               174,946.03            8.550         0.520                 600
FRM        N/A                       0               566,607.58            6.390         0.520                 600
FRM        N/A                       0                77,140.12           12.500         0.520                 360
FRM        N/A                       0               307,593.17            6.500         0.520                 480
FRM        N/A                       0               190,234.83            7.990         0.520                 480
FRM        N/A                       0               166,003.57           11.182         0.520                 360
FRM        N/A                       0               161,736.53           11.478         0.520                 358
FRM        N/A                       0                69,898.54           10.990         0.520                 360
FRM        N/A                       0               309,522.08            6.990         0.520                 480
FRM        N/A                       0               199,304.83            7.990         0.520                 473
FRM        N/A                       0               309,689.51            8.500         0.520                 480
FRM        N/A                       0               230,214.59            8.250         0.520                 480
FRM        N/A                       0               599,279.45            7.500         0.520                 480
FRM        N/A                      60             2,168,154.33            7.195         0.520                 360
FRM        N/A                       0               394,830.45            8.711         0.520                 240
FRM        N/A                       0            21,522,041.64            8.631         0.520                 360
FRM        N/A                       0            10,764,720.56            8.126         0.520                 359
FRM        N/A                       0             9,900,458.04            7.652         0.520                 360
FRM        N/A                      60             6,105,296.48            7.128         0.520                 360
FRM        N/A                       0               108,082.26            7.000         0.520                 120
FRM        N/A                       0             2,853,312.88            8.746         0.520                 360
FRM        N/A                       0               426,074.41            9.246         0.520                 180
FRM        N/A                       0                59,487.72            8.250         0.520                 180
FRM        N/A                       0            20,205,657.33            7.909         0.520                 360
FRM        N/A                       0               182,864.69            8.500         0.520                 360
FRM        N/A                       0               877,882.55            8.748         0.520                 360
FRM        N/A                       0             7,013,263.20            8.544         0.520                 360
FRM        N/A                       0             2,669,440.91            8.459         0.520                 360
FRM        N/A                      60             1,141,840.00            6.918         0.520                 360
FRM        N/A                       0               225,012.02            8.250         0.520                 357
FRM        N/A                       0               152,433.89            8.950         0.520                 360
FRM        N/A                       0                95,681.46            9.802         0.520                 120
FRM        N/A                       0             1,987,011.20            8.942         0.520                 240
FRM        N/A                       0               369,964.35            8.909         0.520                 360
FRM        N/A                       0             1,390,597.61            8.149         0.520                 358
FRM        N/A                       0                49,469.83           11.885         0.520                 239
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
FRM                  598                358            N/A                    N/A                  N/A                N/A
FRM                  358                178            N/A                    N/A                  N/A                N/A
FRM                  598                358            N/A                    N/A                  N/A                N/A
FRM                  598                358            N/A                    N/A                  N/A                N/A
FRM                  479                359            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  594                357            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  537                357            N/A                    N/A                  N/A                N/A
FRM                  544                356            N/A                    N/A                  N/A                N/A
FRM                  536                356            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  354                176            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  597                357            N/A                    N/A                  N/A                N/A
FRM                  357                177            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  354                174            N/A                    N/A                  N/A                N/A
FRM                  354                176            N/A                    N/A                  N/A                N/A
FRM                  356                176            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  468                355            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  477                357            N/A                    N/A                  N/A                N/A
FRM                  476                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  236                236            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  117                117            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  170                170            N/A                    N/A                  N/A                N/A
FRM                  177                177            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  353                353            N/A                    N/A                  N/A                N/A
FRM                  354                354            N/A                    N/A                  N/A                N/A
FRM                  116                116            N/A                    N/A                  N/A                N/A
FRM                  237                237            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  354                354            N/A                    N/A                  N/A                N/A
FRM                  234                234            N/A                    N/A                  N/A                N/A

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
FRM        N/A                       0               441,679.95            7.922         0.520                 239
FRM        N/A                       0               100,769.32            7.615         0.520                 180
FRM        N/A                       0             1,012,981.12            8.738         0.520                 180
FRM        N/A                       0                79,809.99            8.650         0.520                 360
FRM        N/A                       0               294,137.41           10.375         0.520                 360
FRM        N/A                       0               165,262.20            9.365         0.520                 360
FRM        N/A                       0               411,710.13            7.747         0.520                 360
FRM        N/A                      60             1,239,740.00            7.978         0.520                 360
FRM        N/A                       0               322,535.57            8.033         0.520                 360
FRM        N/A                      60               194,850.00            6.650         0.520                 360
FRM        N/A                       0                88,912.31            6.750         0.520                 240
FRM        N/A                       0            13,547,094.47            8.229         0.520                 359
FRM        N/A                       0               742,179.30           11.143         0.520                 360
FRM        N/A                       0               133,806.25           11.000         0.520                 360
FRM        N/A                       0             3,015,971.82           11.229         0.520                 360
FRM        N/A                       0             3,373,419.62            8.492         0.520                 360
FRM        N/A                       0               507,985.96            8.163         0.520                 360
FRM        N/A                       0               288,507.69            8.243         0.520                 180
FRM        N/A                       0               172,044.81           11.710         0.520                 360
FRM        N/A                       0               112,763.87           11.426         0.520                 360
FRM        N/A                       0               184,631.99           11.950         0.520                 360
FRM        N/A                       0               649,123.78            8.207         0.520                 240
FRM        N/A                      60                32,800.00           10.100         0.520                 360
FRM        N/A                       0               549,807.01            7.610         0.520                 240
FRM        N/A                       0               796,729.00            7.689         0.520                 323
FRM        N/A                       0               592,424.94           11.367         0.520                 360
FRM        N/A                       0                37,863.87            9.990         0.520                 355
FRM        N/A                       0               658,825.42            7.387         0.520                 359
FRM        N/A                       0                20,133.85           12.590         0.520                 180
FRM        N/A                       0             4,129,836.93            8.458         0.520                 360
FRM        N/A                       0               143,590.84           12.498         0.520                 360
FRM        N/A                       0               171,621.41            7.715         0.520                 300
FRM        N/A                       0                67,164.56           12.390         0.520                 360
FRM        N/A                       0               124,684.30            9.500         0.520                 180
FRM        N/A                       0                94,112.23           13.169         0.520                 359
FRM        N/A                       0               329,096.06            8.262         0.520                 120
FRM        N/A                       0                78,508.47            8.840         0.520                 240
FRM        N/A                       0               129,540.62            7.840         0.520                 180
FRM        N/A                       0               804,920.66            7.000         0.520                 360
FRM        N/A                       0               155,489.81            9.500         0.520                 360
FRM        N/A                       0             1,075,163.41            7.729         0.520                 360
FRM        N/A                      60               234,000.00            7.790         0.520                 360
FRM        N/A                       0               144,916.25            8.425         0.520                 179
FRM        N/A                       0               315,145.37            8.347         0.520                 179
FRM        N/A                      60               280,000.00            6.990         0.520                 360
FRM        N/A                       0               274,392.83            8.000         0.520                 360
FRM        N/A                       0                27,996.16           11.750         0.520                 171
FRM        N/A                       0                20,048.64            8.625         0.520                 179
FRM        N/A                       0                34,568.78           11.750         0.520                 360
FRM        N/A                       0                94,547.38           12.050         0.520                 180
FRM        N/A                       0               122,132.50            8.500         0.520                 359
FRM        N/A                       0                58,880.88           12.500         0.520                 360
FRM        N/A                       0                42,717.16           12.290         0.520                 360
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
FRM                  236                236            N/A                    N/A                  N/A                N/A
FRM                  176                176            N/A                    N/A                  N/A                N/A
FRM                  177                177            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  353                353            N/A                    N/A                  N/A                N/A
FRM                  354                354            N/A                    N/A                  N/A                N/A
FRM                  234                234            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  354                354            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  177                177            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  358                358            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  237                237            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  237                237            N/A                    N/A                  N/A                N/A
FRM                  319                319            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  352                352            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  177                177            N/A                    N/A                  N/A                N/A
FRM                  358                358            N/A                    N/A                  N/A                N/A
FRM                  358                358            N/A                    N/A                  N/A                N/A
FRM                  298                298            N/A                    N/A                  N/A                N/A
FRM                  358                358            N/A                    N/A                  N/A                N/A
FRM                  179                179            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  117                117            N/A                    N/A                  N/A                N/A
FRM                  238                238            N/A                    N/A                  N/A                N/A
FRM                  178                178            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  176                176            N/A                    N/A                  N/A                N/A
FRM                  176                176            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  167                167            N/A                    N/A                  N/A                N/A
FRM                   81                 81            N/A                    N/A                  N/A                N/A
FRM                  351                351            N/A                    N/A                  N/A                N/A
FRM                  173                173            N/A                    N/A                  N/A                N/A
FRM                  351                351            N/A                    N/A                  N/A                N/A
FRM                  352                352            N/A                    N/A                  N/A                N/A
FRM                  353                353            N/A                    N/A                  N/A                N/A

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A

                     Original Interest                             Cut-off Date                      Original
                        Only Period      Cut-off Date Principal   Gross Mortgage   Expense Fee   Amortization Term
Type   Index Name        (Months)             Balance ($)            Rate (%)       Rate (%)         (Months)
----   -----------   -----------------   ----------------------   --------------   -----------   -----------------
FRM        N/A                       0               147,098.29            7.450         0.520                 180
FRM        N/A                       0               290,975.67            8.529         0.520                 360
FRM        N/A                       0               114,733.80            9.990         0.520                 360
FRM        N/A                       0                81,275.96           11.785         0.520                 180
FRM        N/A                       0               108,719.63            6.990         0.520                 179
FRM        N/A                       0             1,025,789.10            8.040         0.520                 180
FRM        N/A                       0               109,715.60            8.375         0.520                 239
FRM        N/A                       0               546,393.49            7.864         0.520                 360
FRM        N/A                     120               276,000.00            6.500         0.520                 360
FRM        N/A                       0               123,550.18            8.250         0.520                 300
FRM        N/A                       0               673,311.15            8.300         0.520                 360
FRM        N/A                       0               268,071.36            8.350         0.520                 360
FRM        N/A                      60               205,120.00            6.999         0.520                 360
FRM        N/A                       0               731,271.15            6.632         0.520                 360
FRM        N/A                       0                51,015.24            8.990         0.520                 180
FRM        N/A                      60               251,200.00            7.875         0.520                 360
FRM        N/A                       0               363,486.04            7.876         0.520                 360
FRM        N/A                       0               167,719.54            8.999         0.520                 180
           Remaining
       Amortization Term   Stated Remaining   Gross Margin   Next Rate Adjustment    Rate Adjustment     Gross Life Floor
Type       (Months)         Term (Months)         (%)              (Months)         Frequency (Months)         (%)
----   -----------------   ----------------   ------------   --------------------   ------------------   ----------------
FRM                  174                174            N/A                    N/A                  N/A                N/A
FRM                  354                354            N/A                    N/A                  N/A                N/A
FRM                  353                353            N/A                    N/A                  N/A                N/A
FRM                  176                176            N/A                    N/A                  N/A                N/A
FRM                  174                174            N/A                    N/A                  N/A                N/A
FRM                  176                176            N/A                    N/A                  N/A                N/A
FRM                  233                233            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  296                296            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  355                355            N/A                    N/A                  N/A                N/A
FRM                  357                357            N/A                    N/A                  N/A                N/A
FRM                  173                173            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  356                356            N/A                    N/A                  N/A                N/A
FRM                  175                175            N/A                    N/A                  N/A                N/A

                            Current Periodic   Next Periodic
Type   Gross Life Cap (%)     Rate Cap (%)     Rate Cap (%)
----   ------------------   ----------------   -------------
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A
FRM                   N/A                N/A             N/A

   While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

Defaults

   The yield to maturity of the Offered Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

   The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by one or all of the servicers). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

   Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

   The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

   As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, all of the ARMs (the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two, three or five years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans and the 5/25 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans, the 3/27 Adjustable Rate Mortgage Loans or the 5/25 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The Pass-Through Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

   The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Six-Month LIBOR Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Six-Month LIBOR Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of Offered Certificates were to be higher than the WAC Cap, the Pass Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Swap Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

Overcollateralization Provisions

   The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Swap Account will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, until the Subordinated Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

   Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments and any Swap Termination Payment (other than a Defaulted Swap Termination Payment that is not a Senior Defaulted Swap Termination Payment) to the Swap Provider. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

   As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

   Each class of Subordinated Certificates provides credit enhancement for certain other classes of Offered Certificates that have a higher payment priority, and each class of Subordinated Certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities (with the Class M-1 certificates having the highest priority, then the Class M-2 certificates, then the Class M-3 certificates, then the Class M-4 certificates, then the Class M-5 certificates, then the Class M-6 certificates, then the Class B-1 certificates, then the Class B-2 certificates and then the Class B-3 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

   The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balance of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Subordinated Certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

   For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

   Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Weighted Average Lives of the Offered Certificates

   The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

   For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

   In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

   The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

                              Prepayment Scenarios

                      SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
-------------------   ----------    -----------    ------------    -----------    ----------
Fxed-rate mortgage
  loans (% of
  prepayment
  assumption)......            0%            75%            100%           125%          150%
Adjustable-rate
  mortgage loans (%
  of prepayment
  assumption)......            0%            75%            100%           125%          150%

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                              Class A-fpt                           Class A-1
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................      99      62      49      37      24      99      51      35      19       2
November 2008 ..............................      98      29      10       0       0      98       9       0       0       0
November 2009 ..............................      98       4       0       0       0      97       0       0       0       0
November 2010 ..............................      97       0       0       0       0      96       0       0       0       0
November 2011 ..............................      96       0       0       0       0      95       0       0       0       0
November 2012 ..............................      95       0       0       0       0      93       0       0       0       0
November 2013 ..............................      94       0       0       0       0      92       0       0       0       0
November 2014 ..............................      92       0       0       0       0      90       0       0       0       0
November 2015 ..............................      90       0       0       0       0      88       0       0       0       0
November 2016 ..............................      89       0       0       0       0      86       0       0       0       0
November 2017 ..............................      87       0       0       0       0      83       0       0       0       0
November 2018 ..............................      85       0       0       0       0      80       0       0       0       0
November 2019 ..............................      82       0       0       0       0      77       0       0       0       0
November 2020 ..............................      79       0       0       0       0      74       0       0       0       0
November 2021 ..............................      70       0       0       0       0      61       0       0       0       0
November 2022 ..............................      66       0       0       0       0      57       0       0       0       0
November 2023 ..............................      63       0       0       0       0      52       0       0       0       0
November 2024 ..............................      59       0       0       0       0      48       0       0       0       0
November 2025 ..............................      55       0       0       0       0      42       0       0       0       0
November 2026 ..............................      50       0       0       0       0      36       0       0       0       0
November 2027 ..............................      45       0       0       0       0      29       0       0       0       0
November 2028 ..............................      39       0       0       0       0      21       0       0       0       0
November 2029 ..............................      32       0       0       0       0      13       0       0       0       0
November 2030 ..............................      25       0       0       0       0       3       0       0       0       0
November 2031 ..............................      17       0       0       0       0       0       0       0       0       0
November 2032 ..............................       7       0       0       0       0       0       0       0       0       0
November 2033 ..............................       0       0       0       0       0       0       0       0       0       0
November 2034 ..............................       0       0       0       0       0       0       0       0       0       0
November 2035 ..............................       0       0       0       0       0       0       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   18.62    1.45    1.07    0.84    0.68   16.63    1.09    0.80    0.63    0.51
Weighted Average Life to Call (years)(2)(3)    18.62    1.45    1.07    0.84    0.68   16.63    1.09    0.80    0.63    0.51

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class A-2                            Class A-3
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100      45       0       0     100     100     100      76      26
November 2009 ..............................     100      18       0       0       0     100     100      43       0       0
November 2010 ..............................     100       0       0       0       0     100      76      36       0       0
November 2011 ..............................     100       0       0       0       0     100      48      10       0       0
November 2012 ..............................     100       0       0       0       0     100      26       0       0       0
November 2013 ..............................     100       0       0       0       0     100       8       0       0       0
November 2014 ..............................     100       0       0       0       0     100       0       0       0       0
November 2015 ..............................     100       0       0       0       0     100       0       0       0       0
November 2016 ..............................     100       0       0       0       0     100       0       0       0       0
November 2017 ..............................     100       0       0       0       0     100       0       0       0       0
November 2018 ..............................     100       0       0       0       0     100       0       0       0       0
November 2019 ..............................     100       0       0       0       0     100       0       0       0       0
November 2020 ..............................     100       0       0       0       0     100       0       0       0       0
November 2021 ..............................     100       0       0       0       0     100       0       0       0       0
November 2022 ..............................     100       0       0       0       0     100       0       0       0       0
November 2023 ..............................     100       0       0       0       0     100       0       0       0       0
November 2024 ..............................     100       0       0       0       0     100       0       0       0       0
November 2025 ..............................     100       0       0       0       0     100       0       0       0       0
November 2026 ..............................     100       0       0       0       0     100       0       0       0       0
November 2027 ..............................     100       0       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................      75       0       0       0       0     100       0       0       0       0
November 2032 ..............................      34       0       0       0       0     100       0       0       0       0
November 2033 ..............................       0       0       0       0       0      99       0       0       0       0
November 2034 ..............................       0       0       0       0       0      79       0       0       0       0
November 2035 ..............................       0       0       0       0       0      57       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   25.64    2.75    2.00    1.56    1.26   28.92    5.12    3.50    2.29    1.84
Weighted Average Life to Call (years)(2)(3)    25.64    2.75    2.00    1.56    1.26   28.92    5.12    3.50    2.29    1.84

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class A-4                            Class M-1
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100     100     100     100     100     100     100     100     100
November 2009 ..............................     100     100     100      75       0     100     100     100     100      89
November 2010 ..............................     100     100     100      75       0     100      80      57     100      89
November 2011 ..............................     100     100     100      73       0     100      64      41      26      89
November 2012 ..............................     100     100      85      48       0     100      51      30      17      73
November 2013 ..............................     100     100      62      32       0     100      40      22      11      44
November 2014 ..............................     100      90      45      21       0     100      32      16       7      26
November 2015 ..............................     100      72      33      14       0     100      25      12       5      12
November 2016 ..............................     100      57      24       9       0     100      20       8       3       2
November 2017 ..............................     100      45      17       6       0     100      16       6       0       0
November 2018 ..............................     100      35      13       2       0     100      12       4       0       0
November 2019 ..............................     100      28       9       0       0     100      10       3       0       0
November 2020 ..............................     100      22       7       0       0     100       8       0       0       0
November 2021 ..............................     100      16       3       0       0     100       6       0       0       0
November 2022 ..............................     100      12       0       0       0     100       4       0       0       0
November 2023 ..............................     100      10       0       0       0     100       3       0       0       0
November 2024 ..............................     100       8       0       0       0     100       2       0       0       0
November 2025 ..............................     100       5       0       0       0     100       0       0       0       0
November 2026 ..............................     100       3       0       0       0     100       0       0       0       0
November 2027 ..............................     100       1       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................     100       0       0       0       0     100       0       0       0       0
November 2032 ..............................     100       0       0       0       0     100       0       0       0       0
November 2033 ..............................     100       0       0       0       0      94       0       0       0       0
November 2034 ..............................     100       0       0       0       0      82       0       0       0       0
November 2035 ..............................     100       0       0       0       0      69       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   29.71   11.57    8.53    6.19    2.61   29.08    7.24    5.60    5.27    6.85
Weighted Average Life to Call (years)(2)(3)    29.70   10.64    7.79    5.60    2.61   29.08    6.95    5.36    5.09    5.49

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class M-2                           Class M-3
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100     100     100     100     100     100     100     100     100
November 2009 ..............................     100     100     100     100     100     100     100     100     100     100
November 2010 ..............................     100      80      57      69     100     100      80      57      39     100
November 2011 ..............................     100      64      41      26      55     100      64      41      26      15
November 2012 ..............................     100      51      30      17       9     100      51      30      17       9
November 2013 ..............................     100      40      22      11       5     100      40      22      11       5
November 2014 ..............................     100      32      16       7       3     100      32      16       7       0
November 2015 ..............................     100      25      12       5       0     100      25      12       5       0
November 2016 ..............................     100      20       8       3       0     100      20       8       0       0
November 2017 ..............................     100      16       6       0       0     100      16       6       0       0
November 2018 ..............................     100      12       4       0       0     100      12       4       0       0
November 2019 ..............................     100      10       2       0       0     100      10       0       0       0
November 2020 ..............................     100       8       0       0       0     100       8       0       0       0
November 2021 ..............................     100       6       0       0       0     100       6       0       0       0
November 2022 ..............................     100       4       0       0       0     100       4       0       0       0
November 2023 ..............................     100       3       0       0       0     100       0       0       0       0
November 2024 ..............................     100       0       0       0       0     100       0       0       0       0
November 2025 ..............................     100       0       0       0       0     100       0       0       0       0
November 2026 ..............................     100       0       0       0       0     100       0       0       0       0
November 2027 ..............................     100       0       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................     100       0       0       0       0     100       0       0       0       0
November 2032 ..............................     100       0       0       0       0     100       0       0       0       0
November 2033 ..............................      94       0       0       0       0      94       0       0       0       0
November 2034 ..............................      82       0       0       0       0      82       0       0       0       0
November 2035 ..............................      69       0       0       0       0      69       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   29.08    7.22    5.51    4.91    5.28   29.08    7.19    5.45    4.72    4.69
Weighted Average Life to Call (years)(2)(3)    29.08    6.95    5.30    4.74    5.14   29.08    6.95    5.26    4.57    4.56

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class M-4                           Class M-5
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100     100     100     100     100     100     100     100     100
November 2009 ..............................     100     100     100     100     100     100     100     100     100     100
November 2010 ..............................     100      80      57      39      53     100      80      57      39      26
November 2011 ..............................     100      64      41      26      15     100      64      41      26      15
November 2012 ..............................     100      51      30      17       9     100      51      30      17       9
November 2013 ..............................     100      40      22      11       5     100      40      22      11       4
November 2014 ..............................     100      32      16       7       0     100      32      16       7       0
November 2015 ..............................     100      25      12       5       0     100      25      12       1       0
November 2016 ..............................     100      20       8       0       0     100      20       8       0       0
November 2017 ..............................     100      16       6       0       0     100      16       6       0       0
November 2018 ..............................     100      12       2       0       0     100      12       0       0       0
November 2019 ..............................     100      10       0       0       0     100      10       0       0       0
November 2020 ..............................     100       8       0       0       0     100       8       0       0       0
November 2021 ..............................     100       6       0       0       0     100       5       0       0       0
November 2022 ..............................     100       2       0       0       0     100       0       0       0       0
November 2023 ..............................     100       0       0       0       0     100       0       0       0       0
November 2024 ..............................     100       0       0       0       0     100       0       0       0       0
November 2025 ..............................     100       0       0       0       0     100       0       0       0       0
November 2026 ..............................     100       0       0       0       0     100       0       0       0       0
November 2027 ..............................     100       0       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................     100       0       0       0       0     100       0       0       0       0
November 2032 ..............................     100       0       0       0       0     100       0       0       0       0
November 2033 ..............................      94       0       0       0       0      94       0       0       0       0
November 2034 ..............................      82       0       0       0       0      82       0       0       0       0
November 2035 ..............................      69       0       0       0       0      69       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   29.08    7.17    5.42    4.62    4.42   29.08    7.13    5.37    4.53    4.24
Weighted Average Life to Call (years)(2)(3)    29.08    6.95    5.24    4.49    4.31   29.08    6.95    5.22    4.42    4.14

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class M-6                           Class B-1
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100     100     100     100     100     100     100     100     100
November 2009 ..............................     100     100     100     100     100     100     100     100     100     100
November 2010 ..............................     100      80      57      39      26     100      80      57      39      26
November 2011 ..............................     100      64      41      26      15     100      64      41      26      15
November 2012 ..............................     100      51      30      17       9     100      51      30      17       9
November 2013 ..............................     100      40      22      11       0     100      40      22      11       0
November 2014 ..............................     100      32      16       7       0     100      32      16       2       0
November 2015 ..............................     100      25      12       0       0     100      25      12       0       0
November 2016 ..............................     100      20       8       0       0     100      20       6       0       0
November 2017 ..............................     100      16       2       0       0     100      16       0       0       0
November 2018 ..............................     100      12       0       0       0     100      12       0       0       0
November 2019 ..............................     100      10       0       0       0     100      10       0       0       0
November 2020 ..............................     100       8       0       0       0     100       3       0       0       0
November 2021 ..............................     100       0       0       0       0     100       0       0       0       0
November 2022 ..............................     100       0       0       0       0     100       0       0       0       0
November 2023 ..............................     100       0       0       0       0     100       0       0       0       0
November 2024 ..............................     100       0       0       0       0     100       0       0       0       0
November 2025 ..............................     100       0       0       0       0     100       0       0       0       0
November 2026 ..............................     100       0       0       0       0     100       0       0       0       0
November 2027 ..............................     100       0       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................     100       0       0       0       0     100       0       0       0       0
November 2032 ..............................     100       0       0       0       0     100       0       0       0       0
November 2033 ..............................      94       0       0       0       0      94       0       0       0       0
November 2034 ..............................      82       0       0       0       0      82       0       0       0       0
November 2035 ..............................      69       0       0       0       0      69       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   29.08    7.10    5.33    4.46    4.09   29.08    7.04    5.26    4.38    3.97
Weighted Average Life to Call (years)(2)(3)    29.08    6.95    5.21    4.37    4.02   29.08    6.95    5.20    4.33    3.92

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                               Class B-2                           Class B-3
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                               -------------------------------------   -------------------------------------
                                                 I      II      III     IV       V       I      II      III     IV       V
--------------------------------------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial Percentage .........................     100     100     100     100     100     100     100     100     100     100
November 2007 ..............................     100     100     100     100     100     100     100     100     100     100
November 2008 ..............................     100     100     100     100     100     100     100     100     100     100
November 2009 ..............................     100     100     100     100     100     100     100     100     100     100
November 2010 ..............................     100      80      57      39      26     100      80      57      39      26
November 2011 ..............................     100      64      41      26      15     100      64      41      26      15
November 2012 ..............................     100      51      30      17       1     100      51      30      17       0
November 2013 ..............................     100      40      22      11       0     100      40      22       2       0
November 2014 ..............................     100      32      16       0       0     100      32      16       0       0
November 2015 ..............................     100      25      12       0       0     100      25       2       0       0
November 2016 ..............................     100      20       0       0       0     100      20       0       0       0
November 2017 ..............................     100      16       0       0       0     100      16       0       0       0
November 2018 ..............................     100      12       0       0       0     100       5       0       0       0
November 2019 ..............................     100       5       0       0       0     100       0       0       0       0
November 2020 ..............................     100       0       0       0       0     100       0       0       0       0
November 2021 ..............................     100       0       0       0       0     100       0       0       0       0
November 2022 ..............................     100       0       0       0       0     100       0       0       0       0
November 2023 ..............................     100       0       0       0       0     100       0       0       0       0
November 2024 ..............................     100       0       0       0       0     100       0       0       0       0
November 2025 ..............................     100       0       0       0       0     100       0       0       0       0
November 2026 ..............................     100       0       0       0       0     100       0       0       0       0
November 2027 ..............................     100       0       0       0       0     100       0       0       0       0
November 2028 ..............................     100       0       0       0       0     100       0       0       0       0
November 2029 ..............................     100       0       0       0       0     100       0       0       0       0
November 2030 ..............................     100       0       0       0       0     100       0       0       0       0
November 2031 ..............................     100       0       0       0       0     100       0       0       0       0
November 2032 ..............................     100       0       0       0       0     100       0       0       0       0
November 2033 ..............................      94       0       0       0       0      94       0       0       0       0
November 2034 ..............................      82       0       0       0       0      82       0       0       0       0
November 2035 ..............................      69       0       0       0       0      69       0       0       0       0
November 2036 ..............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity (years)(2)   29.08    6.96    5.20    4.31    3.86   29.08    6.83    5.09    4.21    3.76
Weighted Average Life to Call (years)(2)(3)    29.08    6.95    5.19    4.30    3.86   29.08    6.83    5.09    4.21    3.76

----------

(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 5% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

   Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR and the Six-Month LIBOR Loan Index remain constant at 20% and that the 5% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

                         Schedule of Available Funds and
              Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Distribution      Class A-fpt           Class A-1            Class A-2            Class A-3            Class A-4
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
Closing Date                    -                    -                    -                    -                    -
12/25/2006                  20.07                20.05                20.11                20.15                20.22
1/25/2007                   20.07                20.05                20.11                20.15                20.22
2/25/2007                   20.07                20.05                20.07                20.08                20.08
3/25/2007                   20.07                20.05                20.15                20.23                20.38
4/25/2007                   19.75                19.75                19.75                19.75                19.75
5/25/2007                   19.86                19.86                19.86                19.86                19.86
6/25/2007                   19.43                19.43                19.43                19.43                19.43
7/25/2007                   19.55                19.55                19.55                19.55                19.55
8/25/2007                   19.12                19.12                19.12                19.12                19.12
9/25/2007                   18.97                18.97                18.97                18.97                18.97
10/25/2007                  21.35                21.35                21.35                21.35                21.35
11/25/2007                  21.03                21.03                21.03                21.03                21.03
12/25/2007                  20.99                20.99                20.99                20.99                20.99
1/25/2008                   20.67                20.67                20.67                20.67                20.67
2/25/2008                   20.50                20.50                20.50                20.50                20.50
3/25/2008                   20.64                20.65                20.47                20.64                20.64
4/25/2008                   20.16                20.17                20.11                20.16                20.16
5/25/2008                   20.16                20.16                20.11                20.16                20.16
6/25/2008                   19.84                19.84                19.84                19.84                19.84
7/25/2008                   19.82                19.82                19.82                19.82                19.82
8/25/2008                   19.11                    -                19.11                19.11                19.11
9/25/2008                   18.95                    -                18.95                18.95                18.95
10/25/2008                  19.09                    -                19.09                19.09                19.09
11/25/2008                  18.75                    -                18.75                18.75                18.75
12/25/2008                  18.90                    -                18.90                18.90                18.90
1/25/2009                   18.53                    -                18.53                18.53                18.53
2/25/2009                   17.01                    -                17.01                17.01                17.01
3/25/2009                   17.80                    -                17.80                17.80                17.80
4/25/2009                       -                    -                    -                16.76                16.76
5/25/2009                       -                    -                    -                17.05                17.05
6/25/2009                       -                    -                    -                16.72                16.72
7/25/2009                       -                    -                    -                17.02                17.02
8/25/2009                       -                    -                    -                15.94                15.94
9/25/2009                       -                    -                    -                15.92                15.92
10/25/2009                      -                    -                    -                16.37                16.37
11/25/2009                      -                    -                    -                16.05                16.05
12/25/2009                      -                    -                    -                70.70                70.70
1/25/2010                       -                    -                    -                19.89                19.89
2/25/2010                       -                    -                    -                20.26                20.26
3/25/2010                       -                    -                    -                21.83                21.83
4/25/2010                       -                    -                    -                19.83                19.83
5/25/2010                       -                    -                    -                20.21                20.21
6/25/2010                       -                    -                    -                19.49                19.49
7/25/2010                       -                    -                    -                19.88                19.88
8/25/2010                       -                    -                    -                19.46                19.46
Distribution       Class M-1            Class M-2            Class M-3            Class M-4            Class M-5
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
Closing Date                    -                    -                    -                    -                    -
12/25/2006                  20.29                20.30                20.32                20.38                20.40
1/25/2007                   20.23                20.24                20.26                20.31                20.33
2/25/2007                   19.76                19.76                19.76                19.76                19.76
3/25/2007                   20.96                20.98                21.02                21.16                21.21
4/25/2007                   19.39                19.39                19.39                19.39                19.39
5/25/2007                   19.48                19.48                19.48                19.48                19.48
6/25/2007                   19.05                19.05                19.05                19.05                19.05
7/25/2007                   19.14                19.14                19.14                19.14                19.14
8/25/2007                   18.72                18.72                18.72                18.72                18.72
9/25/2007                   18.55                18.55                18.55                18.55                18.55
10/25/2007                  20.90                20.90                20.90                20.90                20.90
11/25/2007                  20.58                20.58                20.58                20.58                20.58
12/25/2007                  20.50                20.50                20.50                20.50                20.50
1/25/2008                   20.18                20.18                20.18                20.18                20.18
2/25/2008                   19.98                19.98                19.98                19.98                19.98
3/25/2008                   20.09                20.10                20.10                20.10                20.10
4/25/2008                   19.62                19.62                19.62                19.62                19.62
5/25/2008                   19.57                19.57                19.57                19.57                19.57
6/25/2008                   19.24                19.24                19.24                19.24                19.24
7/25/2008                   19.17                19.17                19.17                19.17                19.17
8/25/2008                   18.35                18.35                18.35                18.35                18.35
9/25/2008                   18.14                18.14                18.14                18.14                18.14
10/25/2008                  18.21                18.21                18.21                18.21                18.21
11/25/2008                  17.87                17.87                17.87                17.87                17.87
12/25/2008                  17.95                17.95                17.95                17.95                17.95
1/25/2009                   17.56                17.56                17.56                17.56                17.56
2/25/2009                   15.93                15.93                15.93                15.93                15.93
3/25/2009                   16.53                16.53                16.53                16.53                16.53
4/25/2009                   15.55                15.55                15.55                15.55                15.55
5/25/2009                   15.75                15.75                15.75                15.75                15.75
6/25/2009                   15.39                15.39                15.39                15.39                15.39
7/25/2009                   15.57                15.57                15.57                15.57                15.57
8/25/2009                   14.34                14.34                14.34                14.34                14.34
9/25/2009                   14.19                14.19                14.19                14.19                14.19
10/25/2009                  14.47                14.47                14.47                14.47                14.47
11/25/2009                  14.11                14.11                14.11                14.11                14.11
12/25/2009                  14.41                14.41                14.41                14.41                14.41
1/25/2010                   14.00                14.00                14.00                14.00                14.00
2/25/2010                   14.42                14.42                14.42                14.42                14.42
3/25/2010                   15.51                15.51                15.51                15.51                15.51
4/25/2010                   14.28                14.28                14.28                14.28                14.28
5/25/2010                   14.62                14.62                14.62                14.62                14.62
6/25/2010                   14.22                14.22                14.22                14.22                14.22
7/25/2010                   14.58                14.58                14.58                14.58                14.58
8/25/2010                   14.41                14.41                14.41                14.41                14.41
Distribution       Class M-6            Class B-1            Class B-2            Class B-3
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------
Closing Date                    -                    -                    -                    -
12/25/2006                  20.46                20.80                21.30                22.15
1/25/2007                   20.38                20.67                21.09                21.81
2/25/2007                   19.76                19.77                19.78                19.81
3/25/2007                   21.34                22.11                23.25                25.18
4/25/2007                   19.39                19.39                19.39                19.39
5/25/2007                   19.48                19.48                19.48                19.48
6/25/2007                   19.05                19.05                19.05                19.05
7/25/2007                   19.14                19.14                19.14                19.14
8/25/2007                   18.72                18.72                18.72                18.72
9/25/2007                   18.55                18.55                18.55                18.55
10/25/2007                  20.90                20.90                20.90                20.90
11/25/2007                  20.58                20.58                20.58                20.58
12/25/2007                  20.50                20.50                20.50                20.50
1/25/2008                   20.18                20.18                20.18                20.18
2/25/2008                   19.98                19.98                19.98                19.98
3/25/2008                   20.10                20.12                20.14                20.18
4/25/2008                   19.62                19.62                19.63                19.65
5/25/2008                   19.57                19.57                19.58                19.59
6/25/2008                   19.24                19.24                19.24                19.24
7/25/2008                   19.17                19.17                19.17                19.17
8/25/2008                   18.35                18.35                18.35                18.35
9/25/2008                   18.14                18.14                18.14                18.14
10/25/2008                  18.21                18.21                18.21                18.21
11/25/2008                  17.87                17.87                17.87                17.87
12/25/2008                  17.95                17.95                17.95                17.95
1/25/2009                   17.56                17.56                17.56                17.56
2/25/2009                   15.93                15.93                15.93                15.93
3/25/2009                   16.53                16.53                16.53                16.53
4/25/2009                   15.55                15.55                15.55                15.55
5/25/2009                   15.75                15.75                15.75                15.75
6/25/2009                   15.39                15.39                15.39                15.39
7/25/2009                   15.57                15.57                15.57                15.57
8/25/2009                   14.34                14.34                14.34                14.34
9/25/2009                   14.19                14.19                14.19                14.19
10/25/2009                  14.47                14.47                14.47                14.47
11/25/2009                  14.11                14.11                14.11                14.11
12/25/2009                  14.41                14.41                14.41                14.41
1/25/2010                   14.00                14.00                14.00                14.00
2/25/2010                   14.42                14.42                14.42                14.42
3/25/2010                   15.51                15.51                15.51                15.51
4/25/2010                   14.28                14.28                14.28                14.28
5/25/2010                   14.62                14.62                14.62                14.62
6/25/2010                   14.22                14.22                14.22                14.22
7/25/2010                   14.58                14.58                14.58                14.58
8/25/2010                   14.41                14.41                14.41                14.41

Distribution      Class A-fpt           Class A-1            Class A-2            Class A-3            Class A-4
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
9/25/2010                       -                    -                    -                19.30                19.30
10/25/2010                      -                    -                    -                19.77                19.77
11/25/2010                      -                    -                    -                19.19                19.19
12/25/2010                      -                    -                    -                19.73                19.73
1/25/2011                       -                    -                    -                19.15                19.15
2/25/2011                       -                    -                    -                19.25                19.25
3/25/2011                       -                    -                    -                21.12                21.12
4/25/2011                       -                    -                    -                19.30                19.30
5/25/2011                       -                    -                    -                19.85                19.85
6/25/2011                       -                    -                    -                19.26                19.26
7/25/2011                       -                    -                    -                19.81                19.81
8/25/2011                       -                    -                    -                19.27                19.27
9/25/2011                       -                    -                    -                19.27                19.27
10/25/2011                      -                    -                    -                19.82                19.82
11/25/2011                      -                    -                    -                19.23                19.23
12/25/2011                      -                    -                    -                19.78                19.78
1/25/2012                       -                    -                    -                19.19                19.19
2/25/2012                       -                    -                    -                19.17                19.17
3/25/2012                       -                    -                    -                20.32                20.32
4/25/2012                       -                    -                    -                19.12                19.12
5/25/2012                       -                    -                    -                19.67                19.67
6/25/2012                       -                    -                    -                19.08                19.08
7/25/2012                       -                    -                    -                    -                19.63
8/25/2012                       -                    -                    -                    -                19.04
9/25/2012                       -                    -                    -                    -                19.02
10/25/2012                      -                    -                    -                    -                18.11
11/25/2012                      -                    -                    -                    -                17.53
12/25/2012                      -                    -                    -                    -                18.10
1/25/2013                       -                    -                    -                    -                17.51
2/25/2013                       -                    -                    -                    -                17.51
3/25/2013                       -                    -                    -                    -                19.39
4/25/2013                       -                    -                    -                    -                17.50
5/25/2013                       -                    -                    -                    -                18.08
6/25/2013                       -                    -                    -                    -                17.49
7/25/2013                       -                    -                    -                    -                18.07
8/25/2013                       -                    -                    -                    -                17.49
9/25/2013                       -                    -                    -                    -                17.48
10/25/2013                      -                    -                    -                    -                18.06
11/25/2013                      -                    -                    -                    -                17.47
12/25/2013                      -                    -                    -                    -                18.05
1/25/2014                       -                    -                    -                    -                17.46
2/25/2014                       -                    -                    -                    -                17.45
3/25/2014                       -                    -                    -                    -                19.32
4/25/2014                       -                    -                    -                    -                17.44
5/25/2014                       -                    -                    -                    -                18.02
6/25/2014                       -                    -                    -                    -                17.43
7/25/2014                       -                    -                    -                    -                18.00
8/25/2014                       -                    -                    -                    -                17.42
9/25/2014                       -                    -                    -                    -                17.41
Distribution       Class M-1            Class M-2            Class M-3            Class M-4            Class M-5
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
9/25/2010                   14.38                14.38                14.38                14.38                14.38
10/25/2010                  14.74                14.74                14.74                14.74                14.74
11/25/2010                  14.32                14.32                14.32                14.32                14.32
12/25/2010                  14.70                14.70                14.70                14.70                14.70
1/25/2011                   14.28                14.28                14.28                14.28                14.28
2/25/2011                   14.37                14.37                14.37                14.37                14.37
3/25/2011                   15.71                15.71                15.71                15.71                15.71
4/25/2011                   14.41                14.41                14.41                14.41                14.41
5/25/2011                   14.80                14.80                14.80                14.80                14.80
6/25/2011                   14.37                14.37                14.37                14.37                14.37
7/25/2011                   14.76                14.76                14.76                14.76                14.76
8/25/2011                   14.37                14.37                14.37                14.37                14.37
9/25/2011                   14.37                14.37                14.37                14.37                14.37
10/25/2011                  14.75                14.75                14.75                14.75                14.75
11/25/2011                  14.33                14.33                14.33                14.33                14.33
12/25/2011                  14.72                14.72                14.72                14.72                14.72
1/25/2012                   14.29                14.29                14.29                14.29                14.29
2/25/2012                   14.27                14.27                14.27                14.27                14.27
3/25/2012                   15.08                15.08                15.08                15.08                15.08
4/25/2012                   14.22                14.22                14.22                14.22                14.22
5/25/2012                   14.61                14.61                14.61                14.61                14.61
6/25/2012                   14.19                14.19                14.19                14.19                14.19
7/25/2012                   14.57                14.57                14.57                14.57                14.57
8/25/2012                   14.15                14.15                14.15                14.15                14.15
9/25/2012                   14.13                14.13                14.13                14.13                14.13
10/25/2012                  13.06                13.06                13.06                13.06                13.06
11/25/2012                  12.63                12.63                12.63                12.63                12.63
12/25/2012                  13.05                13.05                13.05                13.05                13.05
1/25/2013                   12.62                12.62                12.62                12.62                12.62
2/25/2013                   12.62                12.62                12.62                12.62                12.62
3/25/2013                   13.97                13.97                13.97                13.97                13.97
4/25/2013                   12.61                12.61                12.61                12.61                12.61
5/25/2013                   13.03                13.03                13.03                13.03                13.03
6/25/2013                   12.60                12.60                12.60                12.60                12.60
7/25/2013                   13.02                13.02                13.02                13.02                13.02
8/25/2013                   12.60                12.60                12.60                12.60                12.60
9/25/2013                   12.59                12.59                12.59                12.59                12.59
10/25/2013                  13.00                13.00                13.00                13.00                13.00
11/25/2013                  12.58                12.58                12.58                12.58                12.58
12/25/2013                  12.99                12.99                12.99                12.99                12.99
1/25/2014                   12.57                12.57                12.57                12.57                12.57
2/25/2014                   12.56                12.56                12.56                12.56                12.56
3/25/2014                   13.90                13.90                13.90                13.90                13.90
4/25/2014                   12.55                12.55                12.55                12.55                12.55
5/25/2014                   12.97                12.97                12.97                12.97                12.97
6/25/2014                   12.54                12.54                12.54                12.54                12.54
7/25/2014                   12.96                12.96                12.96                12.96                12.96
8/25/2014                   12.53                12.53                12.53                12.53                12.53
9/25/2014                   12.53                12.53                12.53                12.53                12.53
Distribution       Class M-6            Class B-1            Class B-2            Class B-3
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------
9/25/2010                   14.38                14.38                14.38                14.38
10/25/2010                  14.74                14.74                14.74                14.74
11/25/2010                  14.32                14.32                14.32                14.32
12/25/2010                  14.70                14.70                14.70                14.70
1/25/2011                   14.28                14.28                14.28                14.28
2/25/2011                   14.37                14.37                14.37                14.37
3/25/2011                   15.71                15.71                15.71                15.71
4/25/2011                   14.41                14.41                14.41                14.41
5/25/2011                   14.80                14.80                14.80                14.80
6/25/2011                   14.37                14.37                14.37                14.37
7/25/2011                   14.76                14.76                14.76                14.76
8/25/2011                   14.37                14.37                14.37                14.37
9/25/2011                   14.37                14.37                14.37                14.37
10/25/2011                  14.75                14.75                14.75                14.75
11/25/2011                  14.33                14.33                14.33                14.33
12/25/2011                  14.72                14.72                14.72                14.72
1/25/2012                   14.29                14.29                14.29                14.29
2/25/2012                   14.27                14.27                14.27                14.27
3/25/2012                   15.08                15.08                15.08                15.08
4/25/2012                   14.22                14.22                14.22                14.22
5/25/2012                   14.61                14.61                14.61                14.61
6/25/2012                   14.19                14.19                14.19                14.19
7/25/2012                   14.57                14.57                14.57                14.57
8/25/2012                   14.15                14.15                14.15                14.15
9/25/2012                   14.13                14.13                14.13                14.13
10/25/2012                  13.06                13.06                13.06                13.06
11/25/2012                  12.63                12.63                12.63                12.63
12/25/2012                  13.05                13.05                13.05                13.05
1/25/2013                   12.62                12.62                12.62                12.62
2/25/2013                   12.62                12.62                12.62                12.62
3/25/2013                   13.97                13.97                13.97                13.97
4/25/2013                   12.61                12.61                12.61                12.61
5/25/2013                   13.03                13.03                13.03                13.03
6/25/2013                   12.60                12.60                12.60                12.60
7/25/2013                   13.02                13.02                13.02                13.02
8/25/2013                   12.60                12.60                12.60                12.60
9/25/2013                   12.59                12.59                12.59                12.59
10/25/2013                  13.00                13.00                13.00                13.00
11/25/2013                  12.58                12.58                12.58                12.58
12/25/2013                  12.99                12.99                12.99                12.99
1/25/2014                   12.57                12.57                12.57                12.57
2/25/2014                   12.56                12.56                12.56                12.56
3/25/2014                   13.90                13.90                13.90                13.90
4/25/2014                   12.55                12.55                12.55                12.55
5/25/2014                   12.97                12.97                12.97                12.97
6/25/2014                   12.54                12.54                12.54                12.54
7/25/2014                   12.96                12.96                12.96                12.96
8/25/2014                   12.53                12.53                12.53                12.53
9/25/2014                   12.53                12.53                12.53                12.53

Distribution      Class A-fpt           Class A-1            Class A-2            Class A-3            Class A-4
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
10/25/2014                      -                    -                    -                    -                17.99
11/25/2014                      -                    -                    -                    -                17.40
12/25/2014                      -                    -                    -                    -                17.54
1/25/2015                       -                    -                    -                    -                13.94
2/25/2015                       -                    -                    -                    -                13.97
3/25/2015                       -                    -                    -                    -                15.50
4/25/2015                       -                    -                    -                    -                14.04
5/25/2015                       -                    -                    -                    -                14.54
6/25/2015                       -                    -                    -                    -                14.11
7/25/2015                       -                    -                    -                    -                14.62
8/25/2015                       -                    -                    -                    -                14.19
9/25/2015                       -                    -                    -                    -                14.23
10/25/2015                      -                    -                    -                    -                14.74
11/25/2015                      -                    -                    -                    -                14.31
12/25/2015                      -                    -                    -                    -                14.83
1/25/2016                       -                    -                    -                    -                14.40
2/25/2016                       -                    -                    -                    -                14.44
3/25/2016                       -                    -                    -                    -                15.49
4/25/2016                       -                    -                    -                    -                14.54
5/25/2016                       -                    -                    -                    -                15.08
6/25/2016                       -                    -                    -                    -                14.64
7/25/2016                       -                    -                    -                    -                15.19
8/25/2016                       -                    -                    -                    -                14.75
9/25/2016                       -                    -                    -                    -                14.81
10/25/2016                      -                    -                    -                    -                15.36
11/25/2016                      -                    -                    -                    -                14.93
12/25/2016                      -                    -                    -                    -                15.49
1/25/2017                       -                    -                    -                    -                15.05
2/25/2017                       -                    -                    -                    -                15.12
3/25/2017                       -                    -                    -                    -                16.81
4/25/2017                       -                    -                    -                    -                15.25
5/25/2017                       -                    -                    -                    -                15.83
6/25/2017                       -                    -                    -                    -                15.40
7/25/2017                       -                    -                    -                    -                15.99
8/25/2017                       -                    -                    -                    -                15.55
9/25/2017                       -                    -                    -                    -                15.63
10/25/2017                      -                    -                    -                    -                16.23
11/25/2017                      -                    -                    -                    -                15.79
12/25/2017                      -                    -                    -                    -                16.41
1/25/2018                       -                    -                    -                    -                15.97
2/25/2018                       -                    -                    -                    -                16.06
3/25/2018                       -                    -                    -                    -                17.89
4/25/2018                       -                    -                    -                    -                16.25
5/25/2018                       -                    -                    -                    -                16.90
6/25/2018                       -                    -                    -                    -                16.45
7/25/2018                       -                    -                    -                    -                17.11
8/25/2018                       -                    -                    -                    -                16.67
9/25/2018                       -                    -                    -                    -                16.78
10/25/2018                      -                    -                    -                    -                17.45
Distribution       Class M-1            Class M-2            Class M-3            Class M-4            Class M-5
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
10/25/2014                  12.94                12.94                12.94                12.94                12.94
11/25/2014                  12.52                12.52                12.52                12.52                12.52
12/25/2014                  12.93                12.93                12.93                12.93                12.93
1/25/2015                   12.51                12.51                12.51                12.51                12.51
2/25/2015                   12.50                12.50                12.50                12.50                12.50
3/25/2015                   13.83                13.83                13.83                13.83                13.83
4/25/2015                   12.49                12.49                12.49                12.49                12.49
5/25/2015                   12.90                12.90                12.90                12.90                12.90
6/25/2015                   12.48                12.48                12.48                12.48                12.48
7/25/2015                   12.89                12.89                12.89                12.89                12.89
8/25/2015                   12.47                12.47                12.47                12.47                12.47
9/25/2015                   12.46                12.46                12.46                12.46                12.46
10/25/2015                  12.87                12.87                12.87                12.87                12.87
11/25/2015                  12.45                12.45                12.45                12.45                12.45
12/25/2015                  12.86                12.86                12.86                12.86                12.86
1/25/2016                   12.44                12.44                12.44                12.44                12.44
2/25/2016                   12.44                12.44                12.44                12.44                12.44
3/25/2016                   13.29                13.29                13.29                13.29                13.29
4/25/2016                   12.43                12.43                12.43                12.43                12.43
5/25/2016                   12.84                12.84                12.84                12.84                12.84
6/25/2016                   12.42                12.42                12.42                12.42                12.42
7/25/2016                   12.82                12.82                12.82                12.82                12.82
8/25/2016                   12.41                12.41                12.41                12.41                12.41
9/25/2016                   12.40                12.40                12.40                12.40                12.40
10/25/2016                  12.81                12.81                12.81                12.81                12.81
11/25/2016                  12.39                12.39                12.39                12.39                12.39
12/25/2016                  12.80                12.80                12.80                12.80                12.80
1/25/2017                   12.38                12.38                12.38                12.38                12.38
2/25/2017                   12.37                12.37                12.37                12.37                12.37
3/25/2017                   13.69                13.69                13.69                13.69                13.69
4/25/2017                   12.36                12.36                12.36                12.36                12.36
5/25/2017                   12.77                12.77                12.77                12.77                12.77
6/25/2017                   12.35                12.35                12.35                12.35                12.35
7/25/2017                   12.76                12.76                12.76                12.76                12.76
8/25/2017                   12.34                12.34                12.34                12.34                12.34
9/25/2017                   12.34                12.34                12.34                12.34                12.34
10/25/2017                  12.74                12.74                12.74                12.74                12.74
11/25/2017                  12.32                12.32                12.32                12.32                12.32
12/25/2017                  12.73                12.73                12.73                12.73                12.73
1/25/2018                   12.31                12.31                12.31                12.31                12.31
2/25/2018                   12.31                12.31                12.31                12.31                12.31
3/25/2018                   13.62                13.62                13.62                13.62                13.62
4/25/2018                   12.30                12.30                12.30                12.30                12.30
5/25/2018                   12.70                12.70                12.70                12.70                12.70
6/25/2018                   12.29                12.29                12.29                12.29                12.29
7/25/2018                   12.69                12.69                12.69                12.69                12.69
8/25/2018                   12.28                12.28                12.28                12.28                12.28
9/25/2018                   12.27                12.27                12.27                12.27                12.27
10/25/2018                  12.67                12.67                12.67                12.67                    -
Distribution       Class M-6            Class B-1            Class B-2            Class B-3
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------
10/25/2014                  12.94                12.94                12.94                12.94
11/25/2014                  12.52                12.52                12.52                12.52
12/25/2014                  12.93                12.93                12.93                12.93
1/25/2015                   12.51                12.51                12.51                12.51
2/25/2015                   12.50                12.50                12.50                12.50
3/25/2015                   13.83                13.83                13.83                13.83
4/25/2015                   12.49                12.49                12.49                12.49
5/25/2015                   12.90                12.90                12.90                12.90
6/25/2015                   12.48                12.48                12.48                12.48
7/25/2015                   12.89                12.89                12.89                12.89
8/25/2015                   12.47                12.47                12.47                12.47
9/25/2015                   12.46                12.46                12.46                12.46
10/25/2015                  12.87                12.87                12.87                12.87
11/25/2015                  12.45                12.45                12.45                12.45
12/25/2015                  12.86                12.86                12.86                12.86
1/25/2016                   12.44                12.44                12.44                12.44
2/25/2016                   12.44                12.44                12.44                12.44
3/25/2016                   13.29                13.29                13.29                13.29
4/25/2016                   12.43                12.43                12.43                    -
5/25/2016                   12.84                12.84                12.84                    -
6/25/2016                   12.42                12.42                12.42                    -
7/25/2016                   12.82                12.82                12.82                    -
8/25/2016                   12.41                12.41                12.41                    -
9/25/2016                   12.40                12.40                12.40                    -
10/25/2016                  12.81                12.81                    -                    -
11/25/2016                  12.39                12.39                    -                    -
12/25/2016                  12.80                12.80                    -                    -
1/25/2017                   12.38                12.38                    -                    -
2/25/2017                   12.37                12.37                    -                    -
3/25/2017                   13.69                13.69                    -                    -
4/25/2017                   12.36                12.36                    -                    -
5/25/2017                   12.77                12.77                    -                    -
6/25/2017                   12.35                12.35                    -                    -
7/25/2017                   12.76                    -                    -                    -
8/25/2017                   12.34                    -                    -                    -
9/25/2017                   12.34                    -                    -                    -
10/25/2017                  12.74                    -                    -                    -
11/25/2017                  12.32                    -                    -                    -
12/25/2017                  12.73                    -                    -                    -
1/25/2018                   12.31                    -                    -                    -
2/25/2018                   12.31                    -                    -                    -
3/25/2018                       -                    -                    -                    -
4/25/2018                       -                    -                    -                    -
5/25/2018                       -                    -                    -                    -
6/25/2018                       -                    -                    -                    -
7/25/2018                       -                    -                    -                    -
8/25/2018                       -                    -                    -                    -
9/25/2018                       -                    -                    -                    -
10/25/2018                      -                    -                    -                    -

Distribution      Class A-fpt           Class A-1            Class A-2            Class A-3            Class A-4
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
11/25/2018                      -                    -                    -                    -                17.01
12/25/2018                      -                    -                    -                    -                17.70
1/25/2019                       -                    -                    -                    -                17.25
2/25/2019                       -                    -                    -                    -                17.38
3/25/2019                       -                    -                    -                    -                19.39
4/25/2019                       -                    -                    -                    -                17.65
5/25/2019                       -                    -                    -                    -                18.38
6/25/2019                       -                    -                    -                    -                17.93
7/25/2019                       -                    -                    -                    -                18.67
8/25/2019                       -                    -                    -                    -                18.22
9/25/2019                       -                    -                    -                    -                18.38
10/25/2019                      -                    -                    -                    -                19.15
11/25/2019                      -                    -                    -                    -                18.70
12/25/2019                      -                    -                    -                    -                19.50
1/25/2020                       -                    -                    -                    -                19.04
2/25/2020                       -                    -                    -                    -                19.22
3/25/2020                       -                    -                    -                    -                20.74
4/25/2020                       -                    -                    -                    -                19.59
5/25/2020                       -                    -                    -                    -                20.44
6/25/2020                       -                    -                    -                    -                19.98
7/25/2020                       -                    -                    -                    -                20.85
8/25/2020                       -                    -                    -                    -                20.39
9/25/2020                       -                    -                    -                    -                20.60
10/25/2020                      -                    -                    -                    -                21.52
11/25/2020                      -                    -                    -                    -                21.05
12/25/2020                      -                    -                    -                    -                21.99
1/25/2021                       -                    -                    -                    -                21.52
2/25/2021                       -                    -                    -                    -                21.91
3/25/2021                       -                    -                    -                    -                24.79
4/25/2021                       -                    -                    -                    -                22.91
5/25/2021                       -                    -                    -                    -                24.25
6/25/2021                       -                    -                    -                    -                24.08
7/25/2021                       -                    -                    -                    -                25.56
8/25/2021                       -                    -                    -                    -                27.87
9/25/2021                       -                    -                    -                    -                29.76
10/25/2021                      -                    -                    -                    -                32.15
11/25/2021                      -                    -                    -                    -                32.48
12/25/2021                      -                    -                    -                    -                35.16
1/25/2022                       -                    -                    -                    -                35.77
2/25/2022                       -                    -                    -                    -                37.76
3/25/2022                       -                    -                    -                    -                44.35
4/25/2022                       -                    -                    -                    -                42.74
5/25/2022                       -                    -                    -                    -                47.42
6/25/2022                       -                    -                    -                    -                49.67
7/25/2022                       -                    -                    -                    -                56.08
8/25/2022                       -                    -                    -                    -                59.98
9/25/2022                       -                    -                    -                    -                67.27
10/25/2022                      -                    -                    -                    -                79.44
11/25/2022                      -                    -                    -                    -                90.14
Distribution       Class M-1            Class M-2            Class M-3            Class M-4            Class M-5
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
11/25/2018                  12.26                12.26                12.26                12.26                    -
12/25/2018                  12.66                12.66                12.66                12.66                    -
1/25/2019                   12.25                12.25                12.25                12.25                    -
2/25/2019                   12.24                12.24                12.24                12.24                    -
3/25/2019                   13.55                13.55                13.55                13.55                    -
4/25/2019                   12.23                12.23                12.23                    -                    -
5/25/2019                   12.64                12.64                12.64                    -                    -
6/25/2019                   12.22                12.22                12.22                    -                    -
7/25/2019                   12.63                12.63                12.63                    -                    -
8/25/2019                   12.21                12.21                12.21                    -                    -
9/25/2019                   12.21                12.21                12.21                    -                    -
10/25/2019                  12.61                12.61                    -                    -                    -
11/25/2019                  12.20                12.20                    -                    -                    -
12/25/2019                  12.60                12.60                    -                    -                    -
1/25/2020                   12.19                12.19                    -                    -                    -
2/25/2020                   12.18                12.18                    -                    -                    -
3/25/2020                   13.02                13.02                    -                    -                    -
4/25/2020                   12.17                12.17                    -                    -                    -
5/25/2020                   12.57                12.57                    -                    -                    -
6/25/2020                   12.16                    -                    -                    -                    -
7/25/2020                   12.56                    -                    -                    -                    -
8/25/2020                   12.15                    -                    -                    -                    -
9/25/2020                   12.14                    -                    -                    -                    -
10/25/2020                  12.54                    -                    -                    -                    -
11/25/2020                  12.13                    -                    -                    -                    -
12/25/2020                  12.53                    -                    -                    -                    -
1/25/2021                   12.12                    -                    -                    -                    -
2/25/2021                       -                    -                    -                    -                    -
3/25/2021                       -                    -                    -                    -                    -
4/25/2021                       -                    -                    -                    -                    -
5/25/2021                       -                    -                    -                    -                    -
6/25/2021                       -                    -                    -                    -                    -
7/25/2021                       -                    -                    -                    -                    -
8/25/2021                       -                    -                    -                    -                    -
9/25/2021                       -                    -                    -                    -                    -
10/25/2021                      -                    -                    -                    -                    -
11/25/2021                      -                    -                    -                    -                    -
12/25/2021                      -                    -                    -                    -                    -
1/25/2022                       -                    -                    -                    -                    -
2/25/2022                       -                    -                    -                    -                    -
3/25/2022                       -                    -                    -                    -                    -
4/25/2022                       -                    -                    -                    -                    -
5/25/2022                       -                    -                    -                    -                    -
6/25/2022                       -                    -                    -                    -                    -
7/25/2022                       -                    -                    -                    -                    -
8/25/2022                       -                    -                    -                    -                    -
9/25/2022                       -                    -                    -                    -                    -
10/25/2022                      -                    -                    -                    -                    -
11/25/2022                      -                    -                    -                    -                    -
Distribution       Class M-6            Class B-1            Class B-2            Class B-3
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------
11/25/2018                      -                    -                    -                    -
12/25/2018                      -                    -                    -                    -
1/25/2019                       -                    -                    -                    -
2/25/2019                       -                    -                    -                    -
3/25/2019                       -                    -                    -                    -
4/25/2019                       -                    -                    -                    -
5/25/2019                       -                    -                    -                    -
6/25/2019                       -                    -                    -                    -
7/25/2019                       -                    -                    -                    -
8/25/2019                       -                    -                    -                    -
9/25/2019                       -                    -                    -                    -
10/25/2019                      -                    -                    -                    -
11/25/2019                      -                    -                    -                    -
12/25/2019                      -                    -                    -                    -
1/25/2020                       -                    -                    -                    -
2/25/2020                       -                    -                    -                    -
3/25/2020                       -                    -                    -                    -
4/25/2020                       -                    -                    -                    -
5/25/2020                       -                    -                    -                    -
6/25/2020                       -                    -                    -                    -
7/25/2020                       -                    -                    -                    -
8/25/2020                       -                    -                    -                    -
9/25/2020                       -                    -                    -                    -
10/25/2020                      -                    -                    -                    -
11/25/2020                      -                    -                    -                    -
12/25/2020                      -                    -                    -                    -
1/25/2021                       -                    -                    -                    -
2/25/2021                       -                    -                    -                    -
3/25/2021                       -                    -                    -                    -
4/25/2021                       -                    -                    -                    -
5/25/2021                       -                    -                    -                    -
6/25/2021                       -                    -                    -                    -
7/25/2021                       -                    -                    -                    -
8/25/2021                       -                    -                    -                    -
9/25/2021                       -                    -                    -                    -
10/25/2021                      -                    -                    -                    -
11/25/2021                      -                    -                    -                    -
12/25/2021                      -                    -                    -                    -
1/25/2022                       -                    -                    -                    -
2/25/2022                       -                    -                    -                    -
3/25/2022                       -                    -                    -                    -
4/25/2022                       -                    -                    -                    -
5/25/2022                       -                    -                    -                    -
6/25/2022                       -                    -                    -                    -
7/25/2022                       -                    -                    -                    -
8/25/2022                       -                    -                    -                    -
9/25/2022                       -                    -                    -                    -
10/25/2022                      -                    -                    -                    -
11/25/2022                      -                    -                    -                    -

Distribution      Class A-fpt           Class A-1            Class A-2            Class A-3            Class A-4
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
12/25/2022                      -                    -                    -                    -               113.25
1/25/2023                       -                    -                    -                    -               140.90
2/25/2023                       -                    -                    -                    -               199.56
3/25/2023                       -                    -                    -                    -               386.62
4/25/2023                       -                    -                    -                    -           *
5/25/2023                       -                    -                    -                    -                    -
Distribution       Class M-1            Class M-2            Class M-3            Class M-4            Class M-5
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------   ------------------
12/25/2022                      -                    -                    -                    -                    -
1/25/2023                       -                    -                    -                    -                    -
2/25/2023                       -                    -                    -                    -                    -
3/25/2023                       -                    -                    -                    -                    -
4/25/2023                       -                    -                    -                    -                    -
5/25/2023                       -                    -                    -                    -                    -
Distribution       Class M-6            Class B-1            Class B-2            Class B-3
Date           Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360   Cap (%) Actual/360
------------   ------------------   ------------------   ------------------   ------------------
12/25/2022                      -                    -                    -                    -
1/25/2023                       -                    -                    -                    -
2/25/2023                       -                    -                    -                    -
3/25/2023                       -                    -                    -                    -
4/25/2023                       -                    -                    -                    -
5/25/2023                       -                    -                    -                    -

----------

(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance.

(2) Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20% and the Six-Month LIBOR Loan Index of 20% and that the optional clean-up call is not exercised.

* On the distribution date in April 2023, the Class A-4 has a beginning balance of approximately $55,302 and is paid approximately $206,348 in interest.

Final Scheduled Distribution Date

   The "Final Scheduled Distribution Date" for each class of Offered Certificates is the distribution date occurring in November 2036.

   The Final Scheduled Distribution Dates for all classes have been calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

   Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

   The discussion in this section and in the section "Material Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

General

   The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Account, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the right of each class of Offered Certificates to receive Basis Risk CarryForward Amounts), will comprise multiple REMICs organized in a tiered REMIC structure (each a "Trust REMIC"). Each class of Offered Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

   Upon the issuance of the Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

   A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests (each, a "Regular Interest") in a Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a "Basis Risk Contract"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account. The Regular Interest component of an Offered Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the WAC Cap computed for this purpose without regard to any Swap Termination Payment and (ii) any Swap Termination Payment (other than a

Senior Defaulted Swap Termination Payment) will be treated as being distributed first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

   A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components - the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

   Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax Consequences--Sale or Exchange."

   Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

   The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association," and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

   Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Offered Certificates in the portion of the trust fund, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

   As indicated above, holders of the Offered Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

   Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

   In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Offered Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Offered Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Offered Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

   Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of such Offered Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

   Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

   A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of an Offered Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of
(1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Withholding and Backup Withholding

   Pursuant to the pooling and servicing agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the trust on an IRS Form W-9 of the trust to the Swap Provider and the Cap Provider at the time the interest rate swap agreement and the interest rate cap agreement are entered into and, if requested by the Swap Provider or Cap Provider, an applicable IRS Form W-8IMY, (ii) the trustee shall request each certificateholder, as required under the pooling and servicing agreement, to provide applicable certification to the trustee (with copies to the Swap Provider and the Cap Provider) to enable the trustee to make payments to the certificateholder without federal withholding or backup withholding, and (iii) as authorized by the certificateholders under the pooling and servicing agreement, the trustee may forward any such certification received to the Swap Provider and the Cap Provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Provider or Cap Provider to the trust. For an additional discussion of withholding and backup withholding on the certificates, see "Material Federal Income Tax Consequences--Administrative Matters" and "--Tax Treatment of Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

   The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

   The U.S. Department of Labor (the "DOL") has granted to Morgan Stanley & Co. Incorporated, one of the underwriters, an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the "ERISA Eligible Certificates") by a Plan, provided that specific conditions (certain of which are described below) are met.

   Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

   (i) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (ii) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P;

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   (iii) The trustee is not an affiliate of any other member of the Restricted
Group (as defined below), other than an underwriter;

   (iv) The sum of all payments made to and retained by the underwriters in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the related servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection with its services; and

   (v) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

   Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the Swap Provider, the Cap Provider, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "Restricted Group").

   As of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

   Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

   The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

   The ERISA Eligible Certificates may be purchased by a Plan so long as certain conditions are met. Prior to termination of the Swap Account, a Plan which meets the requirements of an investor-based class exemption may purchase the ERISA Eligible Certificates.

   The holder of an ERISA Eligible Certificate will be deemed to have acquired and be holding the ERISA Eligible Certificate without the right to receive payments from the Swap Account and, separately, the right to receive payments from the Swap Account. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Swap Account. In addition, while the Swap Account is in existence, it is possible that not all of the requirements necessary for the Exemption to apply to the acquisition, holding and transfer of ERISA Eligible Certificates will be satisfied. To the extent that the Exemption might not be available, an investor in the ERISA Eligible Certificates would have to rely on other exemptions that may apply to its purchase and holding of the ERISA Eligible Certificates.

   Accordingly, no Plan or other person using assets of a Plan may acquire or hold an ERISA Eligible Certificate and the right to receive payments from the Swap Account unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) while the Swap Account is in existence, such acquisition and holding are eligible for the exemptive relief available under at least one of Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions").

   Each beneficial owner of an ERISA Eligible Certificate, or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the ERISA Eligible Certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) for so long as the Swap Account is in existence, the acquisition and holding of such Certificate and the right to receive payments from the Swap Account are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

   Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

   If any ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA Eligible Certificate, or interest in an ERISA Eligible Certificate, was effected in violation of this requirement will be required to indemnify to the extent permitted by law and hold harmless the depositor, the trustee and any servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

   Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

   None of the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

   No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

   See "Legal Investment" in the prospectus.

                              PLAN OF DISTRIBUTION

   Subject to the terms and conditions of the underwriting agreement, dated November 21, 2006, between the depositor and the underwriters, the depositor has agreed to sell to Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. Incorporated has agreed to purchase from the depositor all of the Offered Certificates.

   The depositor is obligated to sell, and Morgan Stanley & Co. Incorporated is obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

   Morgan Stanley & Co. Incorporated has advised the depositor that it proposes to offer the Offered Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Morgan Stanley & Co. Incorporated may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Morgan Stanley & Co. Incorporated or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with Morgan Stanley & Co. Incorporated in the distribution of the Offered Certificates purchased by Morgan Stanley & Co. Incorporated may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriters and any profit on the resale of Offered Certificates by them or the underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

   The depositor has been advised by the underwriters that the underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriters are not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

   For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

   The underwriting agreement provides that the depositor will indemnify the underwriters or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

   Morgan Stanley & Co. Incorporated is an affiliate, through common parent ownership, of the depositor and MSMC, a sponsor. IXIS Securities North America Inc. is an affiliate, through common parent ownership, of IXIS Real Estate Capital Inc., a sponsor, and IXIS Financial Products Inc., the Swap Provider and the Cap Provider.

                                  LEGAL MATTERS

   The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

   The trustee will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the trust as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of "Morgan Stanley IXIS Real Estate Capital Trust 2006-2" as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance and attestation reports detailed under "The Pooling and Servicing Agreement--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

   In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P and Moody's:

                             Class   S&P    Moody's
                             -----   ----   -------
                             A-fpt   AAA      Aaa
                              A-1    AAA      Aaa
                              A-2    AAA      Aaa
                              A-3    AAA      Aaa
                              A-4    AAA      Aaa
                              M-1    AA+      Aa1
                              M-2     AA      Aa2
                              M-3    AA-      Aa3
                              M-4     A+      A1
                              M-5     A       A2
                              M-6     A-      A3
                              B-1    BBB+    Baa1
                              B-2    BBB     Baa2
                              B-3    BBB-    Baa3

   A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P and Moody's will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody's are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

   The following terms have the meanings given below when used in this prospectus supplement.

   "Accredited" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "Accrued Certificate Interest" means, for each class of Offered Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "AFC" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "AHLHC" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "AIC" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Assignment Agreement" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

   "Available Funds" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicers and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicers on or prior to the related Determination Date, after deduction of the aggregate servicing fee in respect of prior distribution dates and the other components of the Expense Fee Rate for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicers to the trustee, in respect of net prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and
(v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

   "Basic Principal Distribution Amount" means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

   "Basis Risk CarryForward Amount" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Basis Risk Contract" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

   "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Cap Provider" has the meaning set forth in "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   "Cap Premium" has the meaning set forth in "Federal Income Tax
Considerations--The Basis Risk Contract Component" in this prospectus supplement.

   "CDC" has the meaning set forth in "The Sponsors--IXIS Real Estate Capital Inc and the IXIS Group" in this prospectus supplement.

   "CDC IXIS" has the meaning set forth in "The Sponsors--IXIS Real Estate Capital Inc. and The IXIS Group" in this prospectus supplement.

   "Class A" means, collectively, the Class A-fpt, Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

   "Class A Principal Distribution Amount" with respect to any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of
(x) approximately 56.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

   "Class B-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), and (H) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 88.90% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class B-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), and (I) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of

(A) approximately 90.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class B-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (I) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (J) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 93.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class Certificate Balance" means, with respect to any class of Offered Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on that distribution date (up to the amount of the Unpaid Realized Loss Amount for such class or classes for that distribution date).

   "Class M" means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

   "Class M-1 Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Class M-1 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 64.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class M-2 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 71.00% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class M-3 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 75.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class M-4 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 79.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class M-5 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (F) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 82.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "Class M-6 Principal Distribution Amount" with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) and (G) the Class Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of
(A) approximately 85.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $6,929,102.

   "CNCEP" has the meaning set forth in "The Sponsors--IXIS Real Estate Capital Inc. and The IXIS Group" in this prospectus supplement.

   "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

   "Compensating Interest" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

   "Countrywide Servicing" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

   "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

   "Cumulative Loss Trigger Event" with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described below with respect to such distribution date:

Distribution Date Occurring In        Cumulative Loss Percentage
-----------------------------------   ------------------------------------------------------------------------
December 2008 through November 2009   1.500% for the first month, plus an additional 1/12th of 1.850% for each month thereafter (e.g., 2.425% in June 2009)

December 2009 through November 2010   3.350% for the first month, plus an additional 1/12th of 1.950% for each month thereafter (e.g., 4.325% in June 2010)

December 2010 through November 2011   5.300% for the first month, plus an additional 1/12th of 1.500% for each month thereafter (e.g., 6.050% in June 2011)

December 2011 through November 2012   6.800% for the first month, plus an additional 1/12th of 0.850% for each month thereafter (e.g., 7.225% in June 2012)

December 2012 and thereafter          7.650%

   "DBNTC" has the meaning set forth in "The Trustee" in this prospectus supplement.

   "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Delinquency Loss Trigger Event" means (1) with respect to any distribution date until the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 36.44% of the prior period's Senior Enhancement Percentage and (2) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 44.56% of the prior period's Class M-1 Enhancement Percentage.

   "Delinquent," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

   "Determination Date" means, with respect to each distribution date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the case of Countrywide Servicing, and the 15th day (or if that day is not a business day, the immediately preceding business day), in the calendar month in which that distribution date occurs in the case of Saxon.

   "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Downgrade Terminating Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

   "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Euroclear Operator" has the meaning set forth in "Description of the Certificates--Book Entry Registration" in this prospectus supplement.

   "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

   "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate, the trustee fee rate and the lender-paid mortgage insurance rate, if any. The Expense Fee Rate is not expected to exceed 0.52%. See "Description of the Certificates--Administration Fees" and "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

   "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

   "Final Scheduled Distribution Date" has the meaning set forth in "Prepayment and Yield Considerations--Final Scheduled Distribution Date" in this prospectus supplement.

   "First NLC" has the meaning set forth in "The Mortgage Loan
Pool--Underwriting Guidelines--First NLC Financial Services, LLC" in this prospectus supplement.

   "Fitch" means Fitch, Inc.

   "Full Documentation" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "Gross Margin" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

   "Interest Accrual Period" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

   "Interest Rate Cap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Cap Agreement" in this prospectus supplement.

   "Interest Remittance Amount" means, with respect to any distribution date, the portion of Available Funds attributable to interest received or advanced on the mortgage loans, net of the fees payable to the servicers and the trustee, net of any Net Swap Payments and any Swap Termination Payments, other than Defaulted Swap Termination Payments that are not Senior Defaulted Swap Termination Payments, payable to the Swap Provider with respect to such distribution date.

   "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "IXIS CIB" has the meaning set forth in "The Sponsors--IXIS Real Estate Capital Inc. and The IXIS Group" in this prospectus supplement.

   "IXIS FP" has the meaning set forth in "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   "IXIS RE" has the meaning set forth in "The Sponsors--IXIS Real Estate Capital Inc. and The IXIS Group" in this prospectus supplement.

   "IRS" means the Internal Revenue Service.

   "LIBOR Determination Date" means, with respect to any Interest Accrual Period for the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

   "Lite Documentation" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "Master Financial" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Master Financial, Inc." in this prospectus supplement.

   "Maximum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Minimum Rate" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Moody's" means Moody's Investors Service, Inc.

   "MSMC" means Morgan Stanley Mortgage Capital Inc.

   "Net Interest Margin Securities" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

   "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Net Swap Receipt" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Notional Principal Contract Regulations" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

   "Offered Certificates" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

   "OID" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

   "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

   "Original Seller Agreements" has the meaning set forth in "Description of the Certificates--Assignment of the Mortgage Loans" in this prospectus supplement.

   "P&I Advances" means advances made by the related servicer (including the trustee as successor servicer or any other successor servicer) on each Servicer Remittance Date with respect to delinquent payments of interest and/or principal on the mortgage loans, less the servicing fee.

   "Pass-Through Rate" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Periodic Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable Rate Mortgage Loans" in this prospectus supplement.

   "Plan" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Prepayment Interest Excesses" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

   "Prepayment Period" means, with respect to any distribution date: (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, or (ii) in the case of Saxon, the calendar month prior to that distribution date, with respect to any partial principal prepayments or any involuntary principal prepayments in full.

   "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

   "Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts

(without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that distribution date; (v) all Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

   "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the trustee, the servicers, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

   "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

   "Record Date" means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the calendar month immediately preceding the related distribution date.

   "Reference Banks" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

   "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

   "REIT" has the meaning set forth in "Federal Income Tax
Considerations--Status of the Offered Certificates" in this prospectus supplement.

   "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

   "Replacement Swap Provider Payment" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Required Swap Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") of at least "A1" by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A2" by Moody's and a short-term rating of "P-1" by Moody's, (y) (i) a short-term rating of at least "A-1" by S&P or
(ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P or (z) (i) short-term rating of at least "F1" by Fitch or (ii) if such counterparty or entity does not have a short-term rating by Fitch, a Long-Term Rating of at least "A" by Fitch.

   "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

   "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

   "Saxon" has the meaning set forth in "The Servicers--General" in this prospectus supplement.

   "Senior Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

   "Senior Specified Enhancement Percentage" on any date of determination is approximately 43.90%.

   "Servicer Remittance Date" will be the second business day immediately preceding each distribution date with respect to Countrywide Servicing and the 21st day (or if such day is a Saturday, then it shall be the first business day immediately preceding that day, or if such day is a Sunday or otherwise not a business day, then it shall be the immediately following business day) of the month of each related distribution date with respect to Saxon.

   "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

   "Specified Subordinated Amount" means, prior to the Stepdown Date, an amount equal to 3.20% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 6.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject, until the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the mortgage loans, but instead will remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

   "Stated Income" has the meaning set forth in "The Mortgage Loan Pool--Underwriting Guidelines--Accredited Home Lenders, Inc." in this prospectus supplement.

   "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

   "Stepdown Date" means the later to occur of (i) the earlier to occur of (a) the distribution date in December 2009 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any allocation of the Principal Distribution Amount and principal payments from the Swap Account to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

   "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subordinated Certificates" means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 certificates.

   "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

   "Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Substitute Mortgage Loan" means a mortgage loan substituted by the applicable original loan seller for a mortgage loan that is in breach of the applicable original loan seller representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the applicable original loan seller.

   "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

   "Substitution Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Swap Account" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Swap Payment Allocation" has the meaning set forth in "Description of the Certificates--Swap Account" in this prospectus supplement.

   "Swap Payment Rate" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

   "Swap Provider" has the meaning set forth in "Interest Rate Swap Provider and Interest Rate Cap Provider" in this prospectus supplement.

   "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement" in this prospectus supplement.

   "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

   "Total Monthly Excess Spread" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicers on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicers for the related Servicer Remittance Date, net of the aggregate servicing fee and the expenses used to determine the Expense Fee Rate, over (y) the sum of (a) the amounts paid to the classes of certificates pursuant to clause (i) in the sixth full paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement, (b) any Net Swap Payments to the Swap Provider and (c) any Swap Termination Payment (other than a Defaulted Swap Termination Payment that is not a Senior Defaulted Swap Termination Payment) to the Swap Provider.

   "Trigger Event" means either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

   "Trust REMIC" has the meaning set forth in "Federal Income Tax
Considerations--General" in this prospectus supplement.

   "Unpaid Interest Amount" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

   "Unpaid Realized Loss Amount" means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

   "WAC Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

   1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

   2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

   3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

   4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and
            qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
            Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not
            acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
            provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or
            statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

   5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

   All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

   In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder--

                  (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

                  (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

                  (iii) can be treated as an "exempt recipient" within the
            meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

   This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    ANNEX II

                           INTEREST RATE SWAP SCHEDULE

                  Distribution       Notional
                  Dates             Amount ($)     Multiplier
                  --------------   -------------   ----------
                  10/25/2007       88,601,895.64           10
                  11/25/2007       84,873,671.85           10
                  12/25/2007       81,264,284.11           10
                  1/25/2008        77,795,871.59           10
                  2/25/2008        74,471,570.50           10
                  3/25/2008        71,296,138.58           10
                  4/25/2008        68,257,040.27           10
                  5/25/2008        65,341,372.43           10
                  6/25/2008        62,472,801.65           10
                  7/25/2008        59,525,856.07           10
                  8/25/2008        47,877,544.61           10
                  9/25/2008        44,873,973.78           10
                  10/25/2008       42,772,358.97           10
                  11/25/2008       40,970,378.16           10
                  12/25/2008       39,165,590.85           10
                  1/25/2009        37,234,257.81           10
                  2/25/2009        26,433,089.33           10
                  3/25/2009        24,347,673.45           10
                  4/25/2009        23,135,312.87           10
                  5/25/2009        22,189,778.53           10
                  6/25/2009        21,225,824.19           10
                  7/25/2009        20,175,120.18           10
                  8/25/2009        13,270,913.38           10
                  9/25/2009        11,549,612.80           10
                  10/25/2009       10,833,869.75           10
                  11/25/2009       10,423,892.66           10
                  12/25/2009       10,017,177.20           10
                  1/25/2010         9,614,206.78           10
                  2/25/2010         8,425,054.15           10
                  3/25/2010         7,469,265.51           10
                  4/25/2010         7,044,176.43           10
                  5/25/2010         6,788,910.48           10
                  6/25/2010         6,535,845.58           10
                  7/25/2010         6,285,265.25           10
                  8/25/2010         5,586,660.32           10
                  9/25/2010         5,021,519.72           10
                  10/25/2010        4,759,285.08           10
                  11/25/2010        4,594,323.31           10
                  12/25/2010        4,435,015.85           10
                  1/25/2011         4,281,171.27           10
                  2/25/2011         4,132,604.52           10
                  3/25/2011         3,989,136.74           10
                  4/25/2011         3,850,595.02           10
                  5/25/2011         3,716,812.24           10
                  6/25/2011         3,587,626.92           10
                  7/25/2011         3,461,185.53           10
                  8/25/2011         3,326,555.91           10
                  9/25/2011         3,206,014.32           10
                  10/25/2011        3,090,874.15           10
                  11/25/2011        2,982,652.93           10
                  12/25/2011        2,878,795.67           10
                  1/25/2012         2,776,799.15           10
                  2/25/2012         2,665,645.61           10
                  3/25/2012         2,568,036.91           10
                  4/25/2012         2,475,074.09           10
                  5/25/2012         2,388,293.66           10
                  6/25/2012         2,305,146.17           10
                  7/25/2012         2,223,882.67           10
                  8/25/2012         2,138,207.53           10
                  9/25/2012         2,060,997.60           10
                  10/25/2012 and
                  thereafter                   -            -

                                    ANNEX III

                           INTEREST RATE CAP SCHEDULE

                  Distribution        Notional
                  Dates              Amount ($)     Multiplier
                  --------------   --------------   ----------
                  12/25/2006       133,523,799.62           10
                  1/25/2007        128,307,054.40           10
                  2/25/2007        123,272,563.48           10
                  3/25/2007        118,411,286.59           10
                  4/25/2007        113,714,818.49           10
                  5/25/2007        109,175,368.26           10
                  6/25/2007        104,785,737.82           10
                  7/25/2007        100,539,379.29           10
                  8/25/2007         96,430,211.69           10
                  9/25/2007         92,452,703.20           10
                  10/25/2007
                  and thereafter                -            -

                                     III-1